UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.  )

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S&P Global Inc.

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2024

Proxy Statement

Notice of Annual Meeting of Shareholders

Wednesday, May 1, 2024

S&P Global

55 Water Street
New York, NY 10041-0003
March 19, 2024
Dear Fellow Shareholder:
On behalf of our Board of Directors and management, we cordially invite you to attend our Annual Meeting of Shareholders at 8:30 a.m. (EDT) on Wednesday, May 1, 2024.
The Annual Meeting of Shareholders will be held in a virtual-only meeting format, via live webcast, and there will not be a physical meeting location. You will be able to attend the Annual Meeting of Shareholders online and to vote your shares electronically at the meeting by visiting https://meetnow.global/MM7UHQT.
The Notice of Annual Meeting of Shareholders and Proxy Statement accompanying this letter describe the business we will consider at the Annual Meeting. Your vote is very important. We urge you to vote to be certain your shares are represented at the Annual Meeting even if you plan to virtually attend. Most shareholders have a choice of voting over the Internet, by telephone or by using a traditional proxy card. Please refer to your proxy materials or the information forwarded by your bank, broker or other holder of record to see which methods are available to you.
We look forward to seeing you at the Annual Meeting.

Richard E. Thornburgh Chairman of the Board	Douglas L. Peterson President and Chief Executive Officer

55 Water Street New York, NY 10041-0003
Notice of Annual Meeting of Shareholders
To Be Held Wednesday, May 1, 2024
The Annual Meeting of Shareholders of S&P Global Inc. will be held on Wednesday, May 1, 2024, at 8:30 a.m. (EDT) in a virtual-only format, via the Internet at https://meetnow.global/MM7UHQT. At the Annual Meeting, shareholders will be asked to:
Items of Business	Board’s Recommendation
1. Elect 12 Directors;	FOR each Director Nominee
2. Approve, on an advisory basis, the executive compensation program for the Company’s named executive officers, as described in this Proxy Statement;	FOR
3. Approve the Company’s Director Deferred Stock Ownership Plan, as Amended and Restated;	FOR
4. Ratify the appointment of Ernst & Young LLP as the Company’s independent auditor for 2024;	FOR
5. Consider any other business, if properly raised.
This notice and proxy statement is being mailed or made available on the Internet to shareholders on or about March 19, 2024. These materials describe the matters being voted on at the Annual Meeting and contain certain other information. In addition, these materials are accompanied by a copy of the Company’s 2023 Annual Report that includes financial statements as of and for the fiscal year ended December 31, 2023.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS:
This Notice of Annual Meeting and Proxy Statement and the Annual Report on Form 10-K for the year ended December 31, 2023 are available on the Internet at www.spglobal.com/proxy.

All shareholders of record as of close of business on March 11, 2024 will be entitled to vote at the virtual Annual Meeting. If you choose to attend and vote your shares at the virtual S&P Global Annual Meeting, you will need a unique 15-digit control number, which is included on your proxy card. Beneficial owners who would like to attend and vote at the virtual Annual Meeting should request a “legal proxy” (contact your bank or broker).
Please cast your votes by one of the following methods:

The Internet	Signing and Mailing a Proxy Card	Toll-Free Telephone

Your vote is very important. We encourage you to vote by proxy even if you plan to attend the virtual Annual Meeting.
By Order of the Board of Directors,
Taptesh (Tasha) K. Matharu
Deputy General Counsel &
Corporate Secretary
New York, New York
March 19, 2024

       2024 Proxy Statement       i

PROXY SUMMARY

PROXY SUMMARY
This summary provides an overview of selected information in this year’s Proxy Statement and a roadmap of the proposals to be voted on at our 2024 Annual Meeting. This summary does not contain all of the information that you should consider, and we encourage you to read the entire Proxy Statement before voting.
Our Company Strategy: Powering Global Markets
At S&P Global Inc. (the “Company,” “we” or “us” or “our”), we have the unique ability to link data and to deliver completely new ways to offer insights into markets. Our strong results in 2023 serve as a testament to S&P Global’s unique position at the center of the global markets and strong execution of our Company strategy to Power Global Markets. In 2023, we achieved meaningful progress delivering against the five strategic pillars of our multi-year enterprise and divisional strategy.
Customer at the Core	Grow & Innovate	Data & Technology

Enhance the value delivered to more than 100,000 customers globally by developing integrated, cross-divisional offerings where applicable, and deepening its embedded role in the workflows of existing and new customers.

Boost investments and generate revenue synergies from six key areas of transformative growth over the next decade, including private markets, sustainability, climate, energy transition, credit and risk management, and emerging markets.

Expand the potential of data and technology through innovation, AI and machine learning; enable the success of the integration process; ensure superlative data governance and regulatory compliance; and optimize the company’s technology expenditure.

Lead & Inspire	Execute & Deliver
Engage the company’s diverse global team to ensure they benefit from future growth through ongoing investments in integration, training, and career opportunities to support their aspirations.	Accelerate the pace of innovation, revenue growth, adjusted operating margin, and disciplined capital management to deliver greater shareholder value.
2023 Performance Highlights
Despite market volatility and macroeconomic uncertainty, 2023 was a year of significant achievement across our company, marked by strong financial results, valuable product innovation, greater collaboration across our teams and deeper commitments to the communities in which we live and work.

FISCAL YEAR 2023 COMPANY HIGHLIGHTS [1]

REVENUE	NET INCOME	DILUTED EPS	DIVIDENDS & SHARE BUYBACKS
$12.497B UP 6%	GAAP $2.626B DOWN 19%	GAAP $8.23 DOWN 19%	$4.4B
	NON-GAAP ADJUSTED $4.019B UP 7%	NON-GAAP ADJUSTED $12.60 UP 13%	

Financial Highlights [1]

- Revenue increased 6% year over year (8% excluding the impact of divestitures) with growth in all divisions, and acceleration in 4 of 5 divisions
- Operating margin decreased 12 percentage points primarily due to the gain on sale of divestitures in 2022 and adjusted operating margin expanded ~100 bps year over year due to portfolio optimization, synergies and expense management
- Surpassed $600M cost synergy targets by $19M
- Diluted EPS decreased 19% and adjusted diluted EPS increased 13% year over year
- 50 consecutive years of increasing dividends
- Returned $4.4 billion to shareholders through dividends and share repurchases

1. All financials other than revenue refer to non-GAAP adjusted metrics in the current period and non-GAAP pro forma adjusted metrics in the year-ago period. Revenue growth refers to reported revenue in the current period compared to non-GAAP pro forma adjusted revenue in the year-ago period.

Total Shareholder Return [2]

$300
$250
$200
$150
$100
$50
Dec. 2018
Dec. 2019
Dec. 2020
Dec. 2021
Dec. 2022
Dec. 2023
$271
$207
$204
SPGI
S&P 500
Peer Group

       2024 Proxy Statement       1

PROXY SUMMARY (continued)

Proxy Voting Roadmap
2024 Annual Meeting Information

TIME AND DATE	PLACE	RECORD DATE
8:30 am (EDT) on May 1, 2024	Online at https://meetnow.global/MM7UHQT. There is no physical location for the Annual Meeting.	March 11, 2024
Proposal to be Voted on and Board Voting Recommendations
Proposals	Recommendation of the Board	Page
1. Elect 12 Directors;	FOR each Director Nominee	6
2. Approve, on an advisory basis, the executive compensation program for the Company’s named executive officers, as described in this Proxy Statement;	FOR	49
3. Approve the Company’s Director Deferred Stock Ownership Plan, as Amended and Restated;	FOR	116
4. Ratify the appointment of Ernst & Young LLP as the Company’s independent auditor for 2024;	FOR	123
5. Consider any other business, if properly raised.		128
2       2024 Proxy Statement

PROXY SUMMARY (continued)

Items of Business to be Acted on at the Annual Meeting
Item 1. Election of Directors
The Company’s business and affairs are overseen by our Board pursuant to the New York Business Corporation Law and our Amended and Restated Certificate of Incorporation and By-Laws. We currently have 13 Directors, all of whom, with the exception of Deborah McWhinney, are being nominated at this Annual Meeting for one-year terms, which will expire at the Annual Meeting in 2025 (See Item 1 on page 6). Deborah McWhinney will not stand for re-election at the Annual Meeting.
Current Board and Committee Membership
Name	Position	Age	Director Since	Audit Committee	Compensation Committee	Finance Committee	Nominating Committee	Executive Committee
Marco Alverà	Director	48	2017			*	•	•
Jacques Esculier	Director	64	2022	•		•
Gay Huey Evans	Director	69	2022	•	•
William D. Green	Director	70	2011		•		*	•
Stephanie C. Hill	Director	59	2017		•		•
Rebecca Jacoby	Director	62	2014			•	•
Robert P. Kelly	Director	70	2022		*		•	•
Ian P. Livingston	Director	59	2020	•		•
Deborah D. McWhinney	Director	68	2022	•		•
Maria R. Morris	Director	61	2016	*		•		•
Douglas L. Peterson	President, Chief Executive Officer (CEO)	65	2013					•
Richard E. Thornburgh★	Chairman	71	2011		•		•	*
Gregory Washington	Director	58	2021	•	•
• Member     * Committee Chair     ★ Chairperson of the Board
Our twelve director nominees are comprised of current directors with diverse skills, backgrounds, and experience, which the Board believes contributes to the effective oversight of the Company. The following provides current summary information about each director nominee. For more information about our director nominees, please see the “Director Skills, Qualifications and Experience” section of this Proxy Statement, including our Director Skills Matrix, starting on page 29. Detailed information about each director nominee’s qualifications, experience and expertise can be found in their biographies starting on page 31.
Nominee Profile & Demographics
       2024 Proxy Statement       3

PROXY SUMMARY (continued)

Nominee Skills & Experience
Item 2. Advisory Vote on Executive Compensation
The Company’s executive compensation program is intended to attract, motivate and reward the executive talent required to achieve our corporate objectives and increase shareholder value. We believe that our executive compensation program is both competitive and strongly focused on pay-for-performance principles, and provides an appropriate balance between risk and rewards.
Our executive compensation program:
•
aligns compensation with shareholder value on an annual and long-term basis through a combination of base pay, annual cash incentives and long-term stock-based incentives;
•
includes a mix of compensation elements that emphasizes performance results, with approximately 93% of the 2023 targeted compensation for Douglas L. Peterson, the Company’s Chief Executive Officer, and approximately 85% of the 2023 targeted compensation for the other named executive officers being performance-based;
•
delivers annual incentive payouts based on the achievement of approved quantitative performance goals, which were based on non-GAAP ICP Adjusted EBITA Margin and non-GAAP ICP Adjusted Revenue enterprise-level Company goals and, as appropriate, for our division leaders, division-level goals for 2023;
•
aligns the interests of executives with those of shareholders through long-term stock-based incentives comprised of Performance Share Units that are based on the achievement of non-GAAP ICP Adjusted EPS targets. For 2023, the Performance Share Unit award vests at the end of a three-year award cycle, with payment ranging up to a maximum of 200% of the shares based on the achievement of compound annual diluted adjusted EPS growth goals; and
•
has features designed to mitigate risks and further align executive compensation with shareholder interests, including stock ownership requirements, multiple pay recovery (clawback) policies, an anti-hedging and pledging policy and limited perquisites.
4       2024 Proxy Statement

PROXY SUMMARY (continued)

Item 3. Proposal to Approve Amendments to the
Director Deferred Stock Ownership Plan
The Board is seeking shareholder approval to amend and restate the S&P Global Inc. Director Deferred Stock Ownership Plan (the “Director Plan”) to modify certain terms of the Director Plan to better align with Company policies and objectives.
If approved by our shareholders, the Director Plan will be amended primarily to replace the annual deferred share award limit of $185,000 with a maximum cap on the combined total annual compensation of $1,000,000 for both cash and equity-based compensation. For clarity, the $1,000,000 cap does not represent the amount that we expect to pay our non-employee directors, but rather is intended to provide us with flexibility to provide modest increases to non-employee director compensation from time to time in order to bring us closer to market median pay levels.
Based on the findings of Pay Governance LLC in the first competitive pay analysis of our non-employee director compensation program since our merger with IHS Markit, the Company’s total director compensation in 2023 was well below the 25th percentile of our Proxy Peer Group. The last competitive pay analysis of our non-employee director compensation was conducted in 2018, almost six years ago, and no changes have been made to our director compensation program since 2019. If the Director Plan amendment is adopted, we intend to increase the value of the annual deferred share award for our non-employee directors from $160,000 to $225,000.
We believe these changes to total director compensation preserve our program’s emphasis on deferred equity compensation, which aligns the interests of our Directors with the financial performance of the Company and promotes long-term shareholder value.
Item 4. Proposal to Ratify Appointment of Independent Auditor
The Audit Committee has appointed Ernst & Young LLP to serve as the independent Auditor of the Company and its subsidiaries for 2024. Although not required to do so, the Board is submitting the appointment of this firm for ratification by the Company’s shareholders for their views. Ernst & Young LLP has advised the Company that it has no direct, nor any material indirect, financial interest in the Company or any of its subsidiaries. Although ratification is not required by our By-Laws or otherwise, the Board is submitting the appointment of Ernst & Young LLP to our shareholders for ratification as a matter of good corporate practice.
Item 5. Other Matters
The Board knows of no other matters which may properly be brought before the Annual Meeting. However, if other matters should properly come before the Annual Meeting, it is the intention of those named in the solicited proxy to vote such proxy in accordance with their best judgment.
       2024 Proxy Statement       5

Item 1. Election of Directors
The persons listed below, each of whom is currently a Director of the Company, have been nominated by the Board, on the recommendation of the Nominating Committee, for election to a one-year term of office that will expire at the next Annual Meeting or until their successors are elected and qualified or until their earlier resignation or removal. Each nominee listed below has agreed to serve his or her respective term. If any Director is unable to stand for election, the individuals named as the proxies have the right to designate a substitute. If that happens, shares represented by proxies may be voted for a substitute Director.
Your Board recommends that you vote FOR each of the following nominees:
•
Marco Alverà
•
Jacques Esculier
•
Gay Huey Evans
•
William D. Green
•
Stephanie C. Hill
•
Rebecca Jacoby
•
Robert P. Kelly
•
Ian P. Livingston
•
Maria R. Morris
•
Douglas L. Peterson
•
Richard E. Thornburgh
•
Gregory Washington
Your Board of Directors recommends that you vote FOR the election of each of the Director nominees.
Unless you specify otherwise, the Board intends the accompanying proxy to be voted for these nominees.
Biographical information about these nominees can be found on pages 31 through 42 of this Proxy Statement.
6       2024 Proxy Statement

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Enhanced Corporate Governance Environment
The Board of Directors regularly assesses and refines our corporate governance policies and procedures to take into account evolving best practices and the interests of our shareholders as well as other stakeholders. The Company’s current corporate governance structure reflects an ongoing commitment to strong and effective governance practices that ensure Board responsiveness and accountability to shareholders.
Board Structure & Independence

      Independent Board Chairman
      Independent Committee Chairs
      All director nominees are independent, except our CEO
      Annual review of optimal Board and Committee leadership structure
      Executive sessions of independent directors held at every Board and Committee meeting

Diversity, Accountability & Refreshment

      Diverse, highly skilled Board providing range of viewpoints, with documented and demonstrated commitment to Board diversity in our
Corporate Governance Guidelines (in 2023, five women, two African Americans)
      Annual written performance evaluations of the Board, Board Chairman, Committees, Committee Chairs and each director
      Policies providing for normal retirement at age 72 and offer to resign upon change in circumstances, absent exception, promote refreshment
      Sound limits on public company board service (executive officers limited to three boards total)
      Strategic and proactive succession planning resulting in regular Board and Committee refreshment and range of tenures

Shareholder Rights
Proxy access Annual election of directors Majority voting for directors in uncontested elections Rights to call special meetings for shareholders of 25% or more of the voting stock
Board Oversight

      Full Board oversight of corporate strategy (including dedicated annual meeting on Company strategy), succession planning and risk management
      Strategic and proactive executive succession planning, including annual review of emergency and normal course CEO succession planning, detailed annual talent review of Executive Committee, leadership pipeline and succession readiness
      Audit Committee oversight of financial statements, legal and regulatory compliance, key risks, and cybersecurity
      Multi-layered, formalized and documented oversight of ESG topics, including oversight of:
      ESG matters by the full Board pursuant to our Corporate Governance Guidelines, corporate environmental and social responsibility programs, products, reporting and progress pursuant to our Nominating
Committee Charter, and
      human capital management (including retention, company culture and DEI initiatives) pursuant to our Compensation Committee
Charter

Strong Corporate Governance Practices

      Robust stock ownership requirements for directors and executive officers
      Prohibition on hedging and pledging by directors and executive officers
      Dodd-Frank Clawback Policy requiring recovery from executive officers in the event of financial restatement, as well as voluntary standalone policies allowing for recovery from broader group in the event of misconduct
      “Double trigger” vesting of equity-based awards upon a change in control
      Annual risk assessment of executive compensation programs, policies and practices
      ESG strategy and goals, including the Company’s commitment to net-zero carbon emissions by 2040 and ESG disclosures as published in our standalone Impact, DEI and TCFD Reports

       2024 Proxy Statement       7

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE (continued)

Corporate Governance Materials
The following corporate governance materials are available and can be viewed and downloaded from the Corporate Governance section of the Company’s Investor Relations website at http://investor.spglobal.com:
•
the Company’s Amended and Restated Certificate of Incorporation;
•
the Company’s By-Laws;
•
the Company’s Corporate Governance Guidelines;
•
Board Committee Charters for the Company’s Audit, Compensation and Leadership Development, Executive, Finance and Nominating and Corporate Governance Committees;
•
the Code of Business Ethics applicable to all employees;
•
the Code of Ethics applicable to the Chief Executive Officer and Senior Financial Officers;
•
the Code of Business Conduct and Ethics for Directors applicable to all Company Directors; and
•
the Audit Committee’s Policy concerning Employee Complaint Procedures Regarding Accounting and Auditing Matters.
The content contained on, or that can be accessed through, our website is not deemed to be part of, and is not incorporated by reference into, this Proxy Statement.
Director Independence
The Board has determined that all of the Company’s current Directors and Directors who served during 2023, with the exception of Mr. Douglas L. Peterson (the Company’s President and Chief Executive Officer), have met the independence requirements of the NYSE based upon the application of objective categorical standards adopted by the Board.
To be considered independent, a Director must have no material relationship (other than as a Director) with the Company, or any of its subsidiaries, either directly or as a partner, shareholder or officer of an organization that has a material relationship with the Company or any of its subsidiaries. In making independence determinations, the Board broadly considers all relevant facts and circumstances.
In addition, members of the Audit Committee must also satisfy the SEC and NYSE independence requirements, which provide that they may not be affiliates and may not accept directly or indirectly any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries, other than their directors’ compensation. The Board evaluated each member of the Compensation and Leadership Development Committee (the “Compensation Committee”) under the additional SEC and NYSE compensation committee member standards and also determined that these members qualify as “non-employee directors” (as defined under Rule 16b-3 under the Securities Exchange Act of 1934).
Additional Information Regarding Director Independence
In making its independence determinations with respect to our Directors, the Board considered the following transactions that the Company engages in from time to time with the following organizations in which one of our independent Directors serves as an executive officer or otherwise has a material interest:
•
Tree Energy Solutions GmBH. Mr. Marco Alverà serves as the Chief Executive Officer and is an investor of Tree Energy Solutions GmBH. In 2023, the Company and its Commodity Insights division provided Tree Energy Solutions commodities data and subscriptions.
These transactions are entered into in the ordinary course of business and on terms that are substantially equivalent to those prevailing at the time for comparable transactions with other similarly situated customers or vendors of the Company. The transactions described above do not exceed 1% of the Company’s consolidated revenue or that of such other company.
In making its independence determinations with respect to our Director, the Board reviews the materiality of this transaction not only from the standpoint of such Director but also from the standpoint of the organization in which he serves. Based on this review, the Board has concluded that this transaction does not interfere with the ability of such Director to exercise independent judgment in carrying out his Board responsibilities.
8       2024 Proxy Statement

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE (continued)

Leadership Structure of the Board of Directors
The Board reviews its leadership structure and selects the Chairman of the Board annually based upon such criteria as the Company’s independent Nominating Committee recommends and consideration of what the Directors believe to be in the best interests of the Company at a given point in time.
Mr. Richard E. Thornburgh has served as the Board’s Independent Chairman since 2020, and the position of Chairman has been held by an independent director since 2015. The Board believes that separating the leadership positions of the Chairman and CEO is in the best interests of the Company and its shareholders at this time, as this structure strengthens our commitment to sound governance by effectively allocating authority, responsibility and oversight between management and the independent members of our Board. Maintaining separate roles permits the CEO to focus more time and energy on day-to-day management of the Company and the Company’s strategic direction, while the Chairman offers an independent perspective and oversees corporate governance matters and operation of the Board. In addition, each of the Committees of the Board is led by an independent Director acting as the Committee Chair.
In the future, if the Chairman is not an independent Director, our Corporate Governance Guidelines require that an independent Director be designated as Presiding Director to lead the executive sessions of the independent Directors at Board meetings, consult on committee selection, and communicate the annual evaluation of the CEO, together with the Chairman of the Compensation Committee.
       2024 Proxy Statement       9

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE (continued)

Board and Committee Self-Evaluations
Through an annual self-evaluation and ongoing Director feedback, the Board annually assesses the performance and effectiveness of:
•
the Board,
•
its Committees,
•
the Chairman of the Board,
•
each Committee Chair, and
•
each Director.
Evaluation Process
The independent Chairman of the Board oversees and the Nominating Committee establishes and administers the annual evaluation process, including determining the format. The Chair of the Nominating Committee presents the results to the full Board and its Committees for their review and consideration of opportunities to implement potential enhancements and other modifications identified through the survey process.
10       2024 Proxy Statement

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE (continued)

Shareholder Engagement
Maintaining an ongoing and active dialogue with shareholders is a critical component of the governance process that promotes transparency, accountability and long-term shareholder value. We value our shareholders’ feedback and are committed to engaging in constructive and meaningful dialogue with shareholders regarding our governance practices, executive compensation program and other areas of shareholder focus throughout the year.

Engagement

Ongoing and multi-faceted approach to engagement, including:

- ✓ Year-round **investor relations engagement** through industry conferences, non-deal roadshows and investor meetings.
- ✓ **Proactive annual outreach** with top institutional investors led by Corporate Secretary.
- ✓ **Targeted Annual Meeting outreach** with broader investor base, as necessary, to address topics of interest in preparation for Annual Meeting.

Communication

- ✓ **Management regularly reports feedback to Board,** Nominating Committee and any other relevant Committees for consideration and review.
- ✓ Shareholder feedback helps Board **identify areas of investor focus and priorities.**

Review & Assessment

- ✓ **Board reviews and assesses shareholder feedback** from engagement activities and Annual Meeting voting results, including say-on-pay results.
- ✓ Board also **reviews governance best practices and trends**, regulatory developments and corporate governance frameworks to identify opportunities for continual improvement.

Responsiveness

- ✓ **Board implements any changes** and enhancements to governance practices that the Board views in the Company's best interests and provides guidance to management on their communications with shareholders.
- ✓ **Management communicates enhancements** to governance and compensation practices through proxy disclosure, Annual Impact, DEI and TCFD reports, and ongoing shareholder engagement.

How We Engage
A shareholder engagement team consisting of senior management, Investor Relations and the Corporate Secretary leads our outreach initiatives, seeking input from our shareholders in a number of forums year-round, including proactive off-season outreach to institutional investors and targeted proxy-season outreach on specific areas of investor focus.
Investor Relations Activities
As part of our ongoing Investor Relations outreach, members of senior management and Investor Relations routinely engage with institutional investors by participating in industry conferences, non-deal roadshows and one-on-one meetings. In 2023, the Investor Relations team continued our active dialogue with investors by attending more than 20 investor conferences and roadshows, and conducting over 400 meetings with over 1,200 investors. These activities allow our senior management and Investor Relations team to share and discuss our business strategy and achievements, solicit investor feedback on our performance and seek insight into our investors’ priorities throughout the year.
       2024 Proxy Statement       11

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE (continued)

Corporate Secretary Outreach
We also conduct proactive annual outreach by inviting governance representatives of our largest institutional shareholders to discuss corporate governance, compensation, environmental and social and other matters with the Corporate Secretary both during and outside of the proxy season.
During 2023, we invited our largest long-term institutional investors, collectively representing approximately 40% of our shares outstanding, to discuss general corporate governance, sustainability and executive compensation matters and provide feedback. The Corporate Secretary then provided an update to the Nominating Committee on key themes and areas of investor focus from interactions from the investors who responded to our outreach efforts, representing approximately 25% of shares outstanding.
Topics for Shareholder Engagement
Our engagement initiatives have covered a wide range of important governance topics, providing valuable insights and feedback regarding the following areas of investor focus:
Board Review and Responsiveness
The shareholder engagement team regularly reports to the full Board, the Nominating Committee and any other committees, as necessary, on the Company’s outreach activities, shareholder feedback and recommended best practices. The Board and its relevant committees consider our shareholders’ views and perspectives as part of their decision-making process on key issues related to strategy, governance, compensation and environmental and social responsibility to integrate shareholder input and emerging best practice into our governance process.
Some recent governance enhancements in response to investor input include:
✔
Enhanced ESG disclosure, including publication of our inaugural standalone Diversity, Equity and Inclusion (DEI) Report in 2023, Audit Committee review of ESG reporting controls, expanded and externally validated disclosure in our annual Impact and TCFD Reports, publication of science-based targets to reduce our greenhouse gas (GHG) emissions and inclusion of more robust and in-depth voluntary disclosure on environmental sustainability, human capital management, workforce demographics and community engagement.

✔
Amendments to Board and Committee governance documents placing increased emphasis on oversight of ESG topics by formally incorporating oversight of human capital management and culture in the Compensation Committee Charter, oversight of ESG strategies, initiatives, risks and reporting in Nominating Committee Charter and oversight of material ESG matters by the full Board in the Corporate Governance Guidelines.

✔
Enhanced corporate governance disclosure, including in the areas of risk oversight, Board composition and skills, refreshment and succession planning, Board self-evaluations, and shareholder engagement.

Investors have expressed strong overall support for our governance framework and executive compensation program, including the link between pay and performance, as described in our Compensation, Discussion and Analysis section, starting on page 50 of this Proxy Statement.
12       2024 Proxy Statement

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE (continued)

Contacting the Board
We believe communication between the Board and the Company’s shareholders is an important part of the governance process. Shareholders and other interested parties may communicate with our Board or any Director or Committee (including our Independent Chairman or the non-management Directors as a group) by addressing communications to the Corporate Secretary, c/o Office of the General Counsel, S&P Global Inc., 55 Water Street, New York, New York 10041-0003 or by sending an e-mail to the Corporate Secretary at corporate.secretary@spglobal.com.
The Corporate Secretary may sort or summarize the communications as appropriate and, depending on the nature of the communication, the correspondence will either be forwarded or periodically presented to the Board. Communications that are personal grievances, commercial solicitations, customer complaints or that contain inappropriate or offensive content will not be communicated to the Board or any Director or Committee.
       2024 Proxy Statement       13

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE (continued)

Role of Board of Directors in Risk Oversight
The Board believes that effective risk management is essential to the Company’s commitment to deliver long-term shareholder value. The Board is broadly responsible for overseeing and evaluating the management of the Company, including the development and implementation of the Company’s strategic objectives, and provides direction to management in the interest of and for the benefit of the Company’s shareholders. In connection with the Board’s important role in overseeing the Company’s strategic direction for the benefit of shareholders, the Board plays an essential role in the oversight of risk management. Highlights of the Board’s risk management process include:

Risk Management Highlights

- **Ongoing and in-depth review of key risks by the full Board.** The full Board reviews or discusses key risks and risk management throughout the year:
  - As part of **regular Committee reports** at each Board meeting;
  - As part of **strategy discussions and business updates;**
  - As an **in-depth agenda topic** at least once a year;
  - As part of a **biannual update on cyber risk** from the Chief Information Security Officer and the Chief Digital Solutions Officer; and
  - As part of a **biannual update on talent management** topics from the Chief Purpose Officer.
- **Reliance on outside experts and advisors** for independent external advice and expertise on topics including cyber risk, regulatory and public policy changes, and market and industry dynamics, including M&A.
- **In-depth Committee reviews of key risks**, including Audit Committee review of management's process for key risk escalation and metrics for assessing risk, with recent focus on technology risk and strategy, merger and integration harmonization and Divisional risks. For additional information on the risk oversight responsibilities of each Committee, see page 15 of this Proxy Statement.
- **Committee coordination and collaboration.** In addition to their own focused reviews of key risks, Committees coordinate to ensure effective and robust coverage across all Committees impacted by and with oversight responsibility for such risks:
  - Committees refer matters with common touchpoints to one another for follow-up.
- **Ongoing oversight between Board meetings.** The Chairman of the Board and the Committee Chairs serve as liaisons facilitating ongoing oversight of risk management and dialogue with management between meetings.
  - The **Audit Committee Chair engages with the Chief Auditor, management and** the Company's independent **auditor** between meetings to ensure continuous coverage and monitoring of key risks.
- **Directors engage in discussions of key risks in informal, non-Board room meetings**, including at scheduled Board dinners or virtual Director-only sessions.

Role of the Board and its Committees
The Board has oversight responsibility for the Company’s risk management framework, including technology and cybersecurity risks facing the Company. Such oversight of the Company’s risk management framework by the full Board is designed to identify, measure, assess, mitigate, monitor and report risks across the Company.
In overseeing the Company’s risk management framework, the Board strives to ensure that the Company’s overall risk exposure is appropriately aligned with the Company’s strategy and agreed risk tolerances, focusing on significant strategic and competitive, financial, operational, legal and compliance, technology and cybersecurity, talent management and culture risks facing the Company.
The Board exercises its risk oversight responsibilities both directly and indirectly through the Board’s Committees by delegating oversight for specific categories of risk to its Committees, which assist the Board in evaluating the key risks faced by the Company and assessing the Company’s policies, procedures, monitoring and escalation protocols as they relate to risk management.
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Board of Directors Oversees Major Risks

Strategic & Competitive | *Financial* | *Operational* | *Legal & Compliance* | *Technology & Cyber* | *Talent & Culture*

- ✓ Interacts with and monitors actions being taken by senior management with respect to risk assessment and risk mitigation of the Company's top risks.
- ✓ Reviews with management key strategic risks to the Company's long-term strategy and performance and mitigation strategies relating to such risks.
- ✓ Delegates specific categories of risk management for targeted Committee-level oversight, including delegation of primary risk oversight to the Audit Committee, and evaluates regular reports from Committees on such risk-related matters.

Audit Committee

Oversees key business and operational risks of the Company, and risks relating to **financial reporting and compliance,** including by:

- ✓ Providing oversight to the Company's internal and **independent auditors;**
- ✓ Reviewing with the Company's independent auditors and management the **adequacy of internal controls** that could significantly affect the Company's financial statements;
- ✓ Reviewing **compliance** with policy, legal and regulatory requirements;
- ✓ Overseeing the **Enterprise Risk Management (ERM) process**; and
- ✓ Discussing with management **risk exposures and mitigation** strategies, with regard to key risks, including operational risks, such as **technology and cybersecurity risks**.

Compensation Committee

Oversees **compensation-and incentive-related risks,** including by:

- ✓ Establishing and **reviewing incentive program performance metrics** to ensure they are appropriately aligned with business and regulatory considerations;
- ✓ Overseeing risks associated with **talent management, culture and succession planning**, working with the Nominating Committee, CEO and CPO to develop formal succession planning for senior management; and
- ✓ Conducting an **annual risk assessment** of the Company's compensation programs to determine whether they encourage excessive risk taking or are reasonably likely to have a material adverse effect.

Finance Committee

Oversees the Company's **financial risks**, including by:

- ✓ Reviewing with management the potential impact of **financial and non-financial risk scenarios** on the Company's **long-term capital position**;
- ✓ Overseeing major **capital expenditure** decisions, including technology;
- ✓ Reviewing and discussing with management, the Company's **capital allocation philosophy** and applying that philosophy to the **dividend policy** and **share repurchase programs**; and
- ✓ Overseeing **significant transactions**, including acquisitions and divestitures.

Nominating Committee

Oversees **governance-related risks**, including by:

- ✓ Overseeing the CEO's **succession and emergency succession planning**;
- ✓ Overseeing annual **performance evaluations** of the Board and its Committees;
- ✓ Evaluating **Director independence** and related person transactions;
- ✓ **Monitoring developments** and trends regarding corporate governance legal, and regulatory matters; and
- ✓ **Overseeing internal ESG** matters, including the company's ESG strategies, initiatives, risks and reporting.

Board and Committee Oversight of Certain Key Risks
As part of the Board’s responsibility to exercise effective and meaningful oversight of the Company’s risk management process, the Board periodically reviews key risks at the Board and Committee level and periodically assesses the appropriate oversight structure for such risks.
Board Oversight of Technology and Cybersecurity Threats
Our Board, and Nominating and Audit Committees, gave significant consideration over the past several years to the appropriate Board and Committee oversight structure for risks associated with technology and cybersecurity. The full Board receives briefings from management on enterprise-wide technology, cybersecurity risk management and the overall technology and cybersecurity environment by management. Specifically, the full Board receives biannual reports from the Chief Digital Solutions Officer and the Chief Information Security Officer (CISO).
The Board coordinates with the Audit Committee and Finance Committee to ensure active Board- and Committee-level oversight of the Company’s technology and cyber risk profile, enterprise technology and cyber strategies, and information security initiatives. In addition, the Board has delegated primary responsibility for oversight of the Company’s key risks, including cybersecurity, to the Audit Committee. The Audit Committee reviews technology and cybersecurity risks, as well as the Company’s risk mitigation processes and internal control procedures to protect sensitive business information. The Audit Committee also receives regular reports from the Chief Digital Solutions Officer and the CISO on the Company’s technology and cybersecurity programs. In addition, the Finance Committee oversees management’s strategy with regard to technology and associated risks, including cybersecurity risks, when considering major capital expenditures and acquisitions. The Board also receives regular updates from the Audit Committee and Finance Committee on their in-depth Committee-level reviews.
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Engagement of Third-party Support
Management engages third-party services to conduct evaluations of the Company’s cybersecurity controls, whether through penetration testing, independent audits or consulting on best practices to address new challenges. These evaluations include testing both the design and operational effectiveness of security controls. The Company also shares and receives threat intelligence with its defense industrial base peers, government agencies, information sharing and analysis centers and cybersecurity associations.
Third-party Risk
The Company’s risk management program assesses third party risks, and management performs third-party risk management to identify and mitigate risks from third parties such as vendors, suppliers, and other business partners associated with our use of third-party service providers. Cybersecurity risks are evaluated when determining the selection and oversight of applicable third-party service providers.
Impact of Risks from Cybersecurity Threats
The Company is regularly subject to cybersecurity attacks. None of the risks from cybersecurity threats faced to date have materially affected, and we do not believe are reasonably likely to materially affect the Company, our business strategy, results of operations or financial condition.
Environmental, Social and Governance (ESG) Oversight
The Board views oversight and effective management of ESG-related risks and opportunities as essential to the Company’s ability to execute its strategy and achieve long-term sustainable growth. As such, the full Board receives regular updates on a variety of ESG topics, including sustainability and climate-related matters, as part of its annual, in-depth strategy and risk management sessions, as well as ongoing discussions and committee reports throughout the year. The full Board also receives biannual updates on the Company’s ESG products and offerings.
In addition to oversight by the full Board, the Board coordinates with its various Committees to ensure active and ongoing Committee-level oversight of the Company’s management of ESG related risks and opportunities across the relevant Committees. In 2021, the Board updated the Corporate Governance Guidelines to formally reflect the Board’s role and responsibilities overseeing material ESG matters pertaining to the Company’s business and long-term strategy and the Nominating Committee Charter to clarify the Committee’s role coordinating with the Board on material ESG issues, including its responsibility for overseeing and bringing to the attention of the full Board emerging ESG trends and issues. The Audit Committee receives an annual update on ESG reporting and controls in connection with the Company’s release of its Impact, TCFD and DEI Reports.
Human Capital Management Oversight
The Board views effective human capital management as critical to the Company’s ability to execute its strategy.
As a result, the Board of Directors and the Compensation and Leadership Development Committee oversee and regularly engage with our CEO, Chief Purpose Officer (the “CPO”), Chief Corporate Responsibility & Diversity Officer and other members of senior leadership on a broad range of people topics, including: culture and purpose; talent attraction and development; succession planning; compensation and benefits; DEI; workplace health; safety and well-being; and employee engagement and retention.
At the management level, our CPO is responsible for leading the development and execution of the Company’s human capital management strategy, also referred to as our “People” strategy, working together with other senior leaders across the Company. Among other things, this includes promoting an inclusive and performance-driven workplace culture with equitable opportunity for all; managing the

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Company’s initiatives to attract, develop, engage and retain the high-quality talent needed to ensure the Company is equipped with the right skill sets and intellectual capital to deliver on current and future business needs; and overseeing the design of the Company’s compensation, benefits and well-being programs. In connection with these responsibilities, the CPO also partners with our Corporate Responsibility & DEI team on the development and execution of the Company’s DEI roadmap and works closely with the CEO on executive succession planning and development of the talent succession pipeline for the Company’s Executive Committee.
Risk Assessment of Compensation Policies and Practices
At least annually, the Compensation Committee oversees a risk review of the various components of our compensation program. In 2023, the Committee and its independent compensation consultant determined that the Company’s compensation plans, programs and policies do not encourage excessive risk taking and are not reasonably likely to have a material adverse effect on the Company. For additional information, see page 85 of this Proxy Statement.
Role of Management
While the Board provides oversight, management is responsible for the day-to-day management of the Company’s risk exposures in a manner consistent with the strategic direction and objectives established by the Board. Management provides regular updates to the Board and the Audit Committee concerning strategic, operational and emerging risks and the Company’s efforts to help mitigate those risks. As a critical component of the Company’s risk management process, management has adopted an integrated risk management framework to continuously identify, assess, measure, manage, monitor and report current and emerging non-financial risks. As part of this framework, the Company has an Enterprise Risk Management (ERM) Committee, which is chaired by the Company’s Chief Risk & Compliance Officer. Our CISO is also a member of the ERM Committee. The ERM Committee oversees the Company’s risk management framework, including the implementation of the framework components across the Company and promotes a strong Company-wide culture of risk management, compliance and control.
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Talent Management and Succession Planning
The Board believes that one of its primary responsibilities is to oversee the development and retention of executive talent and to ensure appropriate succession plans are in place so that the Company has the executive talent it needs to successfully execute the Company’s short-term and long-term business objectives.
Roles and Responsibilities
In line with best practices, the Board regularly reviews succession planning with respect to key leaders, including the CEO. Reporting to the Board, the Nominating Committee is charged with succession planning for the CEO and has established and manages a robust, thoughtful and comprehensive process for CEO and executive leadership succession planning. Together, in consultation with the CEO, Chief Purpose Officer (the “CPO”) and other members of management, the Nominating Committee, the Compensation Committee and the full Board review succession planning both formally, at least on an annual basis, as well as informally throughout the year in Executive Session.
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Corporate Responsibility and Diversity, Equity and Inclusion
Environmental, social and governance (“ESG”) concerns are essential components of sustainable Company performance and the successful implementation of our long-term, customer-focused business strategy to Power Global Markets. ESG permeates all aspects of our business and guides our purpose to accelerate progress in the world by providing intelligence that is essential for companies, governments and individuals to make decisions with conviction.
We view a corporation’s responsibility to represent the interests of a wider range of stakeholders than just shareholders as a key component of corporate sustainability and long-term economic viability. As a result, ESG considerations inform our governance mechanisms for effective Board oversight as well as how we manage our Company to fulfill our strategic priorities and carry out our corporate purpose to accelerate progress for stakeholders and communities across the world. In 2023, we continued to advance our industry-leading practices in sustainability and corporate responsibility.

Environmental Highlights

We continue to expand our environmental commitments and disclosures while making progress on our environmental targets.

- ✓ Revised **post-merger emissions reduction targets were approved** by the Science based targets Initiative.
- ✓ Committed to be an **early adopter** for the **Taskforce for Nature-related Financial Disclosures Framework** for FY2024.
- ✓ **Remain on track to reach 2025 Scope 1, Scope 2 and Scope 3** Business Travel emissions reduction goals.

Social Highlights

The S&P Global Foundation continues to mature and maximize opportunities for employee engagement.

- ✓ **2023 grant-making by the S&P Global Foundation totaled $10.6 million.**
- ✓ **Engagement in our volunteer and matching gifts program increase significantly** with the number of volunteer hours up 56% and charitable contributions up 17% in 2023.
- ✓ **Streamlined** S&P Global Foundation's **grants application and management process** for nonprofit partners.

Governance Highlights

We continue to strengthen our ESG governance processes and disclosure to promote corporate and social responsibility.

- ✓ Reinforcing our **commitment to transparency** and **advancing DEI**.
- ✓ Publication of our 5th **TCFD Report** and our 12th annual sustainability **Impact Report**, with Impact Report aligned to updated GRI Universal Standards.
- ✓ **Enhanced internal governance and audit and external assurance** process for voluntary reporting.

*For more information, we invite you to visit our **Corporate Responsibility website** at https://www.spglobal.com/en/who-we-are/corporate-responsibility/overview*

Disclaimer: The reports mentioned in this Proxy Statement, or any other information contained on or available through websites referred to and/or linked to in this Proxy Statement (other than the Company’s website to the extent specifically referred to herein as required by the SEC or NYSE rules) are not incorporated by reference into this Proxy Statement or any other proxy materials. Some of these reports and information contain cautionary statements regarding forward-looking information that should be carefully considered. Our statements and reports about our objectives may include statistics or metrics that are estimates, make assumptions based on developing standards that may change, and provide aspirational goals that are not intended to be promises or guarantees. The statements and reports may also change at any time and we undertake no obligation to update them, except as required by law.
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Governance
We are committed to running our business with integrity, transparency and the highest standards of corporate governance. Reflecting this commitment, we continue to refine our governance policies and procedures, taking into account evolving best practices and the best interests of our shareholders, the Company and other essential stakeholders.
Board and Committee Oversight
In recent years, our Board of Directors has taken active steps, summarized in the chart on page 7, to improve the Company’s corporate governance environment through more comprehensive disclosure and increased Board and Committee focus on oversight and effective management of the Company’s ESG related risks and opportunities.
From 2020 through 2023, the Board and its Committees have updated their governing documents annually to further enhance and memorialize governance processes that promote greater corporate responsibility and accountability, formally documenting our existing framework for the Board’s coordination with its Committees on oversight of material ESG issues. Highlights have included amendments to:
✔
The Board Corporate Governance Guidelines to clarify that our Board’s responsibilities to shareholders also extend to other stakeholders, reflecting our alignment with the Business Roundtable’s Statement on the Purpose of a Corporation, and to clarify that Board oversight responsibilities include material ESG matters and human capital management.

✔
The Nominating Committee Charter to provide for the Committee’s review and oversight of management of the Company’s ESG strategy, initiatives, risks and reporting, including expanded coverage of ESG oversight to clarify the Committee’s role coordinating with the Board on material ESG issues.

✔
The Compensation Committee Charter to provide for the Committee’s review and oversight of the Company’s culture and policies and strategies related to human capital management, including to reflect the Committee’s review of workplace environment, culture and employee health, well-being and safety related topics.

For a more detailed discussion regarding the role of the Board and its Committees in overseeing management of the Company’s key risks, including ESG, please see pages 14 through 17 of this Proxy Statement.
Company ESG Leadership
Our ESG leadership structure at the management level also reflects our focus on ESG issues and commitment to provide value to our stakeholders. The Corporate Responsibility and DEI functions are managed by our Chief Corporate Responsibility & Diversity Officer, who also serves as the Chair of the S&P Global Foundation Board. This reinforces our internal DEI and ESG integration efforts and drives employee volunteerism and philanthropic giving through the S&P Global Foundation. The Corporate Responsibility team directs efforts to help minimize S&P Global’s environmental impact and transition to a net-zero future, in coordination with other key internal stakeholders across the business. Along with our Executive Committee, this team manages the Company’s ESG reporting and regularly updates the Board on our strategy, activities and progress. Other senior leaders also provide input through internal committees such as our Net-Zero Oversight Groups, and Environmental Health & Safety Committee. Our global Corporate Responsibility team implements day-to-day programs with support from senior leaders and relevant corporate functions.
Our Impact, DEI and TCFD Reports are supported by internal audit and external assurance to ensure a high level of data integrity and quality in our disclosure. A non-financial disclosure working group, consisting of a cross-section of senior leaders, continues to provide strategic oversight of all of the Company’s ESG-related disclosure documents.
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Environmental Sustainability
We are committed to promoting environmental sustainability both internally, by working to minimize our environmental footprint; and externally, by providing transparent disclosure of our climate-related business risks and developing innovative tools that drive sustainable investment in the marketplace and help markets and customers transition to a low carbon economy.
Environmental Targets
Our efforts to promote a sustainable environment encompass our operations and people. We continually assess our portfolio and business operations with sustainability in mind and we believe that we have an established record of implementing meaningful programs to reduce the Company’s global environmental impact, while also promoting accountability through transparent public disclosure of our reduction efforts.
Corporate sustainability initiatives to decrease our carbon emissions and natural resource consumption are supported and integrated across our global operations through comprehensive global programs and targets, proactive performance tracking and transparent reporting. In 2023, we updated our short-term science-based targets and, partnering with CBRE, drafted our real estate environmental strategy towards our net-zero goals for waste, water and energy. We report on our progress against these goals in our voluntary TCFD and Impact Report disclosures: https://www.spglobal.com/en/who-we-are/corporate-responsibility/reports-commitments/.
The performance scorecard for determining payouts under the Company’s short-term incentive plan also incorporates key performance indicators (KPIs) tied to our environmental sustainability goals. Linking executive incentive pay to the Company’s progress achieving strategic climate initiatives thus provides another mechanism for ensuring accountability to reduction goals, in addition to the Company’s extensive public disclosure described below.
Climate-Related Financial Disclosure
We support informed and sustainable investment through transparent disclosure and standardized analysis of financially material climate-related risks and opportunities. A review of the governance of managing environmental risks and opportunities can be found in the Company’s annual TCFD Report.
In 2019, S&P Global was among the first companies to publish a climate disclosure report aligned with the Taskforce for Climate‑related Financial Disclosures (TCFD) Framework. Since then, we’ve continued to update our TCFD Report to incorporate insights from stakeholder expectations, benchmarking and the Company’s Trucost ESG Analysis. We have also continued to enhance our governance systems and validation by internal audit, finance and external assurance, applying a level of information assurance consistent with the materiality framework for documents furnished or filed with the SEC.
Essential Intelligence for Sustainable Investment
We offer data and analytics for sustainable investment through innovative ESG solutions that power the markets for good. As a leading provider of data and analytics, we invest in the development and delivery of ESG data, ratings, benchmarks and insights to address the sustainability goals of our customers and anticipate consumer needs related to ESG issues.
We have designed a comprehensive governance structure comprising of various functions, including among others, Products, Commercial and Research, Technology and Operations, which are focused on supporting governance, alignment and execution across S&P Global’s ESG strategy. We have developed and launched and continue to develop a suite of products across our underlying business units that offer innovative solutions for our clients’ evolving ESG needs, so they can accelerate progress by identifying growth opportunities and mitigating ESG risk.
In 2021, we launched Sustainable1, consolidating the management of our cross-divisional ESG assets and our ESG product roadmap with an integrated ESG leadership group. Sustainable1 offers a single source of essential sustainability intelligence, bringing together S&P Global’s resources and full product suite of data, benchmarking, analytics, evaluations, and indices to help customers achieve their sustainability goals.
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Sustainable1 includes products that cover energy transition and electric vehicles, ESG and sustainability scores, climate risk data & analytics, and sustainable versions of the S&P 400, 500 and 600 indices, among many others. In 2023, Sustainable1 successfully integrated Shades of Green, expanding the breadth and depth of S&P Global Ratings’ second party opinions (SPOs) offerings.
Social Responsibility
Powering Global Markets and accelerating progress requires a skilled, diverse and engaged workforce to implement our strategy and purpose as well as advance an inclusive global economy. We invest in our people and communities as critical to the success of our long-term strategic vision and ability to accelerate progress.
Investing in our Employees
Our people create value and are the foundation of everything we do, powering our impact on communities and economies. Ensuring a diverse and inclusive performance-driven culture is one of the key components of our corporate strategy to Power Global Markets and a corporate priority set from the top. As a result, we invest in our success as a global Company by investing in our employees across the world through our “people first” approach to human capital management, aimed at enabling all team members to reach their full potential.
To achieve our strategic people objectives, we support our employees through human capital management strategies that include diversity, equity and inclusion initiatives; learning and development programs; competitive compensation programs; hybrid work, benefits and well-being; and other initiatives for talent attraction, retention and engagement. Examples of some of our key initiatives and programs in these focus areas are included below.
Diversity, Equity & Inclusion (DEI)
Our ability to attract and retain a diverse and inclusive workforce is critical to our long-term strategy, driving business growth and innovation and empowering our people to achieve their full potential. In connection with our commitment to create a diverse, equitable and inclusive workplace, we remain committed to fostering an environment where our people can bring their whole selves to work:
•
Under the leadership of our CPO, our enterprise DEI strategy is executed globally and addresses the local, regional and global needs of our workforce. In partnership with the Executive Committee, regular updates are provided to align on strategy and prioritization, and to improve connectivity and create a defined and well-coordinated feedback loop between the Company’s Board of Directors, the Executive Committee, DEI team, People Resource Groups and People leaders.
•
We measure progress on our DEI programs as part of our enterprise and division balanced scorecards, which are reviewed by the CEO quarterly and the Board at least biannually. These metrics are linked to short-term incentive compensation and help increase accountability for our DEI progress. Key performance indicators include measuring the net change in the gender and racial/ethnic diversity of the S&P Global employee population. Additionally, we track and monitor employee sentiments on DEI through the annual employee engagement survey entitled VIBE.
•
We connect colleagues across our organization through our People Resource Groups (PRGs). These global, employee-led networks offer leadership experiences and network-building opportunities that foster professional development and support workplace diversity. United by intersectionality and shared purpose, our nine PRGs also provide community for our people across diverse backgrounds.
•
To both attract and retain our pipeline of diverse talent, we have expanded our outreach and recruiting partnerships with associations and industry groups, select Historically Black Colleges and Universities (HBCUs) and Hispanic Serving Institutions (HSIs). We have enhanced our training globally to incorporate awareness of unconscious bias and inclusion, and expanded career mentoring and leadership development opportunities for colleagues.
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Learning & Development Programs
We support our employees in pursuing their professional goals with growing investments in personalized development. We provide a wide array of global training and learning programs to help employees expand their knowledge, skills and experience and guide career advancement, including:
Competitive Compensation Programs
We believe compensation recognition programs are critical to the overall people experience. Offering market competitive, people-centric and performance-driven compensation is key to our recruitment, talent management and retention strategies. As a result, management regularly assesses employee feedback, competitor research and market data to ensure our programs remain competitive, equitable, and are designed with our people’s financial and social well-being in mind. Based on these insights, each year we continue to introduce new and enhanced “people first” capabilities in support of our philosophy. Our compensation program consists of a mix of:
•
Annual Salary where base pay is determined by role, scope, external market rate and internal parity relative to geographic location. Recognizes level of proficiency and skill exhibited as compared to role requirements.
•
Annual Bonus as a cash reward acting as our main pay-for-performance vehicle through annual programs. Recognizes achievement against individual, team, and group performance.
•
Equity awards for our strategic leaders acknowledging achievements of individual and organizational goals typically in recognition of contributions that positively influence strategic growth, operational alignment, and product innovation.
In 2023, we continued broadened initiatives to increase pay transparency, empowering our people leaders to manage pay conversations in an effort to continue attracting and retaining top talent.
Hybrid Work, Benefits & Well-being
The health, safety and well-being of our people working around the globe is a top priority, and our facilities worldwide follow rigorous, internally and externally audited, occupational health and safety policies.
In early 2023, most of our employees remained working from home and we introduced a new flexible return to office model via a phased approach called anchor-flex. This model was not mandated as a full return, rather defining regular days our people would be in the office and those where they would work virtually. In
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November 2023, we announced an update to our global working guidelines, whereby employees aligned to an office are expected to come in at least two days per week or nine days per month, starting January 2024. We provided a two-month transition period and a number of resources to help people plan for the transition and any adjustments they would need to make, including dependent care, commuting, or other arrangements. Recognizing that there will be circumstances and obligations that make virtual work a necessity for some of our people, we continue to offer the option of virtual work for certain roles.
Accompanying our flexible return to office, facility upgrades in 2023 included: snack and fruit options offered free of charge at all our global locations with healthful choices in mind; menstruation products provided free of charge at all locations; upgrades to nursing and wellness rooms, including hospital grade Medela pump available in each office nursing room, fridge, dimmable lighting, mirror, disinfectant wipes, and hand moisturizer; enhancements to prayer, contemplation and wellness rooms to include carpets, locks, storage (cubicles, racks, or cabinet), and updated signage to include multiple uses.
We also focused on the well-being of our people aligned to our “people first” philosophy. Recent enhancements to our benefits offerings globally include:
•
Recharge, flexible and unlimited time off to balance your work and life in order to maximize the effectiveness of both.
•
Paid parental leave of 26 weeks to bond with new arrivals.
•
10 days of paid leave per calendar year to care for a close relative or loved one who has a serious illness or health condition.
•
Paid sick leave for a minimum of 10 business days or your local statutory timeframe.
•
Flexible paid compassion leave following the loss of a loved one, based on individual needs and circumstances, including expanded paid compassion leave to include pregnancy loss and loss of a pet.
•
Three months’ pay to family members following the loss of an employee.
•
Global Cancer Support securing the salary of any employee unable to work due to a diagnosis of cancer or other chronic disease and serious illness for up to one year, so they can stay focused on their treatment and recovery.
S&P Global also offers well-being programs that enrich work-life experiences and help our people prioritize their mental, physical, financial, and social well-being. Some of our inclusive benefits include:
•
Well-being Program support and resources focused on physical and mental well-being including fitness classes, mental health programs, and education on topics such as Mental Health, Preventative Health, Family Issues, DEI, and Professional Skills Development.
•
Well-being Reimbursement of team members for well-being-related activities, providing the flexibility for team members to decide how to use their well-being reimbursement to meet their specific wellness needs.
•
Financial Well-being Reimbursement for financial, tax, and estate planning.
•
Enhanced Reproductive Wellness options including:
•
Maven Parental Support to help improve parental health outcomes through equitable care with holistic, clinical support and coaching for pregnant members and their partners.
•
Maven Expressed Milk Shipping to assist in the transition back to work by providing for the delivery of expressed milk home to baby.
•
Fertility IQ/Menopause IQ to provide on-demand digital education globally to support family building (Fertility IQ) and menopause topics (Menopause IQ).
•
Educational Support Policy & Student Loan Reimbursement of previously-approved tuition, registration/program fees and course-related books, subject to course of study, up to the country-specific amount. S&P Global will match the amount an employee has been reimbursed for further education with an equal amount for a current student loan. The sum of both amounts cannot exceed the country-specific annual maximum.
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Retention & Engagement
In order to attract and retain the high-quality talent needed to execute our long-term strategy to Power Global Markets, we believe it is critical for our people to feel motivated and empowered. As a result, we strive to create a unified and inclusive workplace culture that promotes employee engagement, satisfaction and performance, and that reflects our common corporate purpose and values.
In December 2023, we hosted “Accelerate Progress LIVE: Lead with Purpose,” an enterprise-wide event exploring our Company purpose, how our people contribute, and its impact on our customers. This was the first of its kind event for the Company and was book-ended with support for our leaders to reinforce the key messages.
We invite employee feedback through a variety of channels for open communication and engagement, including small group employee round-table discussions with our business leaders and members of our Board of Directors, our annual VIBE employee engagement survey, as well as more frequent check-ins through employee “Pulse” surveys. The annual VIBE survey allows us to track progress in critical areas, such as workplace pride and satisfaction and inclusive culture, and gather actionable insights for improvements to our people strategy. We encourage managers to share VIBE survey results with their teams, prioritize action areas and pursue solutions. To reinforce management accountability, we also track employee survey scores in our enterprise and division balanced scorecards, with outcomes against survey engagement targets impacting short-term incentive outcomes.
Employee Engagement
Our people drive our community impact by identifying nonprofits to support with their time and financial contribution. We encourage our employees to volunteer and provide gift-matching for employee donations to eligible nonprofit institutions. In 2019, we launched Essential Impact, a year-round global volunteering initiative and we also provide each employee five paid “Give Back Days” a year to spend volunteering. In 2023, participation in our volunteer and matching gifts programs increased significantly, with nearly 4000 employees participating, a 106% increase from 2022, while total employee giving to local charities increased 17%.
Investing in Communities
We recognize the importance of engaging with and supporting the communities where our people live and work and investing in our communities through thought leadership, employee volunteering and the work and charitable giving of the S&P Global Foundation. The S&P Global Foundation focuses its efforts on Diversifying Technology and Data and Creating Environmental Resilience, which are areas where we believe we can make a real difference.
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Accelerating Progress through the S&P Global Foundation
The S&P Foundation is the keystone of our philanthropic efforts. Initially funded in 2018, the Foundation saw rapid growth in 2020, due to grant-making to address the global pandemic and racial justice unrest. In 2022, the Foundation continued to mature and transitioned to a self-sustaining funding model, with receipt of a $200 million endowment from S&P Global. The Foundation enhanced its governance structure by establishing investment, nominating and audit committees. The Foundation also streamlined its focus areas for greater impact, diversifying the tech and data sector by funding job training and placement opportunities for individuals from underrepresented communities; and creating environmental resilience by helping vulnerable communities adapt to new climate realities and prepare for and rebound from climate disasters. The Foundation continues to support global disaster relief efforts, as well as diversity, equity and inclusion (DEI) programming. In 2023, Foundation grant-making totaled $10.6 million across our global grant partners.
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Process for Identifying and Evaluating Directors and Nominees
The Nominating Committee reviews with the Board, on an annual basis, the current composition of the Board. Based on its annual review, the Committee recommends to the Board the general selection criteria for Director nominees, screens potential Director candidates and recommends the slate of Director nominees for election to the Board at the Company’s Annual Meeting in light of the current and anticipated needs of the Board and its committees.
Board Refreshment and Succession Planning
We believe that thoughtful Board refreshment and proactive Director succession planning is an integral part of the Company’s ability to deliver on its long-term strategy.
Board Refreshment
To ensure the right balance of fresh new perspectives with the institutional knowledge contributed by our longer-serving Directors, the Committee regularly reviews best practices to enhance the Board’s refreshment process. Our Corporate Governance Guidelines incorporate refreshment mechanisms, including a normal retirement age of 72 and a policy providing for offers to resign upon a change in circumstances, subject to Nominating Committee review.
We value the historical knowledge and experience our long-term Directors bring to the Board. Although the Committee considers Director tenure as a factor in identifying the slate of Director nominees, tenure alone is not a critical or determinative factor. Most recently, the Committee conducted a thorough review and benchmarking of the refreshment mechanisms in the Board’s Corporate Governance Guidelines in the summer and fall of 2021 in preparation for several upcoming director retirements and the closing of the merger with IHS Markit.
Succession Planning and Director Recruitment Process
In anticipation of retirements, resignations and evolving strategic needs for new skills and capabilities, the Committee conducts proactive, strategy-driven Director succession planning. The succession planning and new Director recruitment process is designed to be responsive to anticipated future needs in light of evolving business, industry and market dynamics and to ensure the Board’s members bring the right balance of skills, experience, tenure and diversity to effectively promote, support and oversee the implementation of our long-term strategy.
The Committee follows a multiphase approach to succession planning and the Director recruitment process to identify and evaluate potential new Director candidates.
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As part of the evaluation process, the Committee reviews and considers available information regarding each candidate, including skills and qualifications, as well as diversity of background, experience and thought (including age, gender, race/ethnicity and geography). The Committee also reviews the candidate’s independence, potential conflicts and any reputational risks.
Shareholder Recommendations and Nominations of Director Candidates
Candidates may come to the Committee’s attention through recommendations from current Board members, senior management, professional search firms, shareholders or other sources. The Committee will consider Director candidates recommended by shareholders and evaluates shareholder candidates based on the same selection criteria it uses for other Director candidates. Shareholder recommendations may be sent to the Corporate Secretary, c/o Office of the General Counsel, S&P Global Inc., 55 Water Street, New York, New York 10041-0003 by mail or by sending an e-mail to the Corporate Secretary at corporate.secretary@spglobal.com.
Shareholder nominations should be addressed in the manner and by the deadlines described on page 134 of this Proxy Statement.
Director Training and Education
New Directors participate in a comprehensive orientation and training program to introduce them to the Company and management as well as provide information regarding our business operations and strategy. The orientation program is a valuable part of the Director onboarding process and is periodically reviewed by the Nominating Committee.
In addition, newly appointed Committee Chairs and the independent Board Chairman also receive onboarding and orientation training to facilitate with their transition and assumption of new roles and responsibilities. The Nominating Committee periodically reviews these onboarding and orientation programs, including by soliciting feedback from Directors who recently participated in the onboarding programs, and coordinates with the Corporate Secretary and management on the program design and the implementation of recommended future enhancements.
To enhance their understanding of the Company’s business, Directors also participate in off-site meetings at our various offices across the globe where they interact directly with local personnel responsible for day-to-day operations. These activities ensure that our Board members remain knowledgeable and informed of the most important business issues facing our Company and have deeper access to talent.
Throughout their tenure, Directors are also encouraged to enroll in educational and training programs, and the Nominating Committee periodically reviews participation in such programs. In addition, the full Board receives regular management updates on industry and corporate governance developments affecting the Company and conducts in-depth bi-annual strategy sessions to discuss the most critical strategic issues, opportunities and challenges facing the Company.
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Director Skills, Qualifications and Experience
The Nominating Committee and the Board seek Directors with experience, qualifications, attributes and skills that align with our business strategy. The following table describes key experience and expertise that our Director nominees collectively possess and that we consider most relevant to the decision to nominate candidates to serve on the Board.
The Nominating Committee has reviewed with the Board the specific experience, qualifications, attributes and skills of each Director nominee standing for election as a Director at this Annual Meeting. The Committee has concluded that each Director nominee has the appropriate skills and qualifications required of Board membership and that each possesses an in-depth knowledge of the Company’s complex global businesses and strategy. The Committee further believes that our Board is composed of well-qualified and well-respected Directors who are prominent in business, finance, and the global capital and commodity markets.
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Director Skills Matrix
A mark in the Director skills matrix below indicates a specific or specialized area of focus or expertise that each Director nominee brings to the Board. Not having a mark does not mean the Director does not possess that qualification or skill.
Additional information regarding the experience and key competencies of each individual Director nominee and current Director, as reviewed and considered by the Committee, is provided on pages 31 through 42 of this Proxy Statement.
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Director Nominees
Our Board has nominated the following 12 Director nominees to stand for election at the Annual Meeting to serve one-year terms that will expire at the 2025 Annual Meeting. All nominees are currently serving as Directors of the Company and have been previously elected by our shareholders. Deborah McWhinney, a current director, is not standing for re-election. Set forth below is information regarding each of the 12 Director nominees. Please see pages 129 through 136 of this Proxy Statement for voting information. Following each Director nominee’s biography below, we have highlighted certain notable skills and qualifications that the Nominating and Corporate Governance Committee reviewed and considered when recommending the Director nominee. Committee membership is identified for the one-year term expiring at the 2024 Annual Meeting.
MARCO ALVERÀ, 48
Independent Director Since: 2017 Board Committees: Finance (Chair) Executive Nominating and Corporate Governance Other Current Listed Company Directorships: None
Career Highlights
Marco Alverà is Group Chief Executive Officer of Tree Energy Solutions, a green hydrogen company, since June 2022. Previously, he served as Chief Executive Officer of Snam S.p.A., Europe’s leading natural gas utility, from 2016 to 2022. Mr. Alverà also served as Chairman of the board of Snam Rete Gas until November 2017. Prior to joining Snam in 2016, Mr. Alverà held a number of senior management and operational leadership positions at Eni S.p.A., among them, Head of Eni’s commodities trading and shipping business, and Senior EVP of Upstream business. He has participated in the upstream, midstream and downstream aspects of the oil and gas industry. Prior to Eni S.p.A., Mr. Alverà served as Head of Group Strategy at Enel S.p.A., a multinational power company functioning in the gas and electricity sectors, particularly in Europe and Latin America. He also served as Chief Financial Officer of Wind Telecomunicazioni S.p.A. and co-founded Netesi, Italy’s first broadband ADSL company. Mr. Alverà started his career at Goldman Sachs.
Other Professional Experience and Community Involvement
Mr. Alverà sits on the board of the Cini Foundation in Venice. He is a co-founder of the Kenta Foundation and co-founder and CEO of Zhero, since 2022. Mr. Alverà wrote the books “Generation H” (Mondadori), “The Hydrogen Revolution” (Basics Book) and “Zhero” (Salani editori). He was a visiting fellow at Oxford University and is a frequent speaker and lecturer on business, sustainability, and the energy transition.

Skills and Qualifications
We believe Mr. Alverà’s qualifications to sit on our Board of Directors include his commodities and financial services industry expertise, his global perspective gained through leadership positions in European companies doing business around the world, as well as his executive leadership, finance and strategic planning experience acquired throughout his career.

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JACQUES ESCULIER, 64
Independent Director Since: 2022 Board Committees: Audit Finance Other Current Listed Company Directorships: Daimler Truck Holding AG
Career Highlights
Mr. Esculier served as Chief Executive Officer and Director of WABCO Holdings Inc. from July 2007 until his retirement in May 2020 when the company was acquired. From May 2009 until his retirement, he also served as Chairman of the Board of WABCO Holdings. Prior to July 2007, Mr. Esculier served as Vice President of American Standard Companies Inc. and President of its Vehicle Control Systems business, a position he had held since January 2004. Prior to holding that position, Mr. Esculier served in the capacity of Business Leader for American Standard’s Trane Commercial Systems’ Europe, Middle East, Africa, India & Asia Region from 2002 through January 2004. Prior to joining American Standard in 2002, Mr. Esculier spent more than six years in leadership positions at AlliedSignal/Honeywell Aerospace. He was Vice President and General Manager of Environmental Control and Power Systems Enterprise based in Los Angeles and Vice President of Aftermarket Services- Asia Pacific based in Singapore. Mr. Esculier was a member of the board of directors of Pentair PLC from 2014 until May 2020.
Other Professional Experience and Community Involvement
Mr. Esculier was awarded the U.S. Army Commander’s Award for Civilian Service related to work on helicopters of NASA. Mr. Esculier holds a Master of Science in General Sciences from Ecole Polytechnique de Paris, a Master of Science in Aerospace from Institut Superieur de l’Aeronautique et de l’Espace and an MBA from INSEAD.

Skills and Qualifications
We believe Mr. Esculier’s qualifications to sit on our Board of Directors include his deep knowledge of the transportation and commodities industries and his executive leadership, strategic planning, operations and innovation and technology experience and global perspective as CEO and director of a global public company.

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GAY HUEY EVANS, 69
Independent Director Since: 2022 Board Committees: Audit Compensation and Leadership Development Other Current Listed Company Directorships: ConocoPhilips
Career Highlights
Ms. Huey Evans serves on the boards of ConocoPhillips and HM Treasury. Ms. Huey Evans is the former Chairman of the London Metal Exchange and served on the board of Standard Chartered. She is a Senior Advisor to Chatham House, a Trustee of the Benjamin Franklin House and a member of the US Council on Foreign Relations. Ms. Huey Evans was also a Non-Executive Director of UK Infrastructure Bank through 2022. Ms. Huey Evans has worked within the finance and commodity industry for the past 30 years, as both an established market practitioner and regulator, giving her deep expertise across commerce, risk, governance, policy and regulation in capital markets. Ms. Huey Evans has previously served on the boards of Itau BBA, the Financial Reporting Council, Aviva and the London Stock Exchange, and held executive roles with Barclays Capital, Citi, the Financial Services Authority and Bankers Trust.
Other Professional Experience and Community Involvement
Awarded a CBE in 2021 for services to the economy and philanthropy, and an OBE in 2016 for services to the financial service industry and diversity, Ms. Evans is an advocate for ensuring markets build trust through accessibility and transparency and for increased diversity in business. Ms. Huey Evans holds a BA in Economics from Bucknell University.

Skills and Qualifications
We believe Ms. Huey Evans’ qualifications to sit on our Board of Directors include her global capital and commodities markets, government and public policy, finance, strategy, operations and risk management expertise from her extensive experience in, and as a regulator of, international financial services. Ms. Huey Evans is a financial expert as defined in the rules of the SEC and NYSE.

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WILLIAM D. GREEN, 70

Independent
Director Since: 2011
Board Committees:
Compensation and
Leadership Development
Executive
Nominating and Corporate
Governance (Chair)
Other Current Listed Company Directorships:
Dell Technologies, Inc.

Career Highlights
Mr. Green is the former CEO and Chairman of Accenture, a global management consulting and technology services company. He served as Accenture’s Chief Executive Officer from September 2004 through December 2010 and assumed the additional role of Chairman from 2006-2013. He was a Director of Accenture from 2001 through January 2013. Prior to serving as Chief Executive Officer, he was Accenture’s Chief Operating Officer-Client Services with overall management responsibility for the company’s operating groups and in addition, he served as Group Chief Executive of the Communications and High Tech operating group from 1999 to 2003. He was also Group Chief Executive of the Resources operating group for two years. Earlier in his career, he led the Manufacturing industry group and was Managing Director for Accenture’s business in the United States. He joined Accenture in 1977 and became a partner in 1986. He served as a Director of EMC Corporation from July 2013 to August 2016 and as EMC’s independent Lead Director from February 2015 to August 2016.
Other Professional Experience and Community Involvement
In addition, Mr. Green serves on the boards of several other private companies and is on the National Board of Year Up. He is deeply involved in several organizations and business groups supporting education in the United States and around the world. He is also a frequent speaker at business, technology and academic forums worldwide.

Skills and Qualifications
We believe Mr. Green’s qualifications to sit on our Board of Directors and Chair our Nominating and Corporate Governance Committee include his extensive executive leadership experience gained as the chief executive of a global professional services company providing a range of strategy, consulting, digital, technology and operations services and solutions and his deep understanding of the information technology industry, human capital management and corporate governance.

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STEPHANIE C. HILL, 59
Independent Director Since: 2017 Board Committees: Compensation and Leadership Development Nominating and Corporate Governance Other Current Listed Company Directorships: None
Career Highlights
Ms. Hill is President of Rotary and Mission Systems of Lockheed Martin. Since joining Lockheed Martin in 1987 as a software engineer, Ms. Hill has held positions of increasing responsibility including: Senior Vice President, Enterprise Business Transformation; Deputy Executive Vice President of RMS; Senior Vice President, Corporate Strategy and Business Development; Vice President & General Manager of Cyber, Ships & Advanced Technologies; Vice President & General Manager of Information Systems & Global Solutions Civil business; Vice President of Corporate Internal Audit; and Vice President & General Manager of the Electronic Systems Mission Systems & Sensors business.
Other Professional Experience and Community Involvement
Ms. Hill serves on the Board of Visitors for the University of Maryland, Baltimore County. Ms. Hill has been recognized for her career achievements and community outreach, especially in the advancement of STEM education. In 2018, Black Enterprise named Ms. Hill as one of the “most powerful executives in corporate America.” She was recognized as one of Computerworld’s 2015 Premier 100 IT Leaders and one of Maryland’s 19th Annual International Leadership Awardees by the World Trade Center Institute. In 2014, Ms. Hill was named the U.S. Black Engineer of the Year by Career Communications Group and included on EBONY Magazine’s Power 100 list, recognizing the achievements of African-Americans in a variety of fields. She previously served on the Board of Directors for Project Lead The Way, the nation’s leading provider of K-12 Science, Technology, Engineering and Mathematics (STEM) programs.
Ms. Hill graduated with high honors from the University of Maryland, Baltimore County with a Bachelor of Science degree in Computer Science and Economics; the university also recognized her with an honorary doctorate in 2017.

Skills and Qualifications
We believe Ms. Hill’s qualifications to sit on our Board of Directors include her exceptional technology expertise, her audit and risk management experience as well as her depth of operational experience gained managing sizable and sensitive government projects of critical importance.

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REBECCA JACOBY, 62
Independent Director Since: 2014 Board Committees: Finance Nominating and Corporate Governance Other Current Listed Company Directorships: None
Career Highlights
Ms. Jacoby was Senior Vice President, Operations of Cisco Systems, Inc., a worldwide leader in IT networking, until her retirement in January 2018. She was promoted to the role in July 2015 and was responsible for driving profitable growth and enabling operational excellence. She oversaw the supply chain, global business services, security and trust, and IT organizations. In her former role as Cisco’s CIO from 2006 to 2015, she made the Cisco IT organization a strategic business partner, producing significant business value for Cisco in the form of financial performance, customer satisfaction and loyalty, market share, and productivity. Since joining Cisco in 1995, she held a variety of leadership roles in operations, manufacturing and IT. Prior to joining Cisco, she held a range of planning and operations positions with other companies in Silicon Valley. Her extensive understanding of business operations, infrastructure and application deployments, as well as her knowledge of products, software and services helped her advance Cisco’s business through the use of Cisco technology. Since 2019, she serves on the Advisory Board of ParkourSC, a provider of IoT tracking solutions creating continuous visibility into the location, condition and context of material goods and assets. Ms. Jacoby formerly served on the Board of Apptio, Inc., which provides cloud-based technology business management solutions to enterprises, from 2018 until its acquisition by Vista Equity Partners in January of 2019, as well as the Board of Quantum Corporation, which provides technology and services to help customers capture, create and share digital content, from 2019 to 2023.
Other Professional Experience and Community Involvement
Ms. Jacoby spent six years on the board of the Second Harvest Food Bank of Santa Clara and San Mateo Counties and is a founding member of the Technology Business Management Council. Known for her strong track record of operational excellence, innovative problem solving and talent development, she was inducted into the CIO Hall of Fame by CIO magazine and was recognized by Forbes as a “Superstar CIO” in 2012.

Skills and Qualifications
We believe Ms. Jacoby’s qualifications to sit on our Board of Directors include her technology expertise, including an understanding of infrastructure and application deployments, products, software and services, as well as her experience leading innovative teams and extensive operational experience.

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ROBERT P. KELLY, 70
Independent Director Since: 2022 Board Committees: Compensation and Leadership Development (Chair) Executive Nominating and Corporate Governance Other Current Listed Company Directorships: None
Career Highlights
Mr. Kelly was Chairman and CEO of The Bank of New York Mellon until 2011. Prior to that, he was Chairman, Chief Executive Officer and President of Mellon Bank Corporation, Chief Financial Officer of Wachovia Corporation, and Vice-Chairman of Toronto-Dominion Bank. Mr. Kelly served on the board of the Alberta Investment Management Corporation. Mr. Kelly was the chairperson of the Canada Mortgage and Housing Corporation from 2012 until March 2018 and the chairman of the board of directors of Santander Asset Management from 2012 until December 2017.
Other Professional Experience and Community Involvement
Mr. Kelly previously served as Chancellor of Saint Mary’s University in Canada, was a former member of the Financial Services Forum, Federal Advisory Council of the Federal Reserve Board, Financial Services Roundtable, Trilateral Commission, Institute of International Finance, member of the board of trustees of St. Patrick’s Cathedral in New York City, Carnegie Mellon University in Pittsburgh, and the Art Gallery of Ontario.
Mr. Kelly holds a B.Comm. from Saint Mary’s University and an MBA from the Cass Business School, City University, London, is a C.P.A and Fellow Chartered Accountant. Mr. Kelly has been awarded honorary doctorates from City University and Saint Mary’s University.

Skills and Qualifications
We believe Mr. Kelly’s qualifications to sit on our Board of Directors include his extensive experience in leadership positions for large financial institutions and senior policymaking positions in the financial services industry which offers valuable insight and executive leadership, finance, strategic planning, operations and risk management experience.

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IAN PAUL LIVINGSTON, 59
Independent Director Since: 2020 Board Committees: Audit Finance Other Current Listed Company Directorships: National Grid plc
Career Highlights
Ian Livingston (Lord Livingston of Parkhead) was CEO of BT Group plc, the UK telecommunications provider, from 2008-2013, and Minister for Trade and Investment, responsible for UK trade and inward investment, from 2013-2015. He is also a Senior Independent Director and Chair of the Finance Committee of National Grid plc, one of the world’s largest publicly listed utilities, as well as a Non Executive Chair of the Business Growth Fund, a major investor in growth businesses in UK and Ireland. He was previously Chairman of Currys plc, one of Europe’s largest retailers of consumer electronics and the FTSE 250 fund manager, Man Group plc. He has also been CFO of BT Group plc and Dixons Group plc, at the time being the youngest CFO in the FTSE 100. Other non-executive experience includes Non-Executive Director and Chair of Audit Committee of the luxury hotels group, Belmond Ltd and Celtic plc.
Other Professional Experience and Community Involvement
Lord Livingston is also involved in a number of charities particularly in the fields of education, equality and social care. He is also a member of the House of Lords in the UK Parliament.

Skills and Qualifications
We believe Lord Livingston’s qualifications to sit on our Board of Directors include his executive leadership experience in the technology industry, global perspective and international expertise and, together with his extensive financial and accounting expertise, operational experience managing complex organizations and government, public policy and regulatory experience. Lord Livingston is a financial expert as defined in the rules of the SEC and the NYSE.

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MARIA R. MORRIS, 61
Independent Director Since: 2016 Board Committees: Audit (Chair) Executive Finance Other Current Listed Company Directorships: Allstate Wells Fargo & Company
Career Highlights
Ms. Morris served on MetLife’s Executive Group for almost a decade (retired September 2017), holding numerous senior leadership positions throughout her 33-year career. From 2011 through her retirement, she was Executive Vice President, MetLife, Inc. and led the company’s Global Employee Benefits (GEB) business. In her role leading MetLife’s GEB business since 2012, she was responsible for expanding MetLife’s employee benefits business in more than 40 countries, broadening relationships and fueling growth across the globe via local solutions and partnerships with multinational corporations, as well as through distribution relationships with financial institutions. She also served as the interim Head of MetLife’s U.S. Business from January 2016 to June 2017, where she was responsible for approximately 60% of MetLife’s operating earnings, post separation of its retail business. She served as MetLife’s Interim Chief Marketing Officer in 2014, where she continued to strengthen MetLife’s brand across the globe. From 2008 to 2011, she led Global Technology and Operations, where she managed a $1.6 billion IT portfolio and a $2.5 billion procurement and real estate budget. She also oversaw the integration of MetLife’s $16.4 billion acquisition of American Life Insurance Company (Alico).
Other Professional Experience and Community Involvement
In addition to her executive roles, Ms. Morris serves on the Board of Allstate as well as the Board of Wells Fargo & Company where she chairs the Risk Committee. She is also a Board member of Resolution Life where she chairs the Compensation Committee. Maria is a Board Trustee and Development Committee Co-Chair of Catholic Charities of New York and a member of the Board of Directors of Helen Keller International, and served as the National Board Chair of All Stars Project, Inc., from 2008 to 2013.

Skills and Qualifications
We believe Ms. Morris’s qualifications to sit on our Board of Directors and Chair our Audit Committee include her executive leadership experience in the financial services industry, her technology expertise, her broad risk management experience and global perspective gained by growing a multinational insurance company across more than 40 countries. Ms. Morris is a financial expert as defined in the rules of the SEC and the NYSE.

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DOUGLAS L. PETERSON, 65
President and Chief Executive Officer Director Since: 2013 Board Committees: Executive Other Current Listed Company Directorships: None
Career Highlights
Doug Peterson has served as President, Chief Executive Officer, and a member of the Board of Directors of S&P Global since 2013. He joined the company in 2011 as President of its credit ratings business. Through a mix of organic investments and strategic transactions, including the successful integration of IHS Markit in 2022, Mr. Peterson has repositioned S&P Global to realize its vision of “Powering Global Markets” with data, analytics, and benchmarks. His commitment to the company’s people, customers, and partners, and his focus on international expansion, cutting-edge technology, AI, innovation, and sustainability services are the cornerstones of the company’s strategy.
Mr. Peterson is a leading voice on sustainability and energy transition. He serves on the Board of the UN Global Compact, and in 2021 he led a workstream of the G7’s Impact Taskforce to mobilize private capital through consistent global standards to measure, value, and account for sustainability.
Other Professional Experience and Community Involvement
Before joining S&P Global, Mr. Peterson was the Chief Operating Officer of Citibank, Citigroup’s principal banking entity. Over his 26 years at Citigroup, he served as CEO of Citigroup Japan, Chief Auditor, and in leadership roles in Latin America.
Mr. Peterson chairs the U.S.-Japan Business Council and is a member of the Boards of Directors of the Japan Society and National Bureau of Economic Research. In addition, he serves on the Advisory Board of the Federal Deposit Insurance Corporation’s Systemic Resolution Advisory Committee and as a Trustee of Claremont McKenna College and the Paul Taylor Dance Company.
Born and raised in New Mexico, Mr. Peterson received an MBA from the Wharton School at the University of Pennsylvania and an undergraduate degree from Claremont McKenna College.

Skills and Qualifications
As the only member of the Company’s management team on the Board, Mr. Peterson’s presence on the Board provides Directors with direct access to the Company’s chief executive officer and helps facilitate Director contact with other members of the Company’s senior management. In addition, Mr. Peterson brings extensive international expertise having led businesses in the financial services industry.

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RICHARD E. THORNBURGH, 71

Independent
Director Since: 2011
Board Committees:
Executive (Chair)
Compensation and Leadership Development
Nominating and Corporate Governance
Other Current Listed Company Directorships:
Repay Holdings Corporation

Career Highlights
Mr. Thornburgh has been the Company’s Non-Executive Chairman since October 2020. He was previously the Non-Executive Director and Chairman of Credit Suisse Holdings (USA), Inc. He is also the former Vice Chairman of the Board of Credit Suisse Group A.G. and chaired its Risk Committee. He held key positions throughout his career with Credit Suisse First Boston (CSFB), the investment banking arm of Credit Suisse Group A.G., including Executive Vice Chairman of CSFB from 2004 through 2005. He has also held key positions with Credit Suisse Group A.G., including Chief Financial Officer, Chief Risk Officer and member of the Executive Board of Credit Suisse Group A.G. His service on the Credit Suisse boards ended at the end of fiscal year 2017. Mr. Thornburgh is a Director of Repay Holdings Corporation, and serves on its Nominating and Compensation Committees. Mr. Thornburgh served on the Board of Capstar Financial Holdings, Inc. from 2008 through 2019. He was the Lead Director of NewStar Financial, Inc. until its sale in December 2017. He serves as the Chairman of the Board of Jackson Hewitt, a privately held company. He was previously Vice Chairman of Corsair Capital LLC, a private equity firm focused on investing in the global financial services industry, and continues to serve as a member of Corsair’s Private Equity Funds’ Investment Committee. He was previously a Director of Reynolds American Inc., National City Corporation and Dollar General Corporation.
Other Professional Experience and Community Involvement
Mr. Thornburgh served on the executive committee for six years and as Chairman of the Securities Industry Association in 2004. In addition, he serves on the Investment Committee as well as the advisory cabinet of the Dean of the University of Cincinnati’s Lindner School of Business.

Skills and Qualifications
We believe Mr. Thornburgh’s qualifications to sit on and Chair our Board of Directors include his financial expertise, his extensive experience in the global financial services industry, his familiarity with strategic transactions acquired through executive-level positions in investment banking and private equity and his broad corporate governance experience from prior board service.

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GREGORY WASHINGTON, 58
Independent Director Since: 2021 Board Committees: Audit Compensation and Leadership Development Other Current Listed Company Directorships: None
Career Highlights
Dr. Washington is the President of George Mason University, Virginia’s largest and most diverse public research university. He is the former dean of the Henry Samueli School of Engineering at the University of California, Irving (UCI) and former interim dean of the College of Engineering at Ohio State University. Dr. Washington launched his academic career in 1995 as an assistant professor in the Department of Mechanical and Aerospace Engineering in the College of Engineering at Ohio State University. He became an associate professor in 2000 and a professor in 2004. He began serving as the college’s associate dean for research in 2005 and also led the university’s Institute for Energy and the Environment. From 2008 to 2011, Dr. Washington served as interim dean of the Ohio State engineering school, one of the largest in the country.
Dr. Washington has conducted research for NSF, NASA, General Motors, the Air Force Research Laboratory, and the U.S. Army Research Office, among others. He has served as a member of the U.S. Air Force Scientific Advisory Board, NSF Engineering Advisory Committee, Institute for Defense Analyses, the Octane Board of Directors and other boards. Dr. Washington also is past chair of the Engineering Deans Council of the American Society for Engineering Education and a Fellow of the American Society of Mechanical Engineers. He previously served on the board of directors for Algaeventure Systems Inc. and EWI Inc.
Other Professional Experience and Community Involvement
Dr. Washington sits on the Board of WGL, one of the oldest utilities in the country. Dr. Washington also sits on the Board of Trustees of Internet2, a nonprofit organization that provides cloud solutions and research support services for higher education, research institutions, government, and cultural organizations. Dr. Washington earned his bachelor’s and master’s degrees and his PhD, all in mechanical engineering, at North Carolina State University.

Skills and Qualifications
We believe Mr. Washington’s qualifications to sit on our Board of Directors include his leadership, operations, government and public policy experience and human capital management and social insight into the next generation of talent acquired managing large and complex educational institutions, which provides the Board with a diverse approach to management, as well as his in-depth knowledge in a number of key technology areas acquired through his engineering experience.

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Committees of the Board of Directors
The Company has standing Nominating and Corporate Governance, Audit, and Compensation Committees. The Chair of each Committee reports to the full Board as appropriate from time to time. Each standing Committee has a Charter that is reviewed by the respective Committee at least annually and by the Nominating Committee on a regular basis. In addition to these three standing Committees, the Board has an Executive Committee and a Finance Committee. A brief description of the Committees follows.
Nominating and Corporate Governance Committee
Members
William D. Green (Chair), Marco Alverà, Stephanie C. Hill, Rebecca Jacoby, Robert P. Kelly, Richard E. Thornburgh
Role and Responsibilities
The Nominating Committee’s primary responsibilities include, among other matters:
•
Recommending to the Board the general criteria for selection of Director nominees and evaluating possible candidates to serve on the Board;
•
Recommending to the Board appropriate compensation to be paid to Directors;
•
Determining whether any material relationship between a non-management Director and the Company might exist that would affect that Director’s status as independent;
•
Making recommendations, from time to time, to the Board as to matters of corporate governance and periodically monitoring the Board’s performance; and
•
Reviewing with the Board succession plans for the Chief Executive Officer.
Governance, Operations and Procedures
Additional information relating to the Committee’s governance, operations and procedures is provided below:
•
The Committee has a Charter that can be viewed and downloaded from the Corporate Governance section of the Company’s Investor Relations website at http://investor.spglobal.com.
•
All current members of the Committee are independent as defined in the rules of the NYSE.
•
The Committee reviews with the Board on an annual basis the appropriate skills and characteristics required of Board members in the context of the then-current composition of the Board. The Committee evaluates the skills and qualifications of the existing Board and potential candidates on a continuing basis.
•
The Committee evaluates all nominees for Director based on these criteria, including nominees recommended by shareholders.
•
The Committee reviews and oversees management of the Company’s strategies, initiatives, risks and related reporting with respect to environmental, social and governance (“ESG”) matters.
•
The Committee may retain and terminate search firms to identify Director candidates. The Committee has the sole authority to approve the fees and other retention terms of any such firms.
Committee Advisors
The Committee periodically engages the services of Pay Governance LLC, an independent compensation consultant, to review director compensation, and various independent third-party search firms to assist with Board succession planning and new director searches. In 2023, the Committee engaged the services of Pay Governance LLC to conduct a review of director compensation and determined to make market competitive changes to the Director compensation program, effective October 1, 2023, as further described on page 114 of this Proxy Statement.
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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE (continued)

Audit Committee
Members
Maria R. Morris (Chair), Jacques Esculier, Gay Huey Evans, Ian P. Livingston, Deborah D. McWhinney, Gregory Washington
Role and Responsibilities
The Audit Committee oversees the accounting and financial reporting processes of the Company, the audits of the Company’s financial statements, and the Company’s risk management process and compliance programs. As part of these responsibilities, the Audit Committee’s primary duties include, among other matters, assisting with the Board’s oversight of:
•
The integrity of the Company’s financial statements;
•
The Company’s internal accounting controls, disclosure controls and procedures, and internal controls over financial reporting;
•
The qualifications and independence of the Company’s independent auditors;
•
The performance of the Company’ internal audit function and independent auditors;
•
The Company’s compliance with legal and regulatory requirements as well as the Company’s standards of business conduct, codes of ethics, and internal policies; and
•
Key risks of the Company.
An overview of the role of the Board of Directors in risk oversight can be found on pages 14 to 17.
Governance, Operations and Procedures
Additional information relating to the Committee’s governance, operations and procedures is provided below:
•
The Audit Committee Report, starting on page 126 of this Proxy Statement, summarizes certain important actions of the Committee taken during the Company’s 2023 fiscal year.
•
The Committee has a Charter that can be viewed and downloaded from the Corporate Governance section of the Company’s Investor Relations website at http://investor.spglobal.com.
•
All current members of the Committee are independent as defined in the rules of the New York Stock Exchange.
•
The Board has determined that all members of the Audit Committee are financially literate, and three members of the Audit Committee qualify as “financial experts” as defined in the rules of the SEC and the NYSE. There is a brief listing of the qualifications of the Director nominees who are Committee members in their respective biographies found on pages 31 through 42 of this Proxy Statement.
Compensation and Leadership Development Committee
Members
Robert P. Kelly (Chair), Gay Huey Evans, William D. Green, Stephanie C. Hill, Richard E. Thornburgh, Gregory Washington
Role and Responsibilities
The Compensation Committee’s primary responsibilities include, among other matters:
•
Establishing an overall total compensation philosophy for the Company, including conducting periodic reviews of the philosophy to ensure it supports the Committee’s objectives and shareholder interests;
•
Administering and interpreting the Company’s incentive compensation plans, including the Key Executive Short-Term Incentive Compensation Plan, the 2002 Stock Incentive Plan, the 2019 Stock Incentive Plan, and all other compensation and benefits plans in which the Company’s senior management participates;
•
Establishing performance objectives and approving awards and payments in connection with the Company’s incentive compensation plans to ensure consistency with the Company’s financial and strategic plans and objectives;
44       2024 Proxy Statement

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE (continued)

•
Reviewing and approving the corporate goals and objectives for the Chief Executive Officer’s performance, evaluating the Chief Executive Officer’s performance, and establishing the Chief Executive Officer’s total compensation;
•
Establishing and approving the compensation to be paid to the Chief Executive Officer’s direct reports and approving the overall design of the total executive compensation program, with the discretion to approve individual compensation decisions delegated to the Chief Executive Officer;
•
Reviewing the succession and development plans for executives and other key talent below the direct reports to the Chief Executive Officer; and
•
Overseeing and reviewing the Company’s culture and policies and strategies related to human capital management, including diversity and inclusion initiatives, pay equity, talent and performance management and employee engagement topics.
Governance, Operations and Procedures
Additional information regarding the Committee’s governance, operations and procedures is provided below:
•
All current members of the Committee are independent as defined in the rules of the NYSE and qualify as “non-employee directors” (as defined under Rule 16b-3 under the Securities Exchange Act of 1934).
•
The Committee has a Charter that can be viewed and downloaded from the Corporate Governance section of the Company’s Investor Relations website at http://investor.spglobal.com.
Committee Advisors
The Committee has sole authority to retain and terminate all external consultants, to commission surveys or analyses that it determines necessary to fulfill its responsibilities, and to approve the fees of all such external consultants.
The Committee utilizes the services of Pay Governance LLC as its external compensation advisor for all matters concerning the Company’s senior management compensation programs. Pay Governance LLC provides no other executive compensation consulting or other services to the Company or its management other than advice provided to the Nominating and Corporate Governance Committee on an ad-hoc basis with respect to director compensation. Pay Governance LLC works in cooperation with Company management on matters that come before the Committee but always in its capacity as the Committee’s independent advisor and representative.
The Committee has entered into a consulting agreement with Pay Governance LLC that specifies the nature and scope of its responsibilities, which include: (1) reviewing Committee agendas and supporting materials in advance of each meeting and raising questions or issues with management and the Committee Chair, as appropriate; (2) at the Committee’s direction, working with management on major proposals in advance of finalization by, and presentation to, the Committee; (3) reviewing drafts of the Company’s Compensation Discussion and Analysis and the Compensation Committee Report and related tables for inclusion in the Company’s Proxy Statement each year; (4) evaluating the chosen compensation peer group and survey data for competitive comparisons; (5) reviewing comparative data on the compensation of the Chief Executive Officer and providing independent analyses and recommendations on the Chief Executive Officer’s compensation to the Committee; and (6) proactively advising the Committee on best practices for Board governance of executive compensation.
In accordance with the Committee’s policy on assessing advisor independence, the Committee determined in 2023 that there were no conflicts of interest or issues related to independence that would impact the advice to the Committee from Pay Governance LLC.
For a further discussion of the role of the Committee in assessing performance and determining compensation with respect to our named executive officers, see pages 61 through 64 of this Proxy Statement.
       2024 Proxy Statement       45

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE (continued)

Executive Committee
Members
Richard E. Thornburgh (Chair), Marco Alverà, William D. Green, Robert P. Kelly, Maria R. Morris, Douglas L. Peterson
Role and Responsibilities
The Executive Committee has all the authority of the Board, except for those actions not permitted by Section 712 of the Business Corporation Law of the State of New York. The Chairman of the Board serves as the Chairman of the Executive Committee.
Finance Committee
Members
Marco Alverà (Chair), Jacques Esculier, Rebecca Jacoby, Ian P. Livingston, Deborah D. McWhinney, Maria R. Morris
Role and Responsibilities
The Finance Committee oversees the Company’s financial risks, with particular emphasis on the Company’s capital allocation philosophy, treasury matters, major expenditures, key strategic decisions, and financial risk management. The Finance Committee’s primary responsibilities include, among other matters:
•
Reviewing the Company’s financial affairs with senior management, particularly the Company’s Medium Range Plan;
•
Reviewing management’s proposals, including those relating to share issuance, payment (or non-payment) of dividends on the Company’s common and preferred stock, and proposed share repurchase programs, and, either making recommendations to the Board regarding such matters, or approving such matters and thereafter reporting such approval to the Board;
•
Reviewing management’s proposals, including those relating to the Company’s financing arrangements, including loans and capital markets transactions, and, either making recommendations to the Board regarding such matters, or approving such matters and thereafter reporting such approval to the Board;
•
Reviewing management’s proposals, including those relating to major acquisitions or divestitures, joint ventures and strategic alliances and major capital expenditures, and, either making recommendations to the Board regarding such matters, or approving such matters and thereafter reporting such approval to the Board;
•
Reviewing management’s proposed technology and innovation expenditures and associated budgets and risks and, either making recommendations to the Board regarding such matters, or approving such matters and thereafter reporting such approval to the Board; and
•
Reviewing the investment performance of the Company’s retirement and profit-sharing funds and the adequacy of the Company’s insurance and self-insurance programs.
Governance, Operations and Procedures
Additional information regarding the Committee’s governance, operations and procedures is provided below:
•
The Committee has a Charter that can be viewed and downloaded from the Corporate Governance section of the Company’s Investor Relations website at http://investor.spglobal.com.
•
All current members of the Committee are independent as defined in the rules of the NYSE.
46       2024 Proxy Statement

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE (continued)

Membership and Meetings of the Board and Its Committees
In 2023, no Director attended fewer than 75 percent of the aggregate of the total number of meetings of the Board and the Committees on which he or she served. Committee membership for each Director as of the end of fiscal year 2023 and the number of meetings of the full Board and each Committee held during 2023 are shown in the table below. The Board held 10 meetings in 2023.
	Audit	Compensation and Leadership Development	Executive	Finance	Nominating and Corporate Governance
Marco Alverà			•	Chair	•
Jacques Esculier	•			•
Gay Huey Evans	•	•
William D. Green		•	•		Chair
Stephanie C. Hill		•			•
Rebecca Jacoby				•	•
Robert P. Kelly		Chair	•		•
Ian P. Livingston	•			•
Deborah D. McWhinney	•			•
Maria R. Morris	Chair		•	•
Douglas L. Peterson			•
Richard E. Thornburgh		•	Chair		•
Gregory Washington	•	•
Number of 2023 Meetings	12	6	1	6	6
In 2023, the independent Directors met in executive sessions at least 10 times without any member of management present.
Annual Meeting Attendance
It is the Company’s policy that, subject to illness or an unavoidable schedule conflict, all Directors will attend and be introduced at the Annual Meeting. All of our Directors attended the 2023 Annual Meeting.
Executive Sessions
Executive sessions of our independent directors are held at both the beginning and end of every regularly scheduled Board meeting as well as whenever deemed appropriate by the Board. Each session is chaired by the independent Chairman of the Board who may, at his discretion, invite the Company’s President and Chief Executive Officer, other employees or independent outside advisors or experts to participate.
Compensation Committee Interlocks and Insider Participation
No member of the Compensation Committee has served as one of our officers or employees at any time. None of our executive officers serves as a member of the board of directors or compensation committee of any other company that has an executive officer serving as a member of our Board of Directors or Compensation Committee.
Director and Officer Indemnification and Insurance
Each Director and certain of our executive officers have entered into an indemnification agreement with the Company that provides indemnification for judgments and amounts paid in settlement and related expenses to the fullest extent permitted under the applicable provisions of the New York Business Corporation Law. This
       2024 Proxy Statement       47

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE (continued)

indemnification will be reduced to the extent that a Director or executive officer is indemnified by the Company’s Directors’ and Officers’ liability insurance.
The Company has for many years had an insurance program in place that provides Directors’ and Officers’ liability insurance coverage. The Company’s current insurance coverage was purchased for the period of May 15, 2023 to May 15, 2024 for a premium of approximately $4 million. This insurance is provided by a consortium of carriers that includes: AIG; Berkshire Hathaway Specialty Insurance; Great American; Travelers; Nationwide; Endurance; CNA; Starr; Zurich American Insurance Company; Atlantic Specialty Insurance Company; AXIS; Markel; Swiss Re; Allianz; Atri, Canopius. This program also includes additional capacity dedicated to providing excess coverage for Directors and certain of our executive officers when the Company cannot indemnify them. The additional capacity is provided by the following consortium of carriers: AIG; RLI; Berkshire Hathaway Specialty Insurance; Continental Casualty Company; Berkeley Insurance Company; XL; U.S. Specialty Insurance Company; Zurich American Insurance Company; and Travelers.
The Company also maintains a fiduciary liability insurance program that covers Directors and employees who serve as fiduciaries for our employee benefit plans. This coverage, subject to a number of standard exclusions and certain deductibles, indemnifies the Directors and employees from alleged breaches of fiduciary or administrative duties, as defined in the Employee Retirement Income Security Act of 1974 or similar laws or regulations outside the United States. The Company’s current fiduciary liability coverage was purchased for the period of May 15, 2023 to May 15, 2024 for a premium of approximately $463,000. This insurance is provided by a consortium of carriers that includes: Sompo; Westfield; AIG; AXA XL and Nationwide.
Transactions with Related Persons
Under SEC rules, we are required to disclose material transactions with the Company in which “related persons” have a direct or indirect material interest. Related persons include any Director, nominee for Director, executive officer of the Company, any immediate family members of such persons, and persons known by the Company to be beneficial owners of more than five percent of the Company’s voting securities, and any immediate family members of such beneficial owners.
Based on information available to us and provided to us by our Directors and executive officers, we do not believe that there were any such material transactions with related persons in effect since January 1, 2023, or any such material transactions proposed to be entered into during 2024.
From time to time, shareholders that own more than five percent of our common stock subscribe to, license or otherwise purchase, in the normal course of business, certain of our products and services. These transactions are negotiated on an arm’s-length basis and are subject to review by the Company’s Nominating Committee as described below. During 2023, BlackRock, Inc. and The Vanguard Group, Inc. and/or their respective affiliates subscribed to, licensed or otherwise purchased in the normal course of business, certain of our products and services. Revenues recognized by us from subscriptions, licenses and other fees related to our products and services by BlackRock, Inc., The Vanguard Group and/or their respective affiliates for fiscal 2023 were approximately $54.5 million and $19.4 million, respectively.
The Company’s Nominating Committee reviews and considers transactions with related persons under the Company’s written policy that requires the Committee to review and approve any related person transactions. Under the policy, all related persons are required to promptly notify our Corporate Secretary of any proposed related person transaction. Following notice to our Corporate Secretary, the proposed transaction is then presented to the Nominating Committee for its review and consideration at the next Committee meeting. Any ongoing and previously approved related person transactions will be reviewed by the Committee on an annual basis. In reviewing any proposed (or previously approved and ongoing) related person transaction, the Committee must consider all relevant facts and circumstances, including, without limitation, the commercial reasonableness of the terms, the benefit and perceived benefit, or lack thereof, to the Company, opportunity costs of alternate transactions, the materiality and character of the related person’s direct or indirect interest, and the actual or apparent conflict of interest of the related person. Approval of a related person transaction (or ratification of a previously approved and ongoing related person transaction) will be given only if it is determined by the Committee that such transaction is in (or not inconsistent with) the best interests of the Company and its shareholders.
48       2024 Proxy Statement

Item 2. Proposal to Approve, on an Advisory Basis, the Executive
Compensation Program for the Company’s Named Executive Officers
Under the rules of the SEC, the Company is required to provide its shareholders with the opportunity to cast an advisory vote on the executive compensation program for the Company’s named executive officers. This proposal is frequently referred to as a “say-on-pay” vote, which is required under Section 14A of the Securities Exchange Act. Shareholders voted, on an advisory basis, in favor of casting the advisory say-on-pay vote on an annual basis at the 2023 Annual Meeting.
The Company’s executive compensation program is intended to attract, motivate and reward the executive talent required to achieve our corporate objectives and increase shareholder value. We believe that our executive compensation program is both competitive and strongly focused on pay-for-performance principles, and provides an appropriate balance between risk and rewards.
Our executive compensation program:
•
aligns compensation with shareholder value on an annual and long-term basis through a combination of base pay, annual cash incentives and long-term stock-based incentives;
•
includes a mix of compensation elements that emphasizes performance results, with approximately 93% of the 2023 targeted compensation for Douglas L. Peterson, the Company’s Chief Executive Officer, and approximately 85% of the 2023 targeted compensation for the other named executive officers being performance-based;
•
delivers annual incentive payouts based on the achievement of approved quantitative performance goals, which were based on non-GAAP ICP Adjusted EBITA Margin and non-GAAP ICP Adjusted Revenue enterprise-level Company goals and, as appropriate, for our division leaders, division-level goals for 2023;
•
aligns the interests of executives with those of shareholders through long-term stock-based incentives comprised of Performance Share Units that are based on the achievement of non-GAAP ICP Adjusted EPS targets. For 2023, the Performance Share Unit award vests at the end of a three-year award cycle, with payment ranging up to a maximum of 200% of the shares based on the achievement of compound annual diluted adjusted EPS growth goals; and
•
has features designed to mitigate risks and further align executive compensation with shareholder interests, including stock ownership requirements, multiple pay recovery (clawback) policies, an anti-hedging and pledging policy and limited perquisites.
Our executive compensation program is described in the Compensation Discussion and Analysis (“CD&A”), related compensation tables and other narrative executive compensation disclosures required by the disclosure rules of the SEC, all of which are found in this Proxy Statement. In particular, the CD&A, beginning on page 50 of this Proxy Statement, describes the Company’s executive compensation program in detail, and we encourage you to review it.
Since the vote on this proposal is advisory, it is not binding on the Company. Nonetheless, the Compensation and Leadership Development Committee, which is responsible for approving the overall design and administering certain aspects of the executive compensation program, will take into account the outcome of the vote when making future executive compensation decisions. The Board of Directors recommends that you approve the following resolution that will be submitted for a shareholder vote at the 2024 Annual Meeting in support of the Company’s executive compensation program:
RESOLVED: That the shareholders of the Company approve, on an advisory basis, the executive compensation program for the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, related compensation tables and other narrative executive compensation disclosures included in the Proxy Statement for this Annual Meeting.
Your Board of Directors recommends that you vote FOR the approval, on an advisory basis, of the executive compensation program for the Company’s named executive officers.
Unless you specify otherwise, the Board intends the accompanying proxy to be voted for this proposal.
       2024 Proxy Statement       49

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE COMPENSATION MATTERS
COMPENSATION DISCUSSION AND ANALYSIS
The Compensation and Leadership Development Committee of our Board of Directors (the “Compensation Committee” or the “Committee”), comprised of independent Directors, oversees our compensation program for senior executives on behalf of our Board. This Compensation Discussion and Analysis (“CD&A”) describes our named executive officer compensation program and the basis for the compensation paid to our named executive officers for 2023, as well as certain key compensation decisions that have been approved for our named executive officers for 2024.

*
Our CD&A, found on pages 50 through 87 of this Proxy Statement, includes adjusted financial information. For 2022, adjusted financials are presented on a pro forma basis as if the merger with IHS Markit had closed on January 1, 2021. For pro forma to Non-GAAP pro forma adjusted reconciliations refer to Exhibit 99.2 of the current report on Form 8-K furnished on February 8, 2024. For the years 2020, 2021 and 2023, adjusted financials represent the Company’s stand-alone performance. For a reconciliation of the adjustments to comparable financial measures calculated in accordance with generally accepted accounting principles (“GAAP”) in the U.S., please see Appendix A. The non-GAAP financial information included in Appendix A has been provided in order to show investors how our Compensation Committee views the Company’s performance as it relates to the compensation program for our named executive officers.

50       2024 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (continued)

2023 Named Executive Officers
The named executive officers (“NEOs”) of the Company for 2023 are as follows:
*
Mr. Steenbergen ceased serving as the Company’s Chief Financial Officer effective February 12, 2024, in advance of his departure from the Company in March, 2024. Christopher Craig assumed the role of Interim Chief Financial Officer on February 12, 2024.

Compensation Philosophy
Our people are the foundation of our business. Driving a diverse and inclusive performance-driven culture is one of the key components of our corporate strategy to Power Global Markets. Our compensation philosophy is to reward excellence in leadership and the successful implementation of our business strategy by linking a significant portion of executive pay to one or more performance metrics tied to shareholder value creation. By connecting executive pay outcomes to drivers of shareholder value, we implement our compensation practices with transparency and within the framework of pay-for-performance in a manner that we believe helps us attract and retain the highest-quality executive talent at our leadership levels.
       2024 Proxy Statement       51

COMPENSATION DISCUSSION AND ANALYSIS (continued)

Financial Performance Highlights
During 2023, the Company achieved revenue growth across all divisions while making investments in key strategic growth areas, including Private Markets, Sustainability, and Energy Transition. Below are key achievements during the year, which demonstrate the value we brought to our customers in times of market volatility and macroeconomic uncertainty and our focus on long-term shareholder value creation.
Total Shareholder Return
In 2023, our total shareholder return was approximately 33%, which exceeded the 26% increase in the return of the overall market and the 31% return of our Form 10-K peer group. As indicated in the performance graph to the right, our cumulative total shareholder return over the previous five years is 33% higher than our Form 10-K peer group and 31% higher than the performance indicator of the overall market (i.e., S&P 500), which reflects our commitment to long-term focus and value creation, not short-term results.
Returns assume $100 invested on December 31, 2018 and total return includes reinvestment of dividends through December 31, 2023. Reflects the peer group used in the Company’s Form 10-K filed with the SEC on February 9, 2024, consisting of: Moody’s Corporation, CME Group Inc., MSCI Inc., FactSet Research Systems Inc., Verisk Analytics, Inc., and Intercontinental Exchange, Inc.

Company Financial Performance
The Company made progress towards its medium-term financial targets, which were announced at the first Investor Day since the merger with IHS Markit, and exceeded its target for cost synergies related to the merger. We also took steps to optimize the portfolio of businesses at S&P Global with the decision to divest Engineering Solutions, helping put us in a position to grow in markets where we can leverage our strengths across the entire business.
The Compensation Committee uses three key financial measures to assess executive officer performance: (1) non-GAAP Incentive Compensation Program (“ICP”) Adjusted Revenue, (2) non-GAAP ICP Adjusted Earnings before Interest, Taxes and Amortization Margin (“non-GAAP ICP Adjusted EBITA Margin”) and non-GAAP ICP Adjusted Diluted Earnings Per Share (“non-GAAP ICP Adjusted EPS”).
52       2024 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (continued)

(1)
Key Executive Short-Term Incentive Compensation Plan (“STIC”).

(2)
For a reconciliation of the adjustments to comparable financial measures calculated in accordance with U.S. GAAP, please see Appendix A.

(3)
Year-over-year (“YOY”).

Significant Business Milestones
We achieved meaningful progress advancing key initiatives in support of our strategy to Power Global Markets in 2023:

Customer at the Core
•
Continued to focus on the needs of customers and markets by expanding our core offerings and innovating new products, achieving our highest Net Promoter Score on record

•
Ranked highest amongst our peers in our Brand Impact Score, which surveys existing and potential customers of our products and solutions

•
Improved customer retention rates in several of our divisions last year, driven by continued product innovation, the addition of new content, speed and performance improvements and enhancements to existing workflows

•
Continued adoption of enterprise contracts in Market Intelligence and acceleration of enterprise agreements in Commodity Insights as we listened to our customer’s feedback to simplify our offerings and packages

       2024 Proxy Statement       53

COMPENSATION DISCUSSION AND ANALYSIS (continued)

Grow and Innovate
•
Vitality index, which consists of revenue derived from new or enhanced products, contributed to 11% of revenue in 2023 and grew at a rate of 18% last year

•
Across divisions, released new and enhanced products that demonstrated not only our commitment to powering global markets, but also our strengthened capabilities from the merger

•
Market Intelligence: significantly enhanced Capital IQ Pro. June saw the release of one of the largest updates in years, and executed on preliminary release of our generative AI solution, Chat IQ, to a set of pilot customers in December

•
Ratings: leveraged our expertise in blockchain technology and cryptocurrencies to launch the first Stablecoin Stability Assessment in late 2023

•
Commodity Insights: combined the most powerful features of two leading commodities platforms — Platts Dimensions Pro and IHS Connect — to create Platts Connect, which we believe is the market’s most holistic source of data, insights, and tools custom-built for commodity market participants

•
Indices: launched several new indices including the S&P B3 Corporate Bond Index in Brazil, multiple cross-asset indices, and new sector, factor, and thematic indices that we believe will contribute to strong growth in the years to come

•
Mobility: introduced multiple data sets like crucial vehicle forecast and registration data to the Market Intelligence Marketplace via both Xpressfeed and Snowflake, launched CARFAX Car Listings (encompassing both used and new) and continued to develop innovative new products, which include expanding our Sustainable Mobility proposition

•
Delivered double-digit growth and significant innovation in key strategic investment areas. Private Markets Solutions and Sustainability & Energy Transition both delivered double-digit growth in 2023, and we are well-positioned to continue growing in these important areas in 2024

Data and Technology
•
Artificial intelligence (“AI”) is a key enabler of our strategic vision with some 2023 highlights including:

•
Leveraged existing foundational AI solutions to amplify adoption of AI across the enterprise. Internal adoption and usage of Kensho’s AI Toolkit grew >100x over 2022, which enabled downstream use of our data for Generative AI use cases

•
Hosted a firm-wide initiative (LLM Data Contest) garnering over 24,000 submissions to build S&P Global’s proprietary Large Language Model

•
Developed BizBench, an industry-leading suite of model evaluation tasks that will set the standard for measuring model performance in the domains in which we operate

•
Significant progress on our other technology priorities including:

•
Migrated ~8,000 servers and closed 5 on-prem data centers in our continued cloud journey

•
Consolidated ~17,000 additional colleagues post-merger into our existing Microsoft 365 tenant

•
Continued to enable our commercial teams by integrating the salesforce platform post-merger

54       2024 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (continued)

Lead and Inspire
•
Held an internal event called “Accelerate Progress LIVE” to reinforce our commitment to our teams around the world and highlight our purpose and values

•
Published our 12th annual Impact Report, our 5th annual TCFD report, and our first-ever Diversity, Equity, and Inclusion report, taking much of the information that we have been reporting for years, enhancing our disclosures, and making that information more accessible in a dedicated report

•
In 2023, the number of employees volunteering in their communities increased, as did the funds granted to nonprofits by way of our employee matching gift program

•
Team of full-time career coaches engaged with more of their coworkers than ever last year, demonstrating our commitment to personalized professional development support and as more of our people return to our offices around the world, our Global People Resource Groups saw a nearly 50% increase in engagement

Execute and Deliver
•
In 2023, our revenue rose 8% excluding the impact of divestitures, net income decreased 19%, adjusted net income grew 7%, diluted earnings per share decreased 19%, and adjusted diluted earnings per share increased 13%

•
In the last two years, we delivered on bringing together two world-class organizations through a challenging macroeconomic and geopolitical environment including:

•
Integrated major software systems, consolidated or closed 40 of our offices globally and closed many of our data centers

•
Delivered $619 million dollars in cost synergies, $19 million higher than our stated target of $600 million

•
Ahead of schedule on our revenue synergies, with ~$152 million or 43% of our stated run-rate revenue synergy target of $350 million already achieved by the end of 2023

•
Since the merger closed, returned $17.5 billion dollars to shareholders through share repurchases and dividends

       2024 Proxy Statement       55

COMPENSATION DISCUSSION AND ANALYSIS (continued)

Pay-for-Performance Overview
2023 STIC Funding and 2021-2023 Long-Term Incentive Payouts
The Company had strong operational and financial performance in 2023 and made progress toward achieving the medium-term goals set during Investor Day. The Company delivered strong performance, achieving revenue growth across all divisions, and surpassed our target for cost synergies. However, the impact of prior year Ratings revenue decline and macroeconomic challenges in the performance period of the Long-Term PSU Award resulted in the 2021 Long-Term PSU Award earning below target. As a result, enterprise level STIC funded at 111% of target for 2023 (see Page 74) and the 2021 Long-Term PSU Award for the 2021-2023 performance cycle earned below target at 64% (see page 80).
CEO Target Compensation
The graphic to the right shows Target Total Direct Compensation (“TDC”), which is equal to the aggregate of base salary, target annual incentive award opportunity and long-term incentive grants, assuming target performance, for our CEO, Mr. Peterson, in 2022, 2023, and 2024. As discussed in further detail in the “Setting Compensation” section beginning on page 62 of this Proxy Statement, in consultation with the independent compensation consultant, the Compensation Committee considered several factors such as individual performance and market competitiveness, including benchmarking against the Company’s Proxy Peer Group and compensation survey data, and determined to increase Mr. Peterson’s target TDC by increasing his total target long-term incentive amount for 2024 as compared to 2023. For more information regarding the increase, see page 81 of this Proxy Statement.

$24M
$20M
$16M
$12M
$8M
$4M
$0M
$18.6M
$18.6M
$21.6M
$13.80M
$13.80M
$16.80M
$3.45M
$3.45M
$3.45M
$1.35M
$1.35M
$1.35M
2022*
2023
2024
Base Salary
Target Annual Incentive Award
Long-Term Incentives

*
2022 excludes a special one-time $10 million “Founders Grant” in the form of performance-vested RSUs subject to achievement of merger synergy targets in connection with the acquisition of IHS Markit.

Say-on-Pay
The Company values shareholder perspectives on our executive compensation program. Shareholders voted in favor of casting an advisory vote on the executive compensation program for the Company’s NEOs — the “say-on-pay” vote — on an annual basis at the 2023 Annual Meeting. As part of the Compensation Committee’s annual review of the program, it considers the outcome of the Company’s annual shareholder advisory vote on the compensation of the Company’s NEOs. Approximately 93.4% of the “say-on-pay” advisory votes cast in 2023 were in favor of our executive compensation program.
Although the 2023 “say-on-pay” results indicated strong support for our program, the Company believes it is important to engage with our shareholders, regardless of our approval rating. As described in further detail on pages 11 through 13 of this Proxy Statement, we engage in active year-round dialogue and outreach with our shareholders to discuss governance, executive compensation and other matters, and to solicit shareholder feedback. No significant concerns relating to the Company’s compensation program were raised by investors this year during our shareholder engagement efforts.
56       2024 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (continued)

History of Executive Compensation Program Changes
The changes described below show enhancements to our compensation programs that we have made over time, and which continue to be in effect. We believe that these improvements demonstrate our responsiveness to and alignment with our shareholders and exhibit our commitment to incorporating best practices, pay-for-performance, and adapting to market conditions.

2019

Long-Term Incentive Plan
Adopted new 2019 Plan reflecting latest best practices to promote greater accountability to shareholders

2020

Proxy Peer Group
Refined to more accurately reflect our size and positioning

STIC Performance Measures
Rebalanced weighting to better reward achievement of strategic initiatives (including new ESG priorities) and maintain appropriate level of enterprise focus

2021

Executive Stock Ownership Guidelines
Increased minimum ownership multiples for CEO and CFO to require more meaningful ownership levels and further align executive interests with shareholders

2022

Proxy Peer Group
Updated to maintain competitive positioning in light of increased scale following acquisition of IHS Markit

STIC Performance Measures
Increased weighting on strategic initiatives and enterprise metrics to better support Company strategy and promote cross-organizational collaboration

2023

Pay Recovery (Clawback) Policies
Adopted mandatory Dodd-Frank clawback policy for financial restatements and expanded coverage of voluntary policy in instances of misconduct, fraud, and material breach of contract

2024

Long-Term Incentive Plan
Changed PSU performance measurement to 3-year cumulative EPS growth goal to better reward sustained long-term performance over holistic 3-year period

Ongoing program enhancements strengthen pay-for-performance

- ✓ Increasing shareholder alignment
- ✓ Driving achievement of strategic initiatives
- ✓ Improving competitive positioning for attracting and retaining key talent

Decisions for 2023 and 2024
As part of the Compensation Committee’s ongoing review and refinement of the executive compensation program to ensure that the program remains competitive, supports strategic objectives and rewards performance, the Committee approved the following changes for 2023 and 2024:
•
Long-Term Incentive Plan (Performance Share Unit Metrics): Effective for fiscal year 2024, the Compensation Committee determined to change the non-GAAP ICP Adjusted EPS metric for our Performance Share Units (PSUs) from a three-year Compound Annual Growth Rate (CAGR) target, measuring EPS in the final performance year, to a cumulative growth target, measuring EPS growth for each year of the three-year performance cycle additively. Following extensive review and input from the Committee’s independent compensation consultant, the Committee approved this change to better reward sustained long-term performance and reduce pressure on performance in a single-year.
•
Pay Recovery Policy: In connection with the Compensation Committee’s review and adoption of a new Dodd-Frank mandated pay recovery policy for financial restatements, it also amended the separate, pre-existing S&P Global Pay Recovery Policy to increase Committee flexibility to recover pay in other non-financial circumstances involving misconduct, including fraud, termination for cause and breach of restrictive covenants.
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COMPENSATION DISCUSSION AND ANALYSIS (continued)

Overview of Key Best Practices: What We Do and Don’t Do
The Compensation Committee regularly reviews best practices in executive compensation and governance and has revised our policies and practices over time. Today these practices include:
What We Do in Alignment with Shareholder Interests and Sound Governance
COMPENSATION PRACTICE		COMPANY POLICY	MORE DETAIL
✔	Pay-for- Performance & Shareholder Alignment
Approximately 93% of CEO and 85% of our other NEOs’ total target annual compensation opportunity is variable, incentive-based pay contingent on meeting challenging, top-line and bottom-line short-term and long-term performance objectives. We also include caps on individual payouts under our short- and long-term incentive plans at 200% of target.
Long-term incentive compensation opportunities for NEOs are equity-based and tied to business plan performance metrics.
Pgs. 59-60
✔	Robust Stock Ownership Guidelines	We have meaningful stock ownership guidelines for our Directors and executive officers. The executive guidelines require 100% retention until the guidelines are met.	Pg. 85
✔	Annual Shareholder Say-on-Pay	We value our shareholders’ input and seek an annual non-binding advisory vote from shareholders on our executive compensation program for our named executive officers.	Pg. 56
✔	Shareholder Outreach and Input	Our outreach program gives institutional shareholders the opportunity to provide ongoing input on our programs and policies. We carefully review say-on-pay results and all shareholder feedback when structuring executive compensation.	Pgs. 11-13
✔	Pay Recovery (Clawback) Policies	Our pay recovery policies give us the right to cancel and recoup cash incentive and long-term incentive award payments received by covered active and former employees under various circumstances, including misconduct and financial restatements.	Pg. 86
✔	Anti-Hedging and Anti-Pledging Policy	Our anti-hedging and anti-pledging policy prohibits Directors, officers and other designated employees from engaging in hedging and pledging transactions related to Company stock.	Pgs. 86-87
What We Don’t Do in Alignment with Shareholder Interests and Sound Governance
COMPENSATION PRACTICE		COMPANY POLICY	MORE DETAIL
✗	No Single Trigger Change-in-Control	Our Long-Term Incentive Plan awards are subject to “double-trigger” treatment in the case of a change-in-control (i.e., unvested awards are accelerated only if there is both a change-in-control and an involuntary termination of employment).	Pg. 84
✗	No Excessive Perquisites	We do not provide excessive executive perquisites to our NEOs and we believe our limited perquisites are reasonable and competitive.	Pg. 82
✗	No Tax Gross-Ups	We do not provide tax gross-ups in connection with any perquisites or in the event of any “golden parachute payment” in connection with a change-in-control.	Pg. 85
✗	No Dividends on Unearned Awards	We do not pay dividends on unearned PSUs or RSUs.	Pg. 60
✗	No Employment Contracts	None of our NEOs have a formal, fixed-term employment contract.	Pg. 87
✗	Pension Benefits Frozen	We froze both our defined benefit pension plans to new participants and future accruals, effective as of April 1, 2012.	Pgs. 96-97
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COMPENSATION DISCUSSION AND ANALYSIS (continued)

Compensation Objectives
A highly engaged and performance-driven workforce is essential to a sustainable customer focus and our execution of our business strategy to Power Global Markets. People Rewards programs are critical to effectively managing the overall people experience and ensuring our ability to compete for and engage exceptional executive talent. The main objectives of our executive compensation philosophy are to deliver competitive Rewards programs that drive performance, motivate and create shareholder value:

Performance Driven

Compensation and benefits that reward performance, both what and how

Competitive

People Rewards that are competitive and relevant to the markets in which we operate

Market relevant

Strive to pay at the median for most; at top quartile for in-demand technology, anaytics and commercial talent

Impactful

Recognize our focus on ESG

Optical pay mix

Appropriate balance between short- and long-term performance

Equitable

Seek internal equity and inclusivity in People Rewards

Transparent

Provide greater transparency between performance and rewards

Enterprise approach

Designed to support our enterprise business strategy

Pay Mix
In establishing an appropriate mix of fixed and variable pay to reward Company, line of business and individual performance, the Compensation Committee balances the importance of meeting our short-term business goals with the need to create shareholder value and drive growth over the longer term. Our integrated compensation framework heavily weights variable compensation to reward achievements against pre-established, quantifiable financial performance objectives and individual strategic performance objectives.
In addition, because a significant portion of variable compensation is delivered in the form of long-term incentive awards which vest over three years, the value ultimately realized by our executives from these awards depends on company performance and stockholder value creation, as measured by the future value of our stock price.
       2024 Proxy Statement       59

COMPENSATION DISCUSSION AND ANALYSIS (continued)

Overview of Pay Elements
For 2023, guided by our compensation philosophy and objectives, the executive compensation program consisted of the elements listed below. The Compensation Committee believes that each compensation element, and all of these elements combined, are important for maintaining an executive compensation program that is competitive, performance-based and focused on creating shareholder value.

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COMPENSATION DISCUSSION AND ANALYSIS (continued)

Roles and Responsibilities

Role of Shareholders

93.4%
cast in
favor in
2023

- Our shareholders cast an annual advisory vote on executive compensation and may provide feedback through various means, including our investor engagement efforts.
- The Compensation Committee carefully considers the annual outcome of the Company's say-on-pay (93.4% cast in favor in 2023) shareholder feedback, and evolving best practices when making future compensation decisions and program design changes.

For a list of recent improvements we have made to our compensation programs, see page 57 of this Proxy Statement.

Role of the Compensation Committee

The Compensation Committee is currently comprised of six Directors, all of whom meet the independence requirements of the New York Stock Exchange and qualify as "non-employee directors" (as defined under Rule 16b-3 under the Securities Exchange Act of 1934).

Our Compensation Committee:

- Establishes an overall total compensation philosophy statement for the Company, which it periodically reviews.
- Annually reviews and approves goals and objectives for the CEO; meets at least annually with the CEO to discuss the CEO's self-assessment in achieving individual and corporate goals and objectives; evaluates the CEO's performance in light of those goals and objectives; and establishes the CEO's total compensation based on this evaluation, which is ratified by the independent Directors of the Board of Directors.
- Ensures that the Company's executive compensation program is appropriately competitive, supports organization objectives and shareholder interests and creates pay-for-performance linkage.
- Reviews and approves the CEO's recommendations for salary and incentive compensation for the Company's Executive Committee.
- Reviews the succession and development plans for executives and other key talent below the direct reports to the CEO.
- Regularly reports to the Board of Directors on the Committee's activities and any and all compensation matters that should appropriately be brought to the Board's attention.

Role of Management

- The CEO establishes annual performance goals for each of the other NEOs.
- The CEO conducts an annual performance evaluation of each of the other NEOs against pre-established goals.
- Based on performance and competitive market data, the CEO makes recommendations to the Compensation Committee for the total compensation of the other NEOs.
- The NEOs recommend compensation actions for the other senior executives in their organizations and these compensation actions are reviewed and approved by the CEO.

Role of the Independent Compensation Consultant

In 2023, Pay Governance:

- Reviewed Committee agendas and supporting materials in advance of each meeting and raised questions or issues with management and the Committee Chair, as appropriate.
- At the Committee's direction, worked with management on major proposals in advance of finalization by, and presentation to, the Committee.
- Reviewed drafts of the Company's CD&A and the Compensation Committee Report and related tables for inclusion in the Company's Proxy Statement.
- Reviewed the appropriateness of the Proxy Peer Group and survey data for market comparisons.
- Reviewed competitive data and provided independent analyses on the compensation of the NEOs and made recommendations on the CEO's compensation to the Committee.
- Advised the Committee on best practices for Board governance of executive compensation.

More Information

The **Compensation Committee** administers our executive compensation program in accordance with its Charter, which is reviewed annually. The current Charter is available on the Company's Investor Relations website at **http://investor.spglobal.com**.

Information about the Compensation Committee and its members who are Director nominees can be found on pages 44 and 45 and pages 31 through 42 of this Proxy Statement, respectively.

In accordance with the Compensation Committee's policy on assessing advisor independence, the Compensation Committee determined in 2023 that there were no conflicts of interest or issues related to independence that would adversely impact the advice to the Compensation Committee from Pay Governance, as further explained on page 45 of this Proxy Statement.

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COMPENSATION DISCUSSION AND ANALYSIS (continued)

Setting Compensation
The Compensation Committee considers the following factors in using its discretion to determine the amount and form of compensation to be awarded to each of our NEOs and in structuring the design of the Company’s executive compensation programs.
External Market Analysis
The Compensation Committee considers external market data to maintain appropriate and competitive levels of executive officer compensation that supports our strategic vision by positioning us to attract, retain and engage high performing executive talent.
For purposes of setting compensation targets for 2023, the Compensation Committee measured our compensation opportunities for executive officers against the following benchmarking sources:
•
Proxy Peer Group: The Committee, with the assistance of Pay Governance, annually reviews our Proxy Peer Group’s NEO compensation data and realizable pay in order to perform a competitive analysis of our compensation program.
•
Survey Peer Groups: The Committee also considers information from the McLagan Financial Services Survey and other relevant survey data, including survey data for companies in our Proxy Peer Group that participated in the Willis Towers Watson Executive Compensation Survey.
Annual Proxy Peer Group Review
The Compensation Committee, with the assistance of Pay Governance, reviews the composition of our Proxy Peer Group annually to ensure the Proxy Peer Group remains appropriate to use in a competitive analysis of executive compensation.
Since we have few direct competitors for the specific scope of our business activities, the companies represented in our Proxy Peer Group vary in terms of firm size and business model. In reviewing and identifying the Proxy Peer Group, the Compensation Committee considers a number of factors intended, on the whole, to appropriately capture the scale and scope of our evolving business operations and the market dynamics in which we compete for executive talent, while also adjusting as necessary for changes in peer group operations and comparability to the Company.
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COMPENSATION DISCUSSION AND ANALYSIS (continued)

2023 and 2024 Proxy Peer Group Companies
Based on this review, with the assistance of Pay Governance, the Compensation Committee identified the companies listed below, which reflected no change from the 2022 Proxy Peer Group, to serve as market reference points for compensation planning and for purposes of setting the 2023 and 2024 compensation targets for our NEOs.
In terms of size, as shown in the table below, at the end of 2023, the Company’s annual revenue was between the 25th percentile and the median percentile and the Company’s market capitalization was above the 75th percentile of the 2023 Proxy Peer Group.
2023 Proxy Peer Group	Revenue ($ billions)	Market Cap. ($ billions)
25th Percentile	$7.69	$70.16
Median	$18.22	$83.99
75th percentile	$23.30	$121.94
S&P Global	$12.50	$138.38

*
Numbers reflect fiscal year end data for the 2023 Proxy Peer Group.

Use of Market Data
Our Compensation Committee independently evaluates the performance of the CEO and utilizes compensation data for our Proxy Peer Group and the broader financial services industry to establish the CEO’s total annual target compensation, so that his base salary, target annual incentive opportunity and target long-term incentive awards are competitive with the market. The Compensation Committee refers its recommendations to the independent Directors of the Board for review and ratification. For more information on CEO historical and current target total direct compensation, see page 56 of this Proxy Statement.
For our NEOs other than the CEO, we review the range of market compensation between the 25th and 75th percentiles for our Proxy Peer Group as well as compensation survey data to develop an understanding of market pay levels for each position. Any individual element of compensation of an NEO’s total direct
       2024 Proxy Statement       63

COMPENSATION DISCUSSION AND ANALYSIS (continued)

compensation may be positioned above or below the market median based on considerations such as the scope of the NEO’s role, responsibilities, experience and performance, as well as the lack of availability of comparable market data for the NEO’s position.
We annually review compensation market data for the financial services industry in setting base salaries and short-term and long-term incentive opportunities for all our NEOs. However, we do not limit or increase individual incentive payments based solely on these market reference points. Some additional factors considered by the Compensation Committee in setting executive compensation are described further below.
Internal Pay Equity
The Compensation Committee also takes into account internal equity when making pay decisions. While there is not an established formal policy on internal pay equity guidelines, the Compensation Committee reviews compensation levels to ensure that the appropriate internal equity exists. This is determined based on various considerations, including management of revenue or operating profit, headcount responsibility, geographic scope, and job complexity.
Performance Assessment
The Compensation Committee’s consideration is further informed by the Company’s performance and assessment of each NEO’s individual performance against individual qualitative and quantitative goals and behaviors aligned with the Company’s strategic plan. The goals reflect financial targets inclusive of short-term operating goals, long-term value creation, human capital initiatives, and risk and compliance expectations. The Compensation Committee along with the entire Board (other than the CEO with respect to his review) participates in an annual review and discussion of each NEO as well as succession planning for each position, taking into consideration the critical leadership skills and experience of the NEO and the strategic importance of his or her role to the Company.
Further information on the Company’s business performance as well as each NEO’s key individual achievements for 2023 can be found beginning on page 65 of this Proxy Statement. Additionally, further information about succession planning can be found beginning on page 18 of this Proxy Statement.
Other Factors
In setting NEO compensation, the Compensation Committee also considers input from Pay Governance, feedback from the CEO (in the case of NEOs who are direct reports to the CEO) and our shareholders as well as several other factors, including business and market conditions, risk management and governance, tax and accounting matters and diversity, equity and inclusion considerations, among others.
Further information on the role of the independent compensation consultant and our shareholders can be found on page 61 of this Proxy Statement.
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COMPENSATION DISCUSSION AND ANALYSIS (continued)

2023 Financial Performance and NEO Compensation Decisions
Financial Performance Overview in 2023
In 2023, the Company delivered revenue growth and margin expansion through the divestiture of Engineering Solutions, realization of merger related synergies, growth in the Ratings division, and disciplined expense management, while also making significant progress on key strategic initiatives. Financial performance highlights and significant business milestones achieved in 2023 included:
*
For a reconciliation of the non-GAAP adjusted financial information presented in the table above to comparable financial measures calculated in accordance with U.S. GAAP, please see Appendix A. For 2022, adjusted financials are presented on a pro forma basis as if the merger with IHS Markit had closed on January 1, 2021. For pro forma to Non-GAAP pro forma adjusted reconciliations refer to Exhibit 99.2 of the current report on Form 8-K furnished on February 8, 2024. For the years 2020, 2021 and 2023, adjusted financials represent the Company’s stand-alone performance.

NEO Compensation Decisions in 2023
The table below shows the Compensation Committee’s compensation decisions for 2023 for the NEOs, and is different from the SEC required disclosure in the “2023 Summary Compensation Table” beginning on page 88. The table below is a blend of annualized base salary and compensation that is actually paid (annual incentive payout) or granted (long-term incentive grants) that together reflects the total annual 2023 target compensation decision for each NEO.
The Compensation Committee established the calendar year base salary and annual long-term incentive grant amount for each NEO early in the fiscal year. The annual incentive payout amount was calculated and paid after the fiscal year ended based on the incentive plan funding and the individual performance of each NEO, as described below.
Executive	Annualized 2023 Base Salary	Actual 2023 Annual Incentive Payment	Actual 2023 Annual Long-Term Incentive Awards at Target			Total 2023 Annual Compensation
			RSUs	PSUs	Long-Term Cash
D. Peterson	$1,350,000	$3,829,500	$4,140,000	$9,660,000	$—	$18,979,500
E. Steenbergen	$825,000	$1,665,000	$1,050,000	$2,450,000	$—	$5,990,000
M. Cheung	$750,000	$1,710,000	$975,000	$2,275,000	$—	$5,710,000
A. Kansler	$750,000	$1,560,000	$975,000	$2,275,000	$—	$5,560,000
D. Draper	$650,000	$1,110,000	$240,000	$560,000	$1,200,000	$3,760,000
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COMPENSATION DISCUSSION AND ANALYSIS (continued)

CEO Pay Decisions
Douglas L. Peterson: President and Chief Executive Officer
Mr. Peterson joined the Company in September 2011 as President, Standard & Poor’s Ratings Services. He was promoted to his current role in November 2013.
 Mr. Peterson’s 2023 Pay-for-Performance
2023 Key Achievements:
As President and Chief Executive Officer, Mr. Peterson:
•
Achieved revenue growth across all five divisions and delivered adjusted margin expansion while also making progress against key strategic initiatives. For 2023, enterprise non-GAAP ICP Adjusted Revenue increased 5.8% to $12,533 million. Non-GAAP ICP Adjusted EBITA Margin expanded 98 basis points to 45.9%. Non-GAAP ICP Adjusted EPS from operations increased at a compounded annual growth rate of 6.3% for the 3-year performance period ended 2023 to $14.06.
•
Executed successful merger integration delivering $619 million in cost synergies (outperforming our stated $600 million target), tracking ahead of schedule on targeted revenue synergies, completing the divestiture of Engineering Solutions and achieving majority of all planned integration work.
•
Advanced key strategic initiatives for growth and innovation as demonstrated by our Vitality Index (consisting of revenue derived from new or enhanced products) contributing to 11% of revenue in 2023; achievement of double-digit growth and significant innovation in key strategic investment areas; and the establishment an enterprise-wide framework and formal leadership team for the Company’s Generative AI strategy.
•
Continued to enhance the customer experience, achieving the highest net promoter scores on record; improving customer retention rates across several divisions driven by continued product innovation, the addition of new content, and speed and performance improvements to existing workflows; and ranking highest amongst the Company’s peers in our Brand Impact Score.
•
Strengthened stakeholder relationships by increasing outreach to clients, investors and market participants and deepening active engagements with associations, policy makers and regulators through sustained outreach that continued to be more impactful, broader in scope and greater in number than the prior year’s engagements.

•
Demonstrated strong enterprise leadership supporting development of the executive team; rolling out new strategic framework and vision for Powering Global Markets; increasing engagement with global employees; continuing commitment to diversity, equity and inclusion (DEI) initiatives and exceeding scorecard targets for increasing gender and ethnicity indices.
2023 Actual
Annual Incentive Payout
Mr. Peterson received a payout of $3,829,500, representing 111% of his target award. The Compensation Committee’s decision was based on Mr. Peterson’s 2023 performance, the Company’s business results and progress toward our strategic initiatives.
2023 Long-Term Incentive Awards
For details on Mr. Peterson’s 2023 annual long-term incentive grant, see our Long-Term Incentive Plan discussion and our 2023 Grants of Plan-Based Awards Table.

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COMPENSATION DISCUSSION AND ANALYSIS (continued)

OTHER NEO PAY DECISIONS
Ewout L. Steenbergen: EVP, Chief Financial Officer and President, Engineering Solutions
Mr. Steenbergen joined the Company in his current role as EVP, Chief Financial Officer, in November 2016. His responsibilities were expanded in 2021 to include leadership of Kensho Technologies, and he was also appointed to lead S&P Global Engineering Solutions in February 2022. Mr. Steenbergen ceased serving as the Company’s Chief Financial Officer effective February 12, 2024, in advance of his departure from the Company in March, 2024.
 Mr. Steenbergen’s 2023 Pay-for-Performance
2023 Key Achievements:
As EVP, Chief Financial Officer, Mr. Steenbergen:
•
Achieved revenue growth in all five divisions and delivered adjusted margin expansion while also making progress against key strategic initiatives. For 2023, enterprise non-GAAP ICP Adjusted Revenue increased 5.8% to $12,533 million. Non-GAAP ICP Adjusted EBITA Margin expanded 98 basis points to 45.9%. Non-GAAP ICP Adjusted EPS from operations increased at a compounded annual growth rate of 6.3% for the 3-year performance period ended 2023 to $14.06.
•
Executed successful capital management program with $3.3 billion in share repurchases and $1.1 billion in dividends.
•
Demonstrated strong support of enterprise strategic initiatives through the tracking and reporting of key growth metrics, including Vitality Index revenue from new or enhanced products.
•
Successfully led the Merger Value Capture Office with disciplined synergy and merger cost tracking contributing to achievement of all Operational Integration objectives and above-target merger run-rate cost synergies of $619 million by the end of 2023 through a comprehensive productivity and efficiency program (including restructuring, real estate, procurement, functional expenses).
•
Executed successful divestiture of Engineering Solutions on May 2, 2023 for a total consideration of $975 million.
•
Drove growth and innovation with Kensho developing multiple new innovative products, like ChatIQ, Marketplace Search, FinLM, Platts Connect, and DocViewer, among others.

•
Demonstrated strong enterprise leadership and strengthened stakeholder relationships through active communication with shareholders and analysts (including participation at 15 investor events and meeting more than 500 investors), receiving “Number 1” recognition in all 2023 Institutional Investor All-America categories, and leading many enterprise-wide initiatives.
2023 Actual
Annual Incentive Payout
Mr. Steenbergen received a payout of $1,665,000, representing 111% of his target award. The Compensation Committee’s decision was based on Mr. Steenbergen’s performance against 2023 business and individual strategic goals.
Long-Term Incentive Awards
For details on Mr. Steenbergen’s 2023 annual long-term incentive grant, see our Long-Term Incentive Plan discussion and 2023 Grants of Plan-Based Awards Table.

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COMPENSATION DISCUSSION AND ANALYSIS (continued)

Martina L. Cheung: President, S&P Global Ratings, and Executive Lead, Sustainable1
Ms. Cheung joined the Company in May 2010 as Head of Operations for Structured Finance in S&P Global Ratings. She was appointed President, S&P Global Market Intelligence, effective January 2, 2019. Effective as of February 28, 2022, Ms. Cheung was appointed President, S&P Global Ratings, and also serves as Executive Lead of Sustainable1.
 Ms. Cheung’s 2023 Pay-for-Performance
2023 Key Achievements:
As President, S&P Global Ratings, Ms. Cheung:
•
Delivered revenue performance and margin expansion. For 2023, non-GAAP ICP Adjusted Revenue of S&P Global Ratings increased to $3,331 million. Non-GAAP ICP Adjusted EBITA Margin of S&P Global Ratings expanded to 56.9%.
•
Achieved out-performance against 2023 Ratings growth plan by strengthening position in existing markets (structured finance), expanding into new market segments (private and developing markets) and enhancing customer service.
•
Improved Ratings organizational performance and time to market through an agile operating model, realigned Analytical leadership structure, and a refreshed commercial team, reducing the average time to produce a Rating and enhancing the customer experience.
•
Advanced key strategic initiatives for growth and innovation, including by leveraging expertise in blockchain technology and cryptocurrencies to launch the first Stablecoin Stability Assessment; and spearheading proposed Generative AI strategy for Ratings, identifying use cases and launching in-process pilots.
•
Increased strategic focus in Sustainability1 (S1) on energy transition and climate, achieving fiscal year revenue growth of 24% and launching six innovative new products focused on energy transition and climate in 2023.
•
Strengthened stakeholder relationships expanding key relationships with executives, Board members, regulators, and investors; increasing internal and external visibility through internal programs, participation in high visibility external speaking roles and media coverage (World Economic Forum, Women Corporate

Directors Foundation, CERA Week, and Conference Board), and external recognition; and completing six investor events and non-deal roadshows and participating in two earnings calls.
•
Demonstrated strong leadership establishing a growth-oriented, purposeful culture by promoting internal talent, increasing diversity, and building a strong slate of leaders across Ratings and S1.
2023 Actual
Annual Incentive Payout
Ms. Cheung received a payout of $1,710,000, representing 114% of her target award. The Compensation Committee’s decision was based on Ms. Cheung’s performance against 2023 business and individual strategic goals.
2023 Long-Term Incentive Awards
For details on Ms. Cheung’s 2023 annual long-term incentive grant, see our Long-Term Incentive Plan discussion and our 2023 Grants of Plan-Based Awards Table.

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COMPENSATION DISCUSSION AND ANALYSIS (continued)

Adam Kansler: President, S&P Global Market Intelligence
Mr. Kansler was appointed President, S&P Global Market Intelligence, effective March 1, 2022, following the closing of the merger with IHS Markit on February 28, 2022.
 Mr. Kansler’s 2023 Pay-for-Performance
2023 Key Achievements:
As President, S&P Global Market Intelligence, Mr. Kansler:
•
Delivered revenue growth and margin expansion. For 2023, non-GAAP ICP Adjusted Revenue of S&P Global Market Intelligence increased to $4,370 million, while non-GAAP ICP Adjusted EBITA Margin of S&P Market Intelligence expanded to 33.5%.
•
Provided strong financial leadership achieving above target cost and revenue synergies and delivering growth and margin improvement through tight expense management, despite challenging market conditions.
•
Drove growth and innovation through delivery of innovative new and enhanced product offerings including the preliminary release of the Company’s first live Generative AI product with Chat IQ, the cross-divisional development and launch of Power Evaluator tool with Commodity Insights, and the release of one of the largest and most important updates to Capital IQ Pro in years.
•
Continued to strengthen customer relationships achieving above target net promoter scores for 2023, increasing customer touch points through strategic customer meetings, speaking engagements and participation in investor and customer conferences, and receiving external recognition with 55 industry awards.
•
Demonstrated strong leadership through employee engagement including office visits, mentoring, the launch of people-focused programs, and a senior leader culture and innovation offsite, as well as advancing diversity, equity and inclusion (DEI) progress through high People Resource Group (PRG) engagement and an increase in female leadership since the merger closing.

2023 Actual
Annual Incentive Payout
Mr. Kansler received a payout of $1,560,000, representing 104% of his target award. The Compensation Committee’s decision was based on Mr. Kansler’s performance against 2023 business and individual strategic goals.
2023 Long-Term Incentive Awards
For details on Mr. Kansler’s 2023 annual long-term incentive grant, see our Long-Term Incentive Plan discussion and our 2023 Grants of Plan-Based Awards Table.

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COMPENSATION DISCUSSION AND ANALYSIS (continued)

Daniel E. Draper: Chief Executive Officer, S&P Dow Jones Indices
Mr. Draper joined the Company as Chief Executive Officer, S&P Dow Jones Indices in June 2020, and is responsible for all aspects of the Company’s index business globally.
  Mr. Draper’s 2023 Pay-for-Performance
2023 Key Achievements:
As CEO, S&P Dow Jones Indices, Mr. Draper:
•
Delivered revenue growth and margin expansion. For 2023, non-GAAP ICP Adjusted Revenue of S&P Dow Jones Indices increased to $1,403 million, while non-GAAP ICP Adjusted EBITA Margin of S&P Dow Jones Indices expanded to 68.7%.
•
Developed and executed on a multi-year strategy strengthening the core business, accelerating capabilities related to data and technology, driving active to passive transformation, changing go-to-market strategy and investing in scalable growth opportunities.
•
Increased market impact and influence and transformed customer relationships by restructuring account teams and simplifying product teams to create a single go-to-market approach and evolving client relationships through increased industry and key stakeholder engagement, leading to commercial opportunities, and greater brand visibility.
•
Led redesign of index governance to drive operational efficiencies for scale, speed and risk control, achieving progress on initiatives to move indices to newly launched workflow tool, implement data management and governance tool, and migrate End User Computes (EUCs) to tech-supported platforms, leading to significant increase in launch of headline indices and realization of run-rate savings from the decommissioning of indices.
•
Demonstrated strong leadership implementing an agile operating model, promoting people engagement through town halls and office visits, decreasing headcount with productivity initiatives, while also achieving increased engagement scores, creating opportunities for growth and professional development, and supporting division diversity, equity and inclusion (DEI), including as an executive sponsor of the BOLD People Resource Group (PRG).
2023 Actual
Annual Incentive Payout
Mr. Draper received a payout of $1,110,000, representing 111% of his target award. The Compensation Committee’s decision was based on Mr. Draper’s performance against 2023 business and individual strategic goals.
2023 Long-Term Incentive Awards
For details on Mr. Draper’s 2023 annual long-term incentive grant, see our Long-Term Incentive Plan discussion and our 2023 Grants of Plan-Based Awards Table.

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COMPENSATION DISCUSSION AND ANALYSIS (continued)

Base Salaries
Snapshot: Base Salaries
Base salary is a customary, fixed element of compensation intended to attract and retain key executive talent.
Executive	2023 Base Salary	2024 Base Salary	% Change
D. Peterson	$1,350,000	$1,350,000	—%
E. Steenbergen	$825,000	$825,000	—%
M. Cheung	$750,000	$750,000	—%
A. Kansler	$750,000	$750,000	—%
D. Draper	$650,000	$650,000	—%
2024 Base Salary Determination
Our Compensation Committee independently evaluates the performance of the CEO and establishes the CEO’s base salary so that, together with his target annual incentive opportunity and long-term incentive awards, his total annual target compensation is competitive against our Proxy Peer Group and market data for the financial services industry.
As discussed beginning on page 62, the base salaries for the other NEOs reflect findings from our Proxy Peer Group and annual market surveys as well as considerations of their individual contributions, performance, time in role, scope of responsibility, leadership skills and experience.
For 2024, the Compensation Committee, using benchmarking analysis and input from Pay Governance, along with feedback from the CEO (in the case of NEOs who are direct reports to the CEO), determined not to increase the base salaries of Mr. Peterson or any of the other NEOs, which were last increased in 2022 in connection with the completion of the merger with IHS Markit to reflect the executives’ expanded roles in the combined Company.
Short-Term Annual Incentive Plan
Snapshot: Short-Term Annual Incentive Cash Compensation
Executive	2023			2024
	Target Incentive Award	Actual Incentive Award	% of Target Paid	Target Incentive Award
D. Peterson	$3,450,000	$3,829,500	111%	$3,450,000
E. Steenbergen	$1,500,000	$1,665,000	111%	$—
M. Cheung	$1,500,000	$1,710,000	114%	$1,500,000
A. Kansler	$1,500,000	$1,560,000	104%	$1,500,000
D. Draper	$1,000,000	$1,110,000	111%	$1,000,000
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COMPENSATION DISCUSSION AND ANALYSIS (continued)

2023 Short-Term Annual Incentive Funding and Payout Determination Formula
2023 Short-Term Annual Incentive Plan Design Under the STIC
For all NEOs, individual incentive amounts are determined based on the executive’s target incentive award opportunity, which is then adjusted by a factor based upon the achievement of enterprise-level and, as appropriate for our division leaders, division-level goals (70%), and achievement of individual strategic goals (30%).
•
Target Incentive Opportunity: The incentive target opportunity for each NEO is in part determined based on market data as well as individual performance and experience. For a more detailed description of how we set compensation targets, see pages 62 through 64 of this Proxy Statement.
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Financial Performance Goals (70% of STIC funding): The enterprise-level performance component for 2023 was 70% tied to non-GAAP ICP Adjusted Revenue and non-GAAP ICP Adjusted EBITA Margin (weighted 35% each), which included adjustments for the impact of changing foreign exchange rates, unspent strategic investment funds, acquisitions and divestitures, and revenue recognition adjustments. The applicable division-level performance goals for our NEO division leaders, Ms. Cheung and Messrs. Draper and Kansler, were similarly tied to division-specific non-GAAP ICP Adjusted Revenue and non-GAAP ICP Adjusted EBITA Margin (collectively weighted 35%), as well as enterprise-level financials (collectively weighted 35%), with the applicable adjustments for each division described in further detail on pages 74 through 77 below. The Compensation Committee believes that these metrics reward performance to achieve short-term business objectives that draw focus to productivity measures, create greater efficiencies and strengthen the importance of growth and scale to the Company, which ultimately drives increased shareholder value.
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Business-Building Scorecard Goals (30% of STIC funding): In addition to financial performance goals, 30% of the STIC funding is tied to business-building scorecard goals in the five categories of Growth & Innovation, Customer at the Core, Data & Technology, Lead & Inspire, and Execute & Deliver, weighted 6% each. Performance against these business-building scorecard goals is measured through qualitative and quantitative Key Performance Indicators (KPIs), which are tracked and reviewed by the CEO quarterly and presented to the Compensation Committee at least twice per year. The Compensation Committee believes that these metrics help effectively balance incentives for annual financial performance with rewards to promote long-term focus on, and achievement of, key strategic objectives, including environmental, social and governance related (ESG) goals and diversity, equity and inclusion (DEI) initiatives, both of which are featured in the KPIs used to measure achievement of business-building scorecard goals.
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•
Individual Performance Goals: The individual component is allocated based on an assessment of each participant’s achievement against strategic or developmental goals established at the beginning of the fiscal year.
•
Maximum Award Payout: The maximum incentive award opportunity is capped at 200% of each participant’s target award.
Following the performance period, the overall incentive award pool is funded based on the achievement of Company and division performance goals. The final payout amount is allocated to individual participants and adjusted upwards or downwards based on individual achievement in accordance with the methodology described above.
2023 Short-Term Annual Incentive Goals, Funding and Payouts
Business Performance Goals
The 2023 short-term annual incentive payouts for all of the NEOs are based 70% on business performance and 30% on individual performance. For Messrs. Peterson and Steenbergen, the business performance component is measured on an enterprise balanced scorecard of 70% financial and 30% business-building goals, with 35% of the financial goals based on Company non-GAAP ICP Adjusted EBITA Margin and the remaining 35% based on Company non-GAAP ICP Adjusted Revenue. The 30% weighting of the business-building goals is divided into 6% each for the five categories of Growth & Innovation, Customer at the Core, Data & Technology, Lead & Inspire, and Execute & Deliver. Achievement in each category is measured with specific Key Performance Indicators (KPIs) and respectively scored on a scale from one to five (funded at 50% to 150% of target).
As division presidents, the business performance component of the annual incentive awards for Ms. Cheung and Messrs. Kansler and Draper was measured 35% on the above-mentioned enterprise financial goals (weighted equally at 17.5% each), 35% on a mix of division-specific non-GAAP ICP Adjusted EBITA Margin and non-GAAP ICP Adjusted Revenue (also weighted equally at 17.5% each), and 30% on enterprise-specific (weighted 15%) and division-specific (weighted 15%) business-building goals in the five scorecard categories described above.
Performance Review and Adjustment Process
The Compensation Committee reviewed 2023 reported Revenue and EBITA Margin for the Company, under the enterprise scorecard for Messrs. Peterson and Steenbergen, and for the divisions, under the division scorecards for Ms. Cheung and Messrs. Kansler and Draper. Based on this review, the Committee approved the adjustments described on pages 74 to 77 below to determine non-GAAP financial performance results for incentive compensation purposes.
The Compensation Committee uses non-GAAP ICP Adjusted Revenue and non-GAAP ICP Adjusted EBITA Margin to evaluate the financial results achieved by the NEOs independent of items considered isolated, non-recurring, or unusual because it believes that such metrics better measure the Company’s normal revenue, operating expenses, and operating results for compensation purposes.
For a reconciliation of the adjustments to comparable financial measures calculated in accordance with U.S. GAAP, please see Appendix A. The non-GAAP financial information included on Appendix A has been provided in order to show investors how our Compensation Committee views the Company’s performance as it relates to the compensation program for our NEOs.
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COMPENSATION DISCUSSION AND ANALYSIS (continued)

2023 Corporate Short-Term Annual Incentive Targets, Funding and Adjustments (All NEOs)
For the portion of incentive funding based on enterprise financial goals, the Compensation Committee reviewed and approved the Company non-GAAP ICP Adjusted EBITA Margin of 45.9% and Company non-GAAP ICP Adjusted Revenue of $12,533 million, representing an increase of 5.8% over 2022, after adjusting for the impact of changing foreign exchange rates, unspent investment funds, acquisitions and divestitures, and gross to net adjustments. Based on these blended results, the 2023 achievement and funding for the Company’s enterprise-level financial goals was 105%.
For a reconciliation of the adjustments to comparable financial measures calculated in accordance with U.S. GAAP, please see Appendix A on page 137. The non-GAAP financial information included on Appendix A has been provided in order to show investors how our Compensation Committee views the Company’s performance as it relates to the compensation program for our NEOs.
For the remaining 30% of incentive funding based on the achievement of enterprise-level business-building goals in the five categories of Growth & Innovation, Customer at the Core, Data & Technology, Lead & Inspire, and Execute & Deliver (each category accounting for 6% of funding), the Compensation Committee reviewed performance for each category of the Company business-building goals based on consideration of various quantitative and qualitative key performance indicators (KPIs), such as net promoter scores, revenue from new products/markets, risk management indicators and culture and diversity metrics, scored on a scale of one to five. Based on the Compensation Committee’s review of the KPI results for performance against Company business-building goals in each category, the Committee determined that the 2023 achievement and funding for the Company business-building goals was the following:
Enterprise Scorecard Category	Funding
Growth & Innovation	100%
Customer at the Core	150%
Data & Technology	150%
Lead & Inspire	100%
Execute & Deliver	125%
Overall, the 2023 payout under the STIC for Messrs. Peterson and Steenbergen was 111% of their respective 2023 target amounts.
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2023 S&P Global Ratings Short-Term Annual Incentive Targets, Funding and Adjustments (Ms. Cheung)
For the 35% portion of incentive funding based on division-level financial goals for S&P Global Ratings, the Compensation Committee reviewed and approved the Division non-GAAP ICP Adjusted Revenue of $3,331 million, representing an increase of 9.2%, and Division non-GAAP ICP Adjusted EBITA Margin of 56.9%, after adjusting for the impact of changing foreign exchange rates, unspent investment funds, and short-term incentive overperformance. Based on these blended results, the 2023 achievement and funding for the S&P Global Ratings division-level financial goals was 115%.
Appendix A on page 137 provides a reconciliation from GAAP results to non-GAAP ICP Adjusted EBITA Margin and ICP Adjusted Revenue. The non-GAAP financial information included on Appendix A has been provided in order to show investors how our Compensation Committee views the Company’s performance as it relates to the compensation program for our NEOs.
Based on the Compensation Committee’s review of the KPI results for performance against S&P Global Ratings business-building goals in each of the five categories of Growth & Innovation, Customer at the Core, Data & Technology, Lead & Inspire, and Execute & Deliver, the Committee determined that the 2023 achievement and funding for division and enterprise business-building goals was the following:
Ratings Scorecard Category	Funding
Growth & Innovation	75%
Customer at the Core	125%
Data & Technology	150%
Lead & Inspire	125%
Execute & Deliver	150%
Overall, the 2023 payout under the STIC for Ms. Cheung was 114% of the 2023 target amount.
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COMPENSATION DISCUSSION AND ANALYSIS (continued)

2023 S&P Global Market Intelligence Short-Term Annual Incentive Targets, Funding and Adjustments (Mr. Kansler)
For the 35% portion of incentive funding based on division-level financial goals for S&P Global Market Intelligence, the Compensation Committee reviewed and approved the Division non-GAAP ICP Adjusted Revenue of $4,370 million, representing an increase of 6.8%, and Division non-GAAP ICP Adjusted EBITA Margin of 33.5%, after adjusting for reallocation of costs and reclassification of assets between divisions, the impact of changing foreign exchange rates, acquisitions, unspent investment funds, and short-term incentive overperformance. Based on these blended results, the 2023 achievement and funding for the S&P Global Market Intelligence division-level financial goals was 88%.
Appendix A on page 137 provides a reconciliation from GAAP results to non-GAAP ICP Adjusted EBITA Margin and ICP Adjusted Revenue. The non-GAAP financial information included on Appendix A has been provided in order to show investors how our Compensation Committee views the Company’s performance as it relates to the compensation program for our NEOs.
Based on the Compensation Committee’s review of the KPI results for performance against S&P Global Market Intelligence business-building goals in each of the five categories of Growth & Innovation, Customer at the Core, Data & Technology, Lead & Inspire, and Execute & Deliver, the Committee determined that the 2023 achievement and funding for the division-level business-building goals was the following:
Market Intelligence Scorecard Category	Funding
Growth & Innovation	75%
Customer at the Core	125%
Data & Technology	150%
Lead & Inspire	150%
Execute & Deliver	100%
Overall, the 2023 payout under the STIC for Mr. Kansler was 104% of the 2023 target amount.
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2023 S&P Global Dow Jones Indices Short-Term Annual Incentive Targets, Funding and Adjustments (Mr. Draper)
For the 35% portion of incentive funding based on division-level financial goals for S&P Dow Jones Indices, the Compensation Committee reviewed and approved the Division non-GAAP ICP Adjusted Revenue of $1,403 million, representing an increase of 3.5%, and Division non-GAAP ICP Adjusted EBITA Margin of 68.7%, after adjusting for the impact of changing foreign exchange rates, unspent investment funds, and short-term incentive overperformance. Based on these blended results, the 2023 achievement and funding for the S&P Dow Jones Indices division-level financial goals was 134%.
Appendix A on page 137 provides a reconciliation from GAAP results to non-GAAP ICP Adjusted EBITA Margin and ICP Adjusted Revenue. The non-GAAP financial information included on Appendix A has been provided in order to show investors how our Compensation Committee views the Company’s performance as it relates to the compensation program for our NEOs.
Based on the Compensation Committee’s review of the KPI results for performance against S&P Dow Jones Indices business-building goals in each of the five categories of Growth & Innovation, Customer at the Core, Data & Technology, Lead & Inspire, and Execute & Deliver, the Committee determined that the 2023 achievement and funding for the division-level business-building goals was the following:
S&P Dow Jones Indices Scorecard Category	Funding
Growth & Innovation	75%
Customer at the Core	150%
Data & Technology	150%
Lead & Inspire	100%
Execute & Deliver	150%
Overall, the 2023 payout under the STIC for Mr. Draper was 111% of the 2023 target amount.
Individual Strategic Goals
As discussed in detail above, 70% of the individual short-term annual incentive award was determined based on Company financial results (or a blend of the Company funding and division results for division presidents) and achievement of business-building metrics. For all NEOs, including the CEO, the remaining 30% was allocated based on the achievement of individual strategic or developmental goals (our NEOs’ key achievements for 2023 are described on pages 66 through 70 of this Proxy Statement). The total annual incentive award opportunity for each participant was capped at 200% of their target annual incentive award.
2024 Short-Term Annual Incentive Plan Design and Target Awards
2024 Plan Design
The Compensation Committee determined not to make any changes to the incentive plan design or target awards under the 2024 Short-Term Annual Incentive Plan.
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COMPENSATION DISCUSSION AND ANALYSIS (continued)

2024 Target Award Determination
Our Compensation Committee independently evaluates the performance of the CEO and establishes the CEO’s 2024 target annual incentive award so that, together with his base salary and long-term incentive award, his total target annual compensation is market competitive and motivates and rewards him for performance against Company and individual goals.
As discussed beginning on page 62, the target annual incentive award amounts for the other NEOs reflect findings from our Proxy Peer Group and annual market surveys as well as considerations of their individual contributions and the strategic importance of their respective roles to the Company.
For fiscal year 2024, the Compensation Committee, using benchmarking analysis and input from Pay Governance, along with feedback from the CEO (in the case of NEOs who are direct reports to the CEO), determined not to make any increases to the target annual incentive award amounts for Mr. Peterson or any of the other NEOs. The Compensation Committee determined that maintaining the current level of short-term annual incentives continued to provide market competitive compensation and effectively promote focus on short-term and long-term Company performance and stockholder interests. For a list of the 2024 NEO target annual incentive award amounts under the 2024 STIC, see the chart above on page 71 of this Proxy Statement.
Long-Term Incentive Plan
Snapshot: Long-Term Incentive Target Opportunities
Executive	2023 Long-Term Incentive Target	2024 Long-Term Incentive Target
D. Peterson	$13,800,000	$16,800,000
E. Steenbergen	$3,500,000	$—
M. Cheung	$3,250,000	$3,750,000
A. Kansler	$3,250,000	$3,750,000
D. Draper	$2,000,000	$2,000,000
2023 Long-Term Incentive Plan Award Structures
2023 Long-Term Incentive Plan Award Design
To ensure that the Long-Term Incentive Plan supports the main objectives of our executive compensation program and the Company’s business strategy, we periodically review our Plan and the structure of our long-term incentive awards granted pursuant to the Plan to make adjustments as our business needs change.
•
The long-term incentive award is delivered as a mix of 70% performance share units (PSUs) and 30% restricted stock units (RSUs) for the Company’s NEOs, except for Mr. Draper (described below).
•
Both PSUs and RSUs have three-year cycles but the RSUs are solely time-based and are not tied to performance goals.
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•
The 2023 PSU awards are measured based on non-GAAP ICP Adjusted EPS growth over a three-year performance cycle to evaluate the results achieved by the Company independent of items considered isolated, non-recurring, or unusual because we believe that such metric better measures the Company’s normal revenue, operating expenses, and operating results for compensation purposes. Non-GAAP ICP Adjusted EPS provides a good measure of return to shareholders because it considers capital allocation decisions as well as the importance of continued discipline in operating performance. Appendix A on page 137 provides a reconciliation from GAAP results to non-GAAP ICP Adjusted EPS growth.
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RSUs vest ratably over three years to provide a more effective recruitment tool, balanced by the three-year cliff vesting schedule for PSU awards.
•
As the Chief Executive Officer of S&P Dow Jones Indices, Mr. Draper’s target annual long-term incentive award differs from that of the other NEOs. S&P Dow Jones Indices is a joint venture between S&P Global and CME Group. In order to align Mr. Draper’s interests more closely with the financial performance of the joint venture, 60% of his annual long-term incentive award consists of performance-based long-term cash measured based on the non-GAAP ICP Adjusted EBITA growth of the joint venture over a three-year performance cycle. The remaining 40% of his annual long-term incentive award is comprised of 70% S&P Global PSUs and 30% S&P Global RSUs. The PSUs are measured based on the same S&P Global non-GAAP ICP Adjusted EPS growth goal described above.
2023 Long-Term Incentive Plan Awards
2023 Long-Term Incentive Plan Award Goals
The Company continued to use a non-GAAP ICP Adjusted EPS growth goal for the 2023-2025 performance period for the 2023 PSUs. Continued use of this metric allows us to evaluate the results achieved by the Company independent of items considered isolated, non-recurring, or unusual, and we believe it better measures the Company’s normal revenue, operating expenses, and operating results for compensation purposes. Non-GAAP ICP Adjusted EPS provides a good measure of return to shareholders because it considers capital allocation decisions as well as the importance of continued discipline in operating performance.
The following payout schedule was approved for the 2023 PSU Awards for the 2023-2025 performance period:
The following payout schedule was approved for the 2023 Long-Term Performance Cash Awards for the S&P Dow Jones Indices 2023-2025 performance period:
Any payments under the 2023 PSU and S&P Dow Jones Indices Performance Cash Awards will be made during the first quarter of 2026, based on the achievement through the 2023-2025 performance period, upon performance review, discretion, and certification by the Compensation Committee.
2023 Long-Term Incentive Plan Award Grants
For detailed information concerning each grant made to the NEOs in 2023, see the 2023 Grants of Plan-Based Awards Table beginning on page 91 of this Proxy Statement.
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COMPENSATION DISCUSSION AND ANALYSIS (continued)

2021 Long-Term Incentive Plan Award Achievement
2021-2023 PSU Achievement
Our 2021 PSU awards for the performance period 2021-2023 were based on the achievement of the following non-GAAP pro forma ICP Adjusted EPS growth goal during the cycle:
The cumulative compound non-GAAP pro forma ICP Adjusted EPS growth during the cycle was 6.3%, after adjusting for the pro forma effect of change in tax rate and dilution in connection with the merger with IHS Markit, relief from suspension of operations in Russia, and divestitures of the Engineering Solutions, CUSIP Global Services (“CGS”) and Leveraged Commentary and Data (“LCD”) businesses. The Compensation Committee uses non-GAAP pro forma ICP Adjusted EPS growth during the three-year cycle to evaluate the results achieved by the Company independent of items considered isolated, non-recurring, or unusual because we believe that such metric better measures the Company’s normal recurring revenue, operating expenses, and operating results for compensation purposes. Based on this achievement, the 2021 PSU award was earned at 64% of target.
2021-2023 S&P Dow Jones Indices Performance Cash Achievement (Mr. Draper)
Our 2021 S&P Dow Jones Indices Long-Term Performance Cash Awards for the performance period 2021-2023 were based on the achievement of non-GAAP pro forma ICP Adjusted EBITA growth goal during the performance cycle:
The cumulative compound non-GAAP pro forma ICP Adjusted EBITA growth during the cycle was 10.2%, after adjusting for the impact of the merger with IHS Markit, including divestiture of the Leveraged Loan business, and strategic investment funding approved during the performance cycle. The Compensation Committee believes that this metric rewards performance to achieve long-term business objectives that draw focus to productivity measures, create greater efficiencies, strengthen the importance of growth and scale to the Company, and align Mr. Draper’s interests with the long-term financial performance of the joint venture, which ultimately drives increased shareholder value. Based on this achievement, the 2021 Dow Jones Indices Performance Cash Award was earned at 174% of target.
2024 Long-Term Incentive Award Design and Targets
2024 Long-Term Incentive Plan Award Design
Following input from Pay Governance LLC and management over the course of multiple Committee meetings, the Compensation Committee determined to change the target setting and measurement methodology for the Company’s future PSU awards. Effective starting with the 2024 annual equity grants, the Compensation Committee determined to change the non-GAAP ICP Adjusted EPS growth measurement for PSU performance from a three-year Compound Annual Growth Rate (CAGR) target, measuring EPS in the final performance year of the award cycle, to a cumulative growth target, measuring EPS for each year of the three-year performance
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COMPENSATION DISCUSSION AND ANALYSIS (continued)

cycle, additively. For the 2024 equity grants, cumulative non-GAAP ICP Adjusted EPS growth goals are established at the beginning of the three-year performance period and summed across each of the three years.
The Compensation Committee approved a cumulative non-GAAP ICP Adjusted EPS metric over a three-year performance cycle for the 2024 PSU awards to better capture performance for interim years of the award cycle and reduce pressure on any single year, thereby lowering volatility and risk. The Compensation Committee believes that non-GAAP ICP Adjusted EPS provides a foundational measure of return to our shareholders because it considers capital allocation decisions as well as the importance of continual discipline in operating performance.
2024 Long-Term Incentive Target Determination
Our Compensation Committee independently evaluates the performance of the CEO and establishes the CEO’s 2024 long-term incentive target so that, together with his base salary and short-term incentive award, his total annual target compensation is market competitive and motivates and rewards him for performance against Company and individual goals.
Effective for fiscal year 2024, the Compensation Committee determined to increase Mr. Peterson’s total long-term incentive target by $3,000,000 to $16,800,000. The Compensation Committee approved the increase to maintain the competitive market positioning of Mr. Peterson’s long-term incentive opportunity and overall target total compensation package relative to the Company’s Proxy Peer Group and to continue to promote strong alignment with shareholders’ interests in the Company’s long-term growth. The increase was also approved in recognition of Mr. Peterson’s demonstrated leadership expertise and success achieving strong financial results, along with long-term strategic milestones to enhance shareholder value.
As discussed beginning on page 62, the long-term incentive amounts for the other NEOs reflect findings from our Proxy Peer Group and annual market surveys for the financial services industry as well as considerations of their individual contributions and the strategic importance of their respective roles to the Company.
Effective for fiscal year 2024, the Compensation Committee, using benchmarking analysis and input from Pay Governance, along with feedback from the CEO, in order to effectively promote sustained long-term Company performance and stockholder interests, determined to increase the total long-term incentive target award amounts, respectively, for certain of the NEOs as follows:
•
Ms. Cheung’s long-term incentive target amount increased $500,000 to $3,750,000 to improve the competitive positioning of her target long-term incentive value relative to the Company’s Proxy Peer Group, and for her demonstrated leadership and success in her role as President of S&P Global Ratings and Executive Lead of Sustainable1.
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Mr. Kansler’s long-term incentive target amount increased $500,000 to $3,750,000 to improve the competitive positioning of his target long-term incentive value relative to the Company’s Proxy Peer Group, and for his demonstrated leadership and success in his role as President, S&P Global Market Intelligence.
For a list of the 2024 NEO targets under the 2024 Long-Term Incentive Plan, see the chart above on page 78 of this Proxy Statement.
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COMPENSATION DISCUSSION AND ANALYSIS (continued)

Benefits and Perquisites
Health and Welfare Benefits
The Company provides a healthcare benefit program for all U.S.-based employees, including the NEOs. The employee healthcare contributions are differentiated by salary levels, requiring higher-paid employees to make larger contributions for their healthcare coverage.
We provide no supplemental executive healthcare benefits, other than a Company-paid annual physical examination for the NEOs and certain other senior executives.
Additionally, the NEOs and certain other executives participate in our Management Supplemental Death & Disability Benefits Plan. Pursuant to the executive life insurance policy provided under the Plan, in the event of the executive’s death prior to retirement, the executive’s beneficiary will receive a fully-insured lump sum amount equal to 200% of the executive’s base salary in effect at the time of the executive’s death, up to a maximum benefit of $2 million.
The Management Supplemental Death & Disability Benefits Plan also provides a supplemental long-term disability benefit. The long-term disability benefit was amended, effective January 2020, to change the benefit funding from 100% self-insured by the Company to approximately 80% fully-insured through Lincoln Financial, with the remaining 20% self-insured by the Company. In connection with the change in funding, some corresponding changes were made to the formula for calculating monthly disability income.
Perquisites
We provide a limited number of perquisites to our NEOs, which we believe are reasonable in amount, market competitive, and consistent with our overall compensation plan. We also believe each perquisite confers a benefit to the Company, by enabling our NEOs to conduct Company business more effectively and place greater focus on the demands of their positions. Special benefits or perquisites for the NEOs are reviewed by the Compensation Committee at least annually, and include:
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professional services expense reimbursement (inclusive of financial counseling, tax planning and preparation, and estate planning) for financial advisors to assist executives with their personal financial affairs, thus permitting executives to focus more energy on their business responsibilities;
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comprehensive annual physical examination to encourage proactive health management and help ensure business continuity; and
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Company car and driver for our CEO for security purposes and reimbursement for reasonable travel and business-related expenses for all NEOs.
Together, these perquisites involve minimal and immaterial costs to the Company and constitute a small percentage of our NEOs’ total compensation. We do not provide tax gross-ups in respect of any income recognized by our NEOs as a result of receiving the reimbursements or perquisites described above.
The Company also owns a fractional interest in a private aircraft primarily for business use by the CEO to provide the CEO with a private and secure working environment while minimizing total travel time. Personal use of the private aircraft is discouraged and permitted on an exception-only basis under corporate aircraft policy. During fiscal year 2023, there was no personal use of the aircraft.
For additional information on our perquisites and other benefits, see the Summary Compensation Table beginning on page 88 of this Proxy Statement, which includes the incremental cost to the Company for providing these benefits.
Retirement and Other Benefits following Termination of Employment
In connection with their retirement or other termination of employment, our NEOs will generally be eligible to receive benefits under our retirement plans and, depending on the circumstances of an executive’s termination, severance benefits. These post-termination benefits are described beginning on page 100 of this Proxy Statement.
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Retirement Benefits
Effective as of April 1, 2012, we froze accruals and participation under both of the following defined benefit pension plans under which Ms. Cheung is entitled to benefits: the Employee Retirement Plan of S&P Global Inc. and its Subsidiaries, a pension plan covering some of our U.S. employees, and the S&P Global Inc. Employee Retirement Plan Supplement, a non-qualified pension plan. Our defined contribution plans, The 401(k) Savings and Profit Sharing Plan of S&P Global Inc. and Its Subsidiaries (the “401(k) Plan”) and The S&P Global Inc. 401(k) Savings and Profit Sharing Plan Supplement (the “401(k) Plan Supplement”), are provided to all eligible employees, including our eligible senior executives, to allow them to accumulate assets for retirement through a combination of employee contributions and Company contributions and, in the case of the 401(k) Plan, to allow participants in these plans the opportunity to direct the investment of these retirement assets.
Other Benefits
Our NEOs may participate in the charitable S&P Global Matching Gift Program, which is also open to all employees and Directors of the Company. This program provides the opportunity to help maximize the impact of eligible charitable giving through a corporate matched contribution, generally on a standard dollar-for-dollar basis, up to a maximum participant donation for members of our Executive Committee and Directors of $25,000 (or the currency equivalent) in the aggregate per year. All other employees are eligible for a corporate matched contribution up to a maximum participant donation of $5,000 in the aggregate per year. During the month of December, as part of a special charitable campaign, the Company doubled its corporate match on participant donations and the maximum corporate match was raised to $50,000 for members of the Company’s Executive Committee and Directors and $10,000 for all other employees.
In addition, our NEOs, as well as other eligible employees and Directors of the Company, may participate in the S&P Global Political Action Committee (“S&P Global PAC”), which is funded by eligible U.S.-based participants in accordance with applicable federal law. Under the S&P Global PAC program, the Company contributes funds to a charitable organization of the participant’s choosing that match the participant’s contribution to the S&P Global PAC, up to an annual maximum of $5,000.
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COMPENSATION DISCUSSION AND ANALYSIS (continued)

Severance Benefits (Regular and Change-in-Control)
The Compensation Committee believes that maintaining a competitive level of separation benefits is appropriate as part of our overall compensation program and in line with its objective to attract, retain and motivate high-caliber management talent. Our severance arrangements with all of our NEOs, other than Mr. Kansler, are governed by our Senior Executive Severance Plan.
The Senior Executive Severance Plan is designed to provide security and reasonable compensation upon an involuntary termination of employment, and to ensure the continued commitment of our executives in the event of a potential or actual change-in-control. The Compensation Committee does not take into account the benefits offered under the Senior Executive Severance Plan in setting compensation for our NEOs.
The Senior Executive Severance Plan generally provides for base salary and benefits continuation in the event of a Company-initiated termination (including a “constructive” termination) other than a termination for cause, as defined on page 100 of this Proxy Statement. Discussion of severance payable on certain qualifying terminations (including following a change-in-control of the Company) can be found in the Potential Payments Upon Termination or Change-in-Control section on pages 100 through 105 of this Proxy Statement.
Payments of annual incentives under the Key Executive Short-Term Incentive Compensation Plan and vesting acceleration or modification of long-term cash awards and equity awards granted under our 2019 Stock Incentive Plan on the occurrence of a defined change-in-control are described in the table below. Upon certain qualifying terminations not in connection with a defined change-in-control, an NEO may be entitled to a pro rata portion of their annual cash incentive award and certain outstanding equity awards. For details, see pages 102 through 105 of this Proxy Statement.
Mr. Kansler had a special merger-related severance package (described on pages 101 to 102 of this Proxy Statement) that applied upon a qualifying termination within two years following the closing of our merger with IHS Markit, through February 28, 2024 (the “Protection Period”). Now that the Protection Period has expired, Mr. Kansler will participate in the Company’s Senior Executive Severance Plan, along with our other senior executives.
PAY ELEMENTS	TREATMENT OF OUTSTANDING INCENTIVE AWARDS UPON CHANGE-IN-CONTROL (“CIC”)
Short-Term Incentive Awards	• Payments are made pro-rata based on the average of the three prior years’payments.
RSU Awards	• Double-trigger treatment: awards do not vest upon the CIC but are generally converted into RSUs of the surviving company (provided the successor company assumes the awards).
PSU Awards
•
Double-trigger treatment: awards do not vest upon the CIC but are generally converted into time-vesting RSUs of the surviving company (provided the successor company assumes the awards), with the number of underlying shares based on assumed target performance, if less than 50% of the performance period has been completed, or based on actual performance, if 50% or more of the performance period has been completed upon the CIC.

•
Delivery of shares in respect of converted RSUs will generally occur in the year following the end of the applicable performance period.

Long-Term Cash Awards
•
The Board, at its discretion, may modify or waive the applicable performance measures, performance period, or cash awards.

•
Under no circumstances will the timing of the award payment date be accelerated.

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COMPENSATION DISCUSSION AND ANALYSIS (continued)

Certain payments that would be provided to our NEOs in connection with a change-in-control could be classified as “excess parachute payments” under Section 280G of the Internal Revenue Code, in which case they would not be deductible as compensation by the Company. In addition, Section 4999 of the Internal Revenue Code imposes an excise tax on executives who receive an excess parachute payment equal to 20% of such amount.
Any such excise tax would not be reimbursed or “grossed up” by the Company. Instead, as discussed on page 85 of this Proxy Statement, in certain circumstances, we would “cut back” the amount of certain benefits and payments to ensure tax deductibility by the Company under Section 280G to the extent the executive’s “cut back” amount is greater on an after-tax basis than the full amount.
Stock Ownership Guidelines
We are committed to ensuring that our executive officers have a significant ownership stake in the Company to strengthen the alignment of our executives’ interests with those of our shareholders.
As one means of achieving this objective, the Company has formal stock ownership guidelines in place for senior executives, consisting of our NEOs and other direct reports to the CEO. These guidelines require covered executives to hold common stock in the Company equal to a multiple of their annual base salary, as follows:
Position	Minimum Ownership Requirement (Multiple of Base Salary)
CEO	7x
CFO	4x
NEOs and Other Covered Executives	3x
Covered executives are required to retain 100% of their net shares from the payment of PSU and RSU awards and the exercise of stock options until the minimum ownership requirement is met and cannot sell below their minimum ownership requirement, unless the Compensation Committee grants an exception based on the executive’s circumstances. In addition to shares held outright by the executive and their immediate family members or through estate planning vehicles, unvested time-based RSUs are counted towards our executives’ minimum ownership requirement. However, unvested and unsettled PSUs are not counted towards our executives’ minimum ownership requirement.
The Compensation Committee reviews the guidelines and our covered executives’ compliance with the guidelines annually. All of the NEOs were in compliance with the guidelines as of March 7, 2024.
Risk and Control
The Compensation Committee considers risks related to compensation policies and practices and incentive related risks. The Compensation Committee establishes performance metrics that reward our executives for creating shareholder value, and establishes goals and payment schedules for each metric that are designed to provide a balance to motivate the achievement of the established goals without the need for inappropriate or excessive risk-taking.
In 2023, management updated its prior review of the Company’s compensation plans as well as Company compensation policies and practices regarding whether they encourage excessive risk taking and determined that the Company’s compensation plans, programs and policies do not present a material risk of causing behavior that is reasonably likely to have a material adverse effect on the Company. Management reviewed its findings with the Compensation Committee and Pay Governance, the Compensation Committee’s independent compensation advisor, who each concurred in these findings and conclusions.
In addition, the Compensation Committee annually assesses plan design, performance metrics and goals for the annual incentive plans within the Company’s divisions to ensure that their designs are appropriately aligned with business and regulatory considerations and do not encourage inappropriate or excessive risk-taking.
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COMPENSATION DISCUSSION AND ANALYSIS (continued)

Pay Recovery (Clawback) Policies
We maintain three pay recovery, or “clawback,” policies applicable to our Named Executive Officers. As required by the Dodd-Frank Wall Street Reform and Consumer Protection (Dodd-Frank) Act and related rules and regulations of the SEC and NYSE, the Company adopted a Financial Statement Compensation Recoupment Policy in October 2023 that applies to all of our current and former executive officers in the event of a financial restatement.
If the Company is required to restate its financial results due to material noncompliance with financial reporting requirements under securities laws, the Financial Statement Compensation Recoupment Policy provides for recovery of any cash- or equity-based incentive compensation (including vested and unvested equity) paid or awarded to the executive officer, to the extent that the compensation (i) was based on erroneous financial data and (ii) exceeded what would have been paid to the executive officer under the restatement. For more information, see the full text of our new Financial Statement Compensation Recoupment Policy, which is filed as an exhibit to our 2023 Annual Report on Form 10-K.
In addition, we continue to maintain two separate clawback policies that apply to a broader group of individuals and circumstances beyond a financial restatement.
At the time we adopted the new Financial Statement Compensation Recoupment Policy, the Compensation Committee also amended our existing S&P Global Pay Recovery Policy to expand the circumstances when, at the Compensation Committee’s discretion, annual and long-term incentives could be subject to recovery in the event of misconduct. Under the amended S&P Global Recovery Policy, annual incentive cash and long-term incentive awards (PSUs, RSUs, and long-term incentive cash, both vested and unvested) could be subject to recovery in the event of:
•
a material recalculation or adjustment of the performance measures for senior management.
•
an intentional, willful or grossly negligent act or omission that violates one or more of the Company’s policies that have or will have a material negative impact on the Company’s business, reputation or financial condition.
•
criminal activity, fraud or other illegal or unlawful activity.
A special S&P Ratings Services Pay Recovery Policy also applies to the President of S&P Global Ratings, as well as other employees deeper within the Ratings organization. The S&P Ratings Recovery Services Pay Policy provides for the recovery of annual cash and long-term incentive award payments in the event of:
•
material violations of policy or division or product risk parameters, policies or operating procedures resulting from the gross negligence, intentional wrongdoing or willful misconduct of a covered individual that have or will have a material negative impact on the business, financial condition or reputation of S&P Global Ratings.
•
material failure to adequately supervise the administration and implementation of one or more of S&P Global Ratings’ policies or division or product risk parameters, policies or operating procedures which results from gross negligence, intentional wrongdoing or willful misconduct that has or will have a material negative impact on S&P Global Ratings’ business, financial condition or reputation.
The President of S&P Global Ratings is subject to all three policies.
Insider Trading Policy and Prohibition on Hedging and Pledging
Under the Company’s Insider Trading Policy, Directors, executive officers and all other employees subject to the policy (i.e., employees who influence our products and services and/or have access, or potential access, to material non-public information), as well as any immediate family members of the foregoing and any entities whose investment decisions are made by or shared with any of the foregoing, are prohibited, without exception, from speculative trading in Company securities, including engaging in any “hedging” transactions related to Company stock. The prohibition against speculative trading and “hedging” includes short sales and
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COMPENSATION DISCUSSION AND ANALYSIS (continued)

derivative transactions, such as puts, calls, swaps and collars, and any other arrangements intended to hedge or offset exposure to price fluctuations in Company stock or provide protection against declines in the value of Company stock. Further, no shares of Company stock beneficially owned, either directly or indirectly, by Directors, executive officers or covered employees may be pledged or otherwise used as security for a loan, including by holding such securities in a margin account.
Employment Agreements
None of our NEOs have formal, fixed-term employment agreements with the Company guaranteeing minimum levels of compensation over multiple years, as the Compensation Committee does not consider such contracts to enhance shareholder value. In rare cases involving mergers and acquisitions, such as the 2022 acquisition of IHS Markit, we have entered into special severance arrangements like the severance package with Mr. Kansler which has now expired. For more information regarding Mr. Kansler’s merger-related severance arrangements please see pages 101 to 102 of this Proxy Statement.
Tax and Accounting Considerations
The Compensation Committee also considers the effect of certain accounting rules that apply to the various aspects of the compensation program for our NEOs. The Compensation Committee reviews potential accounting effects in determining whether its compensation actions are in the best interests of the Company and our shareholders.
Compensation Committee Report
The Compensation Committee has reviewed and discussed with Company management the Compensation Discussion and Analysis found on pages 50 through 87 of this Proxy Statement and, based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement.
The foregoing report has been furnished on behalf of the Board of Directors by the members of its Compensation Committee.
Robert P. Kelly (Chair)
Gay Huey Evans
William D. Green
Stephanie C. Hill
Richard E. Thornburgh
Gregory Washington
       2024 Proxy Statement       87

Executive Compensation Tables

Executive Compensation Tables
2023 Summary Compensation Table
The following table contains information concerning compensation paid or accrued to the named executive officers for services rendered in all capacities to the Company in 2023, 2022 and 2021:
Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (4)	All Other Compensation ($) (5)	Total ($)
Douglas L. Peterson President and Chief Executive Officer	2023	$1,350,000	$—	$13,799,664	$3,829,500	$—	$527,248	$19,506,412
	2022	$1,350,000	$—	$23,799,992	$2,760,000	$—	$727,515	$28,637,507
	2021	$1,000,000	$—	$9,750,000	$4,615,000	$—	$778,770	$16,143,770
Ewout L. Steenbergen (6) EVP, Chief Financial Officer	2023	$825,000	$—	$3,499,739	$1,665,000	$—	$288,537	$6,278,276
	2022	$825,000	$—	$10,000,020	$1,200,000	$—	$338,330	$12,363,350
	2021	$825,000	$—	$3,000,000	$1,633,000	$—	$338,692	$5,796,692
Martina L. Cheung President, S&P Global Ratings	2023	$750,000	$—	$3,249,781	$1,710,000	$2,621	$225,147	$5,937,549
	2022	$750,000	$—	$9,750,049	$967,500	$—	$254,317	$11,721,866
	2021	$625,000	$—	$2,500,000	$1,350,000	$—	$280,081	$4,755,081
Adam Kansler (7) President, S&P Global Market Intelligence	2023	$750,000	$—	$3,249,781	$1,560,000	$—	$107,277	$5,667,058
	2022	$625,000	$—	$11,675,492	$1,335,000	$—	$78,243	$13,713,735
Daniel E. Draper Chief Executive Officer, S&P Dow Jones Indices	2023	$650,000	$—	$799,525	$2,937,000	$—	$244,422	$4,630,947
	2022	$650,000	$—	$3,799,953	$2,817,500	$—	$299,404	$7,566,857
	2021	$650,000	$500,000	$699,915	$1,460,000	$—	$86,896	$3,396,811

(1)
For Mr. Draper, this amount reflects the third and final installment of a $1,250,000 one-time signing bonus paid in 2021 in consideration of the compensation from his prior employer that was forfeited when he was hired by the Company in 2020.

(2)
The amounts reported in this column reflect the aggregate grant date fair value of the equity awards granted to the named executive officers in the relevant year, which may include performance share units (“PSUs”) and restricted stock units (“RSUs”), as applicable, granted under the Company’s 2019 Stock Incentive Plan.

The amounts for the PSUs granted in 2023 were calculated based on the probable outcome of performance conditions as of the grant date computed in accordance with FASB ASC Topic 718 excluding the effect of estimated forfeitures. The maximum values for the 2023 annual PSUs awards as of the grant date are as follows:
Executive	2023
D. Peterson	$19,319,665
E. Steenbergen	$4,899,837
M. Cheung	$4,549,897
A. Kansler	$4,549,897
D. Draper	$1,119,403
The dollar amounts listed in this column do not necessarily reflect the dollar amounts of compensation actually realized or that may be realized by our named executive officers. These awards are further described on pages 91 through 94 of this Proxy Statement.
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Executive Compensation Tables (continued)

(3)
The amounts reported in this column represent the cash incentive awards paid under the Company’s Key Executive Short-Term Incentive Compensation Plan to all of our named executive officers. For Mr. Draper, the amounts reported in this column for 2022 and 2023 also reflect payments pursuant to his Long-Term Cash Awards for the S&P Dow Jones Indices for the applicable three-year performance periods. For additional information regarding these cash incentive awards, see pages 71 through 77 of the Compensation Discussion and Analysis included in this Proxy Statement.

(4)
The amounts reported in this column include benefits under the Employee Retirement Plan of S&P Global Inc. and its Subsidiaries (“ERP”) and the S&P Global Inc. Employee Retirement Plan Supplement (“ERPS”), which are described on pages 96 through 97 of this Proxy Statement. The 2023 present value of accumulated benefits increased from the 2022 present values by $2,621 for Ms. Cheung. Messrs. Peterson, Steenbergen, Kansler, and Draper are not participants in the ERP and ERPS since they did not meet the eligibility requirements on April 1, 2012, when participation in the plans was frozen. These amounts are disclosed in the Pension Benefits Table beginning on page 96 of this Proxy Statement. No NEO had above-market earnings on nonqualified deferred compensation in 2023.

(5)
The amounts shown in this column for 2023 include the items described below. Perquisites and other personal benefits that exceeded the greater of $25,000 or 10% of total perquisites and other personal benefits for each NEO for 2023 were as follows:

Name	401(k) Savings and Profit Sharing Plan ($) (a)	401(k) Savings and Profit Sharing Plan Supplement ($) (a)	Company Charitable Match ($) (b)
D. Peterson	$32,295	$416,240	$50,000
E. Steenbergen	$32,295	$186,450	$50,000
M. Cheung	$32,295	$152,625	$25,000
A. Kansler	$18,550	$37,500	$50,000
D. Draper	$32,295	$143,000	$50,000

(a)
These amounts include Company made contributions under the 401(k) Plan and the 401(k) Plan Supplement in respect of 2023.

(b)
This amount represents charitable contribution(s) made by the Company in the executive’s name under the S&P Global Matching Gift Program.

All other total perquisites and other personal benefits for each NEO were as follows:
•
The amount for Mr. Peterson includes the aggregate incremental cost to the Company associated with Mr. Peterson’s personal use of a Company car. The aggregate incremental cost to the Company was determined by multiplying the fuel and depreciation costs incurred by the Company in operating its Company-owned car by a fraction, the numerator of which was the total number of personal miles driven by Mr. Peterson in 2023 and the denominator of which was the total number of miles that the Company owned car was driven in 2023. The aggregate incremental cost to the Company does not include fixed costs that would be incurred regardless of Mr. Peterson’s personal use of the Company-owned car (e.g., insurance premiums and driver salaries). The amount for Mr. Peterson also includes professional services (inclusive of financial counseling, tax planning and preparation, and estate planning) expense reimbursement and Company-paid life insurance premiums.
•
The amount for Mr. Steenbergen includes professional services (inclusive of financial counseling, tax planning and preparation, and estate planning) expense reimbursement, Company-made contributions through the S&P Global PAC program, Company-paid life insurance premiums and Company-paid annual physical health examination.
       2024 Proxy Statement       89

Executive Compensation Tables (continued)

•
The amount for Ms. Cheung includes professional services (inclusive of financial counseling, tax planning and preparation, and estate planning) expense reimbursement and Company-paid life insurance premiums.
•
The amount for Mr. Kansler includes Company-paid life insurance premiums.
•
The amount for Mr. Draper includes professional services (inclusive of financial counseling, tax planning and preparation, and estate planning) expense reimbursement, Company-paid life insurance premiums and Company-paid annual physical health examination.
(6)
Mr. Steenbergen ceased serving as the Company’s Chief Financial Officer effective February 12, 2024, in advance of his departure from the Company in March, 2024. Christopher Craig assumed the role of Interim Chief Financial Officer on February 12, 2024.

(7)
Mr. Kansler was appointed President, S&P Global Market Intelligence, effective March 1, 2022, following the closing of the merger with IHS Markit on February 28, 2022. Mr. Kansler’s base salary is prorated accordingly for fiscal year 2022, and amounts reported for Mr. Kansler reflect compensation paid to him by the Company during the portion of 2022 for which he was employed by the Company. His compensation is not reported in this Proxy Statement for 2021, since he was not a named executive officer of the Company.

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Executive Compensation Tables (continued)

2023 Grants of Plan-Based Awards Table
The following table contains information concerning each grant of an award made to the named executive officers in 2023:
Name	Grant Date (mm/dd/yyyy)	Date Approved by Compensation and Leadership Development Committee (mm/dd/yyyy)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)		Estimated Future Payouts Under Equity Incentive Plan Awards (1)(2)		All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	Grant Date Fair Value of Stock Awards ($) (4)
			Target ($)	Maximum ($)	Target (#)	Maximum (#)
D. Peterson		2/28/2023	$3,450,000	$6,900,000
	3/1/2023	2/28/2023			28,598	57,196		$9,659,832
	3/1/2023	2/28/2023					12,256	$4,139,832
E. Steenbergen		2/28/2023	$1,500,000	$3,000,000
	3/1/2023	2/28/2023			7,253	14,506		$2,449,918
	3/1/2023	2/28/2023					3,108	$1,049,820
M. Cheung		2/28/2023	$1,500,000	$3,000,000
	3/1/2023	2/28/2023			6,735	13,470		$2,274,948
	3/1/2023	2/28/2023					2,886	$974,833
A. Kansler		2/28/2023	$1,500,000	$3,000,000
	3/1/2023	2/28/2023			6,735	13,470		$2,274,948
	3/1/2023	2/28/2023					2,886	$974,833
D. Draper		2/28/2023	$1,000,000	$2,000,000
	3/1/2023	2/28/2023			1,657	3,314		$559,701
	3/1/2023	2/28/2023					710	$239,824
	3/1/2023	2/28/2023	$1,200,000	$2,400,000

(1)
Non-equity and equity incentive plan awards do not have minimum threshold amounts. Consequently, no threshold amounts are listed. The non-equity incentive plan awards reflect target and maximum payouts with respect to the 2023 Key Executive Short-Term Incentive Compensation Plan, which is discussed beginning on page 71 of this Proxy Statement. For Mr. Draper, the non-equity incentive plan awards also reflects target and maximum payouts with respect to his Long-Term Cash Award for the S&P Dow Jones Indices for the 2023-2025 performance period.

(2)
Reflects PSUs granted during the fiscal year under the Company’s 2019 Stock Incentive Plan, which are discussed on page 93 of this Proxy Statement. These PSUs are scheduled to vest at the end of a three-year performance period (January 1, 2023 — December 31, 2025) and to pay out by March 2026, with payment ranging up to a maximum of 200% of the target shares based on the achievement of a compound annual non-GAAP ICP Adjusted EPS growth goal. The PSUs granted to our NEOs during the fiscal year do not include any dividend rights.

(3)
Reflects time-based RSUs granted during the fiscal year under the Company’s 2019 Stock Incentive Plan, which are discussed on page 93 of this Proxy Statement. These RSUs vested 33% on 12/31/2023 and will vest 33% on 12/31/2024 and 34% on 12/31/2025. The NEOs are entitled to receive cash dividend equivalents on the RSUs granted during the fiscal year, subject to all of the same vesting and payment provisions as the underlying awards.

(4)
The amounts in this column for the PSU and RSU awards reflect their aggregate grant date fair values, calculated in accordance with FASB ASC Topic 718, Stock Compensation, as disclosed in Footnote 8 to the Consolidated Financial Statements, which appears in the Company’s Form 10-K for the 2023 year filed with the SEC on February 9, 2024, excluding the effect of estimated forfeitures. The amounts in this column for the PSUs were calculated based on the probable outcome of the performance condition as of the grant date in accordance with FASB ASC Topic 718. For the values of these PSUs, assuming attainment of the

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Executive Compensation Tables (continued)

maximum level of performance, see Footnote 2 to the 2023 Summary Compensation Table on Page 88 of this Proxy Statement.
The actual value, if any, realized by each named executive officer for these PSU and RSU awards is a function of the value of the shares if and when they vest. For additional information on how we account for stock-based compensation, see Footnote 8 to the Consolidated Financial Statements, which appears in the Company’s Form 10-K filed with the SEC on February 9, 2024.
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Executive Compensation Tables (continued)

Outstanding Equity Awards at 2023 Fiscal Year-End Table
The following table contains information concerning unexercised options, stock that has not vested, and other equity incentive plan awards outstanding on December 31, 2023 for each of the named executive officers:
Name	Grant Date (mm/dd/yyyy)	Stock Awards
		Number of Shares or Units of Stock That Have Not Vested (#) (1)	Market Value of Shares or Units of Stock That Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (3)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (4)(5)
D. Peterson	3/1/2023	8,212	$3,617,550	57,196	$25,195,982
	3/1/2022	3,604	$1,587,634	50,335	$22,173,574
E. Steenbergen	3/1/2023	2,083	$917,603	14,506	$6,390,183
	3/1/2022	914	$402,635	22,915	$10,094,516
M. Cheung	3/1/2023	1,934	$851,966	13,470	$5,933,804
	3/1/2022	850	$374,442	22,467	$9,897,163
A. Kansler	3/1/2023	1,934	$851,966	13,470	$5,933,804
	3/1/2022	850	$374,442	22,467	$9,897,163
	2/1/2021	10,659	$4,695,503	—	—
D. Draper	3/1/2023	476	$209,688	3,314	$1,459,883
	3/1/2022	210	$92,509	9,115	$4,015,340

(1)
Represents RSU awards which are not performance-based. These awards vest as follows: for Mr. Peterson, 7,648 shares vest on December 31, 2024 and 4,168 shares vest on December 31, 2025; for Mr. Steenbergen, 1,939 shares vest on December 31, 2024 and 1,058 shares vest on December 31, 2025; for Ms. Cheung, 1,802 shares vest on December 31, 2024 and 982 shares vest on December 31, 2025; for Mr. Kansler, 10,659 shares vested on February 1, 2024 (9,136 of which are shares awarded in replacement of legacy IHS Markit equity awards previously held by Mr. Kansler under the IHS Markit Ltd. 2014 Equity Incentive Award Plan), 1,802 shares vest on December 31, 2024, and 982 shares vest on December 31, 2025; and for Mr. Draper, 444 shares vest on December 31, 2024 and 242 shares vest on December 31, 2025.

(2)
Market value determined based on the closing price of our common stock on December 29, 2023 of $440.52. The amounts for the awards do not necessarily reflect the dollar amounts of compensation that may be realized by our named executive officers.

(3)
Represents performance-based restricted stock units, including: (i) PSUs granted in 2023 that are scheduled to vest at the end of a three-year performance period (January 1, 2023 — December 31, 2025) and to pay out by March 2026, with payment ranging up to a maximum of 200% of the target shares based on the achievement of a compound annual non-GAAP ICP Adjusted EPS growth goal; (ii) PSUs granted in 2022 that are scheduled to vest at the end of a three-year performance period (January 1, 2022 — December 31, 2024) and to pay out by March 2025, with payment ranging up to a maximum of 200% of the target shares based on the achievement of a compound annual non-GAAP pro forma ICP Adjusted EPS growth goal; and (iii) PSUs granted in 2022 as special, one-time “Founders Grants” following the Company’s merger with IHS Markit, which are scheduled to vest at the end of a three-year performance period (February 28, 2022 — February 28, 2025) and to pay out by March 2025 at target, subject to continued employment and the achievement of annual run-rate cost synergies of $480 million.

(4)
Notwithstanding the “Outstanding Equity Awards at 2022 Fiscal Year-End Table” included in last year’s proxy statement which included the annual PSU awards granted in 2022 at threshold, our awards do not have a threshold and therefore the number of units and market value should have been reflected at target for those awards. The correct amounts are included in the table above.

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Executive Compensation Tables (continued)

(5)
Based on Company performance through December 31, 2023 and the closing price of our common stock on December 29, 2023 of $440.52. In accordance with SEC rules, the number of PSUs reflected in the table represents: (i) the target number of PSUs granted in 2022, and the maximum number of PSUs granted in 2023, in the case of our annual PSU awards under the Company’s 2019 Stock Incentive Plan that are realizable in connection with the achievement of pre-established performance targets over the applicable performance periods; and (ii) with respect to the special, one-time “Founders Grants” awarded in 2022 in connection with the merger with IHS Markit, the target number of PSUs granted. The actual number of PSUs, if any, that will vest will be based on the level of achievement of the applicable performance goal as of the actual end of the applicable performance period. For more on the terms of awards granted in 2023, see pages 78 to 80 of the Compensation Discussion and Analysis included in this Proxy Statement.

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Executive Compensation Tables (continued)

Option Exercises and Stock Vested in 2023 Table
The following table contains information concerning each exercise of stock options and each vesting of PSUs and RSUs during 2023 (including PSUs and RSUs that vested on December 31, 2023 but did not settle until early 2024) for each of the named executive officers:
Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
D. Peterson	51,304	$16,247,977	22,330	$9,836,812
E. Steenbergen	—	$—	6,462	$2,846,640
M. Cheung	—	$—	5,567	$2,452,375
A. Kansler	—	$—	13,065	$5,040,285
D. Draper	—	$—	2,794	$1,179,413

(1)
Represents the amount realized based on the difference between the closing price of the Company’s common stock on the date of exercise and the exercise price of the options.

(2)
Represents the amounts realized based on the closing price of the Company’s common stock on the applicable vesting date (or the immediately preceding trading day for any vesting date that fell on a weekend), including for PSUs earned by our NEOs for the three-year performance period beginning in fiscal year 2021 that vested on December 31, 2023, and RSUs that vested during fiscal year 2023.

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Executive Compensation Tables (continued)

2023 Pension Benefits Table
The following table contains information with respect to each Plan of the Company that provides for payments or other benefits to the named executive officers at, following or in connection with retirement:
Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($) (1)(2)
D. Peterson	ERP	—	$—
	ERPS	—	$—
	Total		$—
E. Steenbergen	ERP	—	$—
	ERPS	—	$—
	Total		$—
M. Cheung	ERP	1	$20,223
	ERPS	1	$—
	Total		$20,223
A. Kansler	ERP	—	$—
	ERPS	—	$—
	Total		$—
D. Draper	ERP	—	$—
	ERPS	—	$—
	Total		$—

(1)
The benefit amounts shown in the table are actuarial present values of the benefits accumulated through December 31, 2023, as described below. The actuarial present value is calculated by estimating the expected future payments starting at an assumed retirement age, weighting the estimated payments by the estimated probability of surviving to each post-retirement age, and discounting the weighted payments at an assumed discount rate to reflect the time value of money. The actuarial present value represents an estimate of the amount which, if invested today at an assumed discount rate of 5.27% for the ERP and 5.22% for the ERPS, would be sufficient on an average basis to provide the estimated future payments based on the benefit currently accrued. The assumed retirement age for each named executive officer is the earliest age at which the executive could retire without any benefit reduction due to age. The actual benefit present values will vary from these estimates depending on many factors, including an executive’s actual retirement age.

(2)
As discussed further on page 97 of this Proxy Statement, on April 1, 2012 the Company “froze” the ERP and ERPS to new participants and future accruals. Final benefits for each named executive officer are calculated based on that date, and no additional adjustments are made based on additional service or pay after that date. Messrs. Peterson, Steenbergen, Kansler and Draper are not participants in the ERP and ERPS since they did not meet the eligibility requirements by April 1, 2012.

Ms. Cheung is entitled to retirement benefits under two defined benefit plans of the Company: the Employee Retirement Plan of S&P Global, Inc. and Its Subsidiaries (generally referred to as the “ERP”) and the S&P Global, Inc. Employee Retirement Plan Supplement (generally referred to as the “ERP Supplement” or “ERPS”). Messrs. Peterson, Steenbergen, Kansler, and Draper are not participants in these Plans because they did not meet the eligibility requirements before participation was frozen on April 1, 2012. Ms. Cheung was fully vested in the benefits pursuant to both the ERP and ERPS as of December 31, 2023.
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Employee Retirement Plan of S&P Global Inc. and Its Subsidiaries (“ERP”)
The Company sponsors a qualified defined benefit pension Plan to provide retirement benefits to eligible U.S.-based employees of the Company, which was frozen to new participants and future accruals as of April 1, 2012. The Plan pays benefits at retirement to participants who terminate or retire from the Company after meeting the eligibility requirements for a benefit. The retirement benefit is based on a percentage of a participant’s total Plan compensation during such participant’s employment with the Company (this is called a career pay formula).
A Plan participant’s annual benefit accrual under the ERP is calculated as 1% of Plan compensation. The Plan compensation includes the participant’s base salary and short-term incentive award. Because this is a qualified Plan, the Plan compensation is restricted by the compensation limit imposed by the Internal Revenue Code. In 2012, the last year for which any benefits accrued under the ERP, this compensation limit was $250,000. The retirement benefit payable from this Plan is the sum of each year’s annual benefit accrual. This amount is available unreduced at the earlier of the Plan’s normal retirement age of 65 or age 62 if a participant has 10 years of service with the Company. If a participant has attained age 55 with 10 years of service with the Company, an early retirement benefit is available. The benefit is reduced by 4% per year for each year of payment prior to age 62 to reflect the earlier payments.
Participants can choose from among several optional forms of annuity payments under the ERP. A participant receives the highest monthly payment under a single life annuity, while the other payment forms result in a lower monthly benefit generally because payment may be made to a surviving joint annuitant or beneficiary following the participant’s death.
The present value estimates shown in the Pension Benefits Table assume payment of the named executive officers’ accumulated benefits under the ERP, based on pay and service earned through April 1, 2012, in the form of a single life annuity commencing on the earliest date the benefits are available unreduced (age 62 in the case of Ms. Cheung, since she had completed 11 years of vesting service as of December 31, 2023). The values assume a discount rate of 5.27% and a mortality assumption based on the fully generational PRI-2012 mortality table with MP-2023 improvement scale.
S&P Global Inc. Employee Retirement Plan Supplement (“ERPS”)
The Company also maintains a non-qualified pension Plan, which was similarly frozen to new participants and future accruals as of April 1, 2012. Prior to the freeze, this Plan was intended to help attract and retain the executive workforce by providing benefits incremental to those permitted under the ERP.
The ERPS is designed to restore retirement benefits that cannot be paid under the ERP due to Internal Revenue Code limits. The benefit provided under the ERPS will effectively equal the difference between the benefit that would have been earned under the ERP, without regard to any pay or benefit limits, and the actual benefit payable under the ERP.
All Plan participants of the ERP are potentially eligible for the ERPS, including Ms. Cheung, provided that her ERP benefits are limited by the Internal Revenue Code limits. In general, a participant’s annual accrual under the ERPS is determined based on 1% of the Plan compensation under the ERP in excess of the Internal Revenue Code compensation limit for that year ($250,000 in 2012). The retirement benefit payable under the ERPS is the sum of each year’s annual benefit accrual. ERPS payments commence one year following separation from service or, if later, age 65, or age 62 with 10 years of service with the Company.
The present value estimates shown in the Pension Benefits Table for accumulated benefits under the ERPS assume a discount rate of 5.22% and are determined using the same payment and mortality assumptions as were used to estimate the values shown under the ERP.
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Executive Compensation Tables (continued)

2023 Non-Qualified Deferred Compensation Table
The following Non-Qualified Deferred Compensation Table contains information concerning our various non-qualified savings and deferral plans offered to our named executive officers. The Key Executive Short-Term Incentive Deferred Compensation Plan (“ST Incentive Deferred Comp”) permits executives to defer amounts previously earned on a pre-tax basis.
Name	Plan	Executive Contributions in Last Fiscal Year ($) (1)	Company Contributions in Last Fiscal Year ($) (2)	Aggregate Earnings in Last Fiscal Year ($) (3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
D. Peterson	401(k) Plan Supplement	$946,000	$416,240	$296,865	—	$10,930,541
	ST Incentive Deferred Comp	—	—	$32,251	—	$686,810
	Total	$946,000	$416,240	$329,116	$—	$11,617,351
E. Steenbergen	401(k) Plan Supplement	$101,700	$186,450	$53,154	—	$2,245,823
	ST Incentive Deferred Comp	—	—	—	—	—
	Total	$101,700	$186,450	$53,154	$—	$2,245,823
M. Cheung	401(k) Plan Supplement	$277,500	$152,625	$55,610	—	$2,383,162
	ST Incentive Deferred Comp	—	—	—	—	—
	Total	$277,500	$152,625	$55,610	$—	$2,383,162
A. Kansler	401(k) Plan Supplement	$156,250	$37,500	$1,910	—	$195,660
	ST Incentive Deferred Comp	—	—	—	—	—
	Total	$156,250	$37,500	$1,910	$—	$195,660
D. Draper	401(k) Plan Supplement	$78,000	$143,000	$10,393	—	$542,764
	ST Incentive Deferred Comp	—	—	—	—	—
	Total	$78,000	$143,000	$10,393	$—	$542,764

(1)
Reflects executive contributions to the 401(k) Plan Supplement in respect of the 2023 fiscal year, as further described below.

(2)
Reflects Company contributions to the 401(k) Plan Supplement, including employer savings, profit sharing supplemental contributions and nonelective contributions, in respect of the 2023 fiscal year, all of which are reported in the All Other Compensation column of the 2023 Summary Compensation Table on pages 88 through 90 of this Proxy Statement.

(3)
Reflects non-qualified deferred compensation earnings under the 401(k) Plan Supplement and Key Executive Short-Term Incentive Deferred Compensation Plan.

In 2013, the employer contribution for the savings plan component of the 401(k) Plan Supplement increased to 6% of eligible compensation above the IRS compensation limit. Beginning in 2014, participants were required to make employee contributions under the 401(k) Plan Supplement to receive the employer contributions to the savings plan component, and the amount of the employer contribution was based on the amount of the employee contribution, up to 6% (for years prior to 2023) of eligible compensation above the IRS compensation limit. In 2012 and 2013, participants were required to make the maximum pre-tax contribution under the qualified 401(k) Plan in order to receive the savings plan component supplement.
Account balances under the 401(k) Plan Supplement are currently credited with interest at the rate earned on The 401(k) Savings and Profit Sharing Plan Stable Value Fund (also referred to as the Stable Assets Fund). The annual rate of interest credited under the Plan was 2.37% for the 2023 fiscal year. Account balances under the 401(k) Plan Supplement are distributed to executives in July following the year in which the executive separates from service.
The 401(k) Plan Supplement was further amended effective January 1, 2023 to permit eligible participants to defer up to 60% of an executive’s eligible compensation subject to IRS and plan limits. The plan was also amended effective January 1, 2023 to provide for a Company supplemental matching contribution of an
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executive’s supplemental employee contributions in the amount of 100% up to the first 4% of eligible compensation (reduced from 6% of eligible compensation in prior years) and to provide a new supplemental non-elective contribution equal to 2% of eligible compensation each pay period. The supplemental non-elective contribution is available regardless of whether the executive contributes to the 401(k) Plan Supplement. All of our NEOs, other than Mr. Kansler, are eligible for supplemental profit sharing contributions under the 401(k) Plan Supplement.
Prior to 2014, executives could elect to defer all or part of their annual incentive award payment under the Key Executive Short-Term Incentive Deferred Compensation Plan. Earnings on amounts deferred under the Key Executive Short-Term Incentive Deferred Compensation Plan are credited at a rate equal to 120% of the applicable Federal Long-Term Rate as prescribed by the Internal Revenue Service in December of the year prior to the year in which the compensation is credited under the Plan. The interest rate that applied to outstanding balances during the 2023 fiscal year was 5.22%. Account balances under the Key Executive Short-Term Incentive Deferred Compensation Plan are distributed to executives in accordance with their individual elections. Participants may elect to receive their deferred award payments in a single lump sum or in up to 15 equal annual installments. Payments may commence within 60 days of retirement or termination or as of January 1 of the year following the year in which such event occurs. In 2014, the Company enhanced the 401(k) Plan Supplement to allow for deferrals of up to 25% of eligible pay above the IRS Compensation limit. As a result of this change, the Company decided to no longer offer a deferral opportunity under the Key Executive Short-Term Incentive Compensation Plan.
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Executive Compensation Tables (continued)

Potential Payments Upon Termination or Change-in-Control
The NEOs may be eligible to receive certain payments and benefits under our severance, incentive and retirement plans in connection with the named executive officer’s termination of employment or a change-in-control. Described below are the specific events that would trigger the payments and benefits, and the estimated payments and benefits that would be provided to the named executive officers upon the occurrence of these events.
Severance Plans
Senior Executive Severance Plan
The NEOs are eligible for severance benefits under our Senior Executive Severance Plan upon the occurrence of the following triggering events:
•
the Company terminates the executive’s employment other than for cause;
•
the executive resigns due to an adverse change in the executive’s functions, duties or responsibilities that would cause the executive’s position to have substantially less responsibility, importance or scope; or
•
the executive resigns due to a reduction of the executive’s base salary by 10% or more.
In addition, the executive will be eligible for severance benefits if the executive resigns following a change-in-control because:
•
the executive’s base salary is reduced (other than a reduction of less than 10% as part of a Company wide salary reduction) below the highest rate in effect since the beginning of the 24-month period prior to the change-in-control;
•
the executive’s annual or long-term incentive opportunity is materially less favorable than at any time since the beginning of the 24-month period prior to the change-in-control;
•
the aggregate value of the executive’s pension and welfare benefits is materially reduced;
•
the executive is required to transfer to a principal business location that increases the distance to the executive’s residence by more than 35 miles;
•
there is an adverse change in the executive’s title or reporting relationship or an adverse change by the Company in the executive’s authority, functions, duties or responsibilities (other than that which results solely from the Company ceasing to have a publicly traded class of common stock or the executive no longer serving as the chief executive, or reporting to the chief executive, of an independent, publicly traded company as a result thereof), which change would cause the executive’s position with the Company to become one of substantially less responsibility, importance or scope; or
•
a successor to the Company fails to adopt the Plan.
A termination for “cause” generally means a termination due to misconduct that results in, or could reasonably be expected to result in, material damage to the Company’s property, business or reputation.
A “change-in-control” generally means:
•
a person or group acquires 20% or more of the Company’s voting securities;
•
the members of our Board of Directors, together with persons approved by a majority of those members or persons approved by them, no longer make up a majority of the Board;
•
consummation of a merger or consolidation involving the Company if our voting securities do not represent more than 50% of the outstanding shares and voting power of the company surviving the transaction; or
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•
our shareholders approve the liquidation or dissolution of the Company.
A change-in-control by reason of a change in a majority of our Board, as described above, could arise, for example, as a result of a contested election (or elections) in which shareholders elect a majority of the members of the Board from nominees who are not nominated for election by the incumbent Board.
Under the Plan, as it was in effect as of December 31, 2023, each named executive officer (other than the CEO and Mr. Kansler, whose severance benefits are described below separately) was eligible to receive the following severance benefits upon the occurrence of one of the termination events described above:
•
continued payment of the executive’s base salary and participation in the Company’s non-qualified retirement, life, medical, dental, accidental death and disability insurance benefit plans during a severance period of 12 months;
•
a lump sum payment at the end of the severance period equal to six months of the executive’s base salary; and
•
an additional lump sum severance payment at the end of the severance period equal to 10% of the lump sum payment calculated above in lieu of continued benefits.
Under the Plan, as it was in effect as of December 31, 2023, the CEO, Mr. Peterson, was eligible to receive the following severance benefits upon the occurrence of one of the termination events described above:
•
continued payment of the executive’s base salary and participation in the Company’s non-qualified retirement, life, medical, dental, accidental death and disability insurance benefit plans during a severance period of 12 months;
•
a lump sum payment at the end of the severance period equal to 12 months of the executive’s base salary; and
•
an additional lump sum severance payment at the end of the severance period equal to 10% of the lump sum payment calculated above in lieu of continued benefits.
If the triggering event takes place following a change-in-control, then (i) the total severance payments for all named executive officers (including Mr. Peterson) during the 12-month severance period would be equal to the sum of the executive’s annual base salary and annual target incentive award, with continued benefits coverage for the 12-month severance period, and (ii) the lump sum payment due at the end of the severance period would also be equal to the sum of the executive’s annual base salary and annual target incentive award, increased by an amount equal to 10% of the lump sum in lieu of benefits. In each case, to receive the separation pay due under the Plan, the executive would have to sign a general release of claims against the Company.
Severance Arrangements with Mr. Kansler
In connection with the merger with IHS Markit, S&P Global entered into a term sheet with Mr. Kansler, dated January 7, 2021, which provides for special, enhanced severance benefits during the period from the closing of the merger on February 28, 2022 until the second anniversary of the closing (the “Protection Period”). During this Protection Period, Mr. Kansler was eligible for the following severance benefits if S&P Global terminated his employment without cause or if he resigned for good reason (each as defined in his employment agreement with IHS Markit, dated February 15, 2018):
•
a lump sum payment of his target annual cash incentive opportunity for the year of Mr. Kansler’s termination, prorated based on length of service through his termination date;
•
a severance payment equal to two times the sum of his annual base salary and target annual cash incentive opportunity, payable in 12 equal monthly installments; and
•
continued participation in S&P Global’s medical, dental and vision plans for 24 months following his termination date.
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To receive the severance benefits described above, Mr. Kansler was required to sign a general release of claims against the Company.
In addition, the term sheet provided for accelerated vesting of Mr. Kansler’s legacy IHS Markit equity awards assumed by S&P Global at the closing of the merger, as set forth in the merger agreement with IHS Markit. Upon the expiration of the enhanced vesting treatment provided for under the merger agreement after 18 months following the transaction closing, Mr. Kansler’s term sheet then provided for full accelerated vesting of his unvested legacy IHS Markit equity awards upon a qualifying termination, with his legacy PSU awards (which were converted into S&P Global RSUs) vesting at 100% of the original target, during the term sheet Protection Period. Following the end of the term sheet Protection Period, Mr. Kansler became a participant of the Senior Executive Severance Plan, along with our other senior executives, and his legacy IHS Markit equity awards became fully vested on February 1, 2024 based on his continued employment (which included the vesting of his 2021 legacy PSU award (which was converted into an S&P Global RSU award) at 200% of the original target per the terms of the merger agreement with IHS Markit).
General Severance Treatment
In general, if payments under the Senior Executive Severance Plan are considered “excess parachute payments” under Section 280G of the Internal Revenue Code, then a deduction to the Company will be disallowed and the executive will be subject to an excise tax equal to 20% of the excess parachute payment amount. Because of the way the excise tax is calculated, in certain circumstances, the executive may receive a larger after-tax amount (and the Company will be entitled to a larger tax deduction) if the gross amount payable to the executive is reduced. In this case, certain of the executive’s payments would be “cut back” to the largest amount that would not result in payment of any excise tax.
Severance payments to the named executive officers that constitute non-qualified deferred compensation under Section 409A of the Internal Revenue Code will generally be delayed during the first six months following the executive’s termination, as required under Section 409A, and installments that would have otherwise been paid during the six-month delay will be paid in a lump sum following the end of the six-month delay.
Estimated Severance as of December 31, 2023
The following table shows the estimated payments and benefits that would have been provided to each NEO if the executive’s employment had involuntarily terminated on December 31, 2023:
Name	Payment on Termination ($) (1)	Payment on Termination Following Change-in-Control ($) (2)
D. Peterson	$2,852,302	$10,097,302
E. Steenbergen	$1,302,306	$4,906,056
M. Cheung	$1,186,967	$4,749,467
A. Kansler	$6,045,959	$6,045,959
D. Draper	$1,029,432	$3,486,932

(1)
The estimated payment on termination reflects the amount payable, including the estimated value of continued benefit coverage during the severance period.

(2)
For all NEOs, other than Mr. Kansler, the estimated payment on termination following a change-in-control includes the severance benefit payable under the applicable plan, plus 10% of the lump sum portion of the severance amount in lieu of continued benefit coverage. For Mr. Kansler, the estimated payment includes the amount payable according to his special severance arrangement described above.

Key Executive Short-Term Incentive Compensation Plan (STIC)
The NEOs may receive a portion of their annual incentive award under the STIC if the executive terminates employment because of death, disability or retirement, or if the Company terminates the executive’s employment other than for cause. Payments are prorated for the period the executive was employed during the
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year and are made to the executive in a lump sum on the regular payment date under the STIC based on actual performance (but in the case of a termination without cause in which the executive was not retirement-eligible, assuming that any individual perfomance goals were achieved at target).
If there is a change-in-control, each NEO will generally receive a payment equal to the average of the NEO’s annual incentive award payments for the preceding three years, prorated for the period elapsed through the date of the change-in-control. The Company may also pay the executive any additional amount necessary to reflect the actual achievement of the Company performance objectives and individual performance criteria for the executive through the date of the change-in-control.
Estimated Short-Term Incentive Payments as of December 31, 2023
The following table shows the estimated payments that would have been provided under the STIC to each named executive officer if the executive’s employment had terminated on December 31, 2023, or if a change-in-control had occurred on that date:
Name	Payment on Termination ($) (1)	Payment on Change-in-Control ($) (2)
D. Peterson	$3,829,500	$3,996,667
E. Steenbergen	$1,665,000	$1,519,333
M. Cheung	$1,710,000	$1,295,833
A. Kansler	$1,560,000	$1,335,000
D. Draper	$1,110,000	$1,146,667

(1)
This assumes 2023 full-year actual level of achievement for the named executive officers. In previous years, we have disclosed these amounts based on target, which we are adjusting going forward.

(2)
Reflects the average of the actual payments paid over the preceding three years for all NEOs, other than Mr. Kansler, which reflects only one year’s payment due to his joining the Company in 2022.

Stock Incentive Plan
Each of the named executive officers has been granted PSUs and RSUs under the Company’s 2019 Stock Incentive Plan. In addition, Mr. Kansler held legacy IHS Markit awards under the IHS Markit 2014 Equity Incentive Award Plan, the balance of which vested on February 1, 2024. The general treatment of these equity awards upon an executive’s termination of employment or a change-in-control is described below.
Performance Share Units
If the executive terminates employment due to retirement or disability, or in the event of termination of employment by the Company other than for cause, with the approval of the Compensation Committee and subject to the executive signing a general release of claims against the Company, the executive receives the number of shares that would be payable under the terms of the award based on the actual performance for the performance period, prorated for the period of time during the award cycle that the executive was employed and during which the executive receives separation pay. Delivery of the awarded shares is made in the year following the normal maturity date for the award.
In the case of the executive’s death, the number of shares awarded is based on actual performance through the end of the year in which death occurs, prorated for the period of time completed during the award cycle. Delivery of the awarded shares is made by March 15 of the year following the executive’s death.
In the event of a change-in-control during the performance period, if assumed on substantially the same terms and conditions, the PSU awards will convert into an award of time-vesting RSUs with respect to a number of shares determined as follows: if less than 50% of the performance period has elapsed, the number of shares will be based on target performance, and if 50% or more of the performance period has elapsed, the number of shares will be based on actual performance as of the change-in-control. The converted RSUs will then continue
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Executive Compensation Tables (continued)

to vest pursuant to the original vesting schedule of the PSUs, except that they will vest in full if the executive’s employment is terminated due to retirement, disability or death or by the Company without cause. If the awards are not so assumed, they will be deemed to be earned at the higher of target or actual performance as of the change-in-control date, and the award will vest in full.
Restricted Stock Units
If the executive terminates employment due to retirement, disability or death, or, with the approval of the Compensation Committee and subject to the executive signing a general release of claims against the Company, if the Company terminates the executive other than for cause, the executive is eligible to receive a portion of the shares that are covered by the outstanding RSUs. Delivery of the vested shares is made on the scheduled delivery dates, except for in the event of death, where delivery occurs within 60 days of death.
In the event of a change-in-control during the vesting period, if assumed on substantially the same terms and conditions, RSUs will roll over into awards of the successor company’s stock and will remain outstanding subject to their original vesting terms, except that they will vest in full if the executive’s employment is terminated due to retirement, disability or death or by the Company without cause within 24 months following the change-in-control. If RSUs are not so assumed, they will vest in full upon the change-in-control.
Founders Grants
In the event of the executive’s termination of employment by the Company other than for cause, with the approval of the Compensation Committee and subject to the executive signing a general release of claims against the Company, the executive receives the number of shares that would be payable under the terms of the award based on the actual performance for the performance period, prorated for the period of time during the award cycle that the executive was employed and during which the executive receives separation pay. If the award synergy target is not achieved in full by the end of the performance period, the award will be forfeited in its entirety and the executive will not be entitled to any pro rata shares. Delivery of the awarded shares is made in the year following the normal maturity date for the award.
In the event of a change-in-control during the performance period, if assumed on substantially the same terms and conditions, the awards will convert into an award of time-vesting RSUs and the performance-vesting condition will be deemed to have been satisfied as of the change-in-control. The converted RSUs will then continue to vest pursuant to the original vesting schedule of the PSUs, except that they will vest in full if the executive’s employment is terminated by the Company without cause within 24 months of the change-in- control. If the awards are not so assumed, the awards will vest in full upon the change-in-control.
Mr. Kansler’s Legacy IHS Markit Awards
During the 18-month protection period (ended August 28, 2023) following the closing of the merger with IHS Markit, in the event Mr. Kansler (1) experienced a termination of employment by S&P Global without cause or (2) terminated his employment for good reason (each as defined in the merger agreement, and together a “Qualifying Termination”) prior to the vesting date of his legacy IHS Markit Awards, Mr. Kansler was entitled to full service-vesting of his converted S&P Global RSU awards in respect of legacy IHS Markit RSU and PSU Awards, subject to his execution and non-revocation of a release. During this protection period, pursuant to the terms of the merger agreement, Mr. Kansler was also entitled to receive 150% of his converted S&P Global RSU awards in respect of his legacy 2021 IHS Markit PSU awards upon a Qualifying Termination prior to the award vesting date.
After August 28, 2023, following the end of the 18-month merger agreement protection period, Mr. Kansler became entitled to full accelerated vesting, with his legacy PSU awards (which have been converted into S&P Global RSU awards) vesting at 100% of their original target, until the second anniversary of the merger closing, pursuant to Mr. Kansler’s employment agreement with IHS Markit Ltd., dated February 15, 2018, as modified by his term sheet with S&P Global, dated January 7, 2021.
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Estimated Long-Term Award Payments as of December 31, 2023
The following table shows the estimated payments and benefits that would have been provided to each named executive officer in respect of outstanding PSUs and RSUs under the Company’s 2019 Stock Incentive Plan and, in the case of Mr. Kansler’s legacy IHS Markit awards, the IHS Markit 2014 Equity Incentive Award Plan, if the executive’s employment had terminated on December 31, 2023, or if a change-in-control had occurred on that date:
Name	Termination of Employment	Change-in-Control
	Long-Term Awards ($) (1) (2)	Long-Term Awards ($) (1) (3)
D. Peterson	$33,314,325	$39,976,749
E. Steenbergen	$12,671,117	$14,609,846
M. Cheung	$12,261,434	$14,090,473
A. Kansler	$16,956,936	$18,785,975
D. Draper	$4,509,163	$5,047,478

(1)
Dollar value determined based on the closing price of our common stock on December 29, 2023 of $440.52.

(2)
For all NEOs, this column reflects (i) prorated participation and assumed target achievement, rounded down to the nearest whole share, through December 31, 2023 in the 2022 and 2023 annual PSU award cycles upon death, disability or retirement, or involuntary termination without cause, with the consent of the Compensation Committee; and (ii) prorated participation and actual achievement through December 31, 2023 for the 2022 Founders Grants upon involuntary termination without cause, with the consent of the Compensation Committee. This amount also reflects pro rata vesting of time-based RSUs for all NEOs, rounded down to the nearest whole share, except for Mr. Kansler’s S&P Global RSUs in respect of legacy IHS Markit awards. Proration for purposes of the amounts in this column assumes that an NEO's vesting continued for an additional year following termination, as required in the case of a termination without cause, but not in the case of other terminations. For Mr. Kansler, all of his S&P Global RSUs in respect of legacy IHS Markit awards vest in full, with his legacy PSU awards (which have been converted into S&P Global RSUs) vesting at 100% of their original target, pursuant to the terms of Mr. Kansler’s employment agreement with IHS Markit Ltd, dated February 15, 2018, as amended by his term sheet with S&P Global, dated January 7, 2021.

(3)
Reflects (i) target achievement of the performance goals for the 2022 and 2023 annual PSU awards; and (ii) target achievement of the performance goals for the 2022 Founders Grants, in each case, in the event such awards are not assumed upon a change-in-control. This amount also includes full vesting of time-based RSU awards, in the event such awards are not assumed or an NEO incurs a qualifying termination of employment.

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CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the applicable SEC rules, we are providing the following information about the relationship of the annual total compensation of our employees (based on the median, as described below) and that of our President and CEO. We believe that the pay ratio included in this information is a reasonable estimate calculated in a manner consistent with SEC rules.
•
For 2023, the median annual total compensation of all our employees (other than our CEO) was $43,834, and the annual total compensation of our CEO was $19,506,412, as reported in the “2023 Summary Compensation Table” on page 88.
•
Based on this information, for 2023, the ratio of the annual total compensation of our CEO to the median annual total compensation of all other employees was estimated to be 445 to 1.
Our Workforce
As a Company with a global workforce, we invest in our employees at all levels and are committed to providing competitive pay and benefits in every business and geography in which we operate. Market pay levels and pay practices are important factors that we consider in setting competitive compensation that rewards performance and meets the needs of our diverse workforce. With employees located in 43 countries and approximately 74% of our employees located outside the United States, the global footprint of our business drives the median pay level at S&P Global.
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Executive Compensation Tables (continued)

Methodology
Pursuant to the SEC rules, the median annual total compensation of all our employees (other than the CEO) is based on the annual total compensation of our “median employee.” We identified the median employee for our pay ratio in 2022 using the following methodology:
•
We considered the compensation of 41,202 S&P Global employees (other than the CEO) as of December 31, 2022 based on SEC pay ratio requirements for identifying the total employee population. These employees were located worldwide, with approximately 24% of the employees located in the United States, and the remaining 76% of the employees located in jurisdictions outside the United States. We did not exclude any countries and we did not make any adjustments for cost of living.
•
We used total cash compensation, consisting of total base pay, plus bonus and commission payments, for the trailing 12-month period from January 1, 2022 to December 31, 2022 as the compensation measure for identifying our median employee. The compensation measure was consistently applied to all employees across our global workforce.
•
Using this methodology, we determined that the median employee was a full-time, salaried employee who provides services as a junior professional at one of our operations sites in the Asia Pacific region.
SEC rules permit us to identify the median employee only once every three years, unless there have been changes in our employee population or employee compensation arrangements that we believe would result in a significant change in our pay ratio disclosure. There has been no change in our employee population or employee compensation arrangements that we reasonably believe would result in a significant change to our pay ratio disclosure. As a result, we decided to use the same median employee that we identified for our pay ratio disclosure in 2022.
We calculated the median employee’s annual total compensation in the same manner as the named executive officers in the “2023 Summary Compensation Table” beginning on page 88 and used an average rate of exchange from local currency to U.S. dollars for the 12-month period ending on December 31, 2023.
The SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to exclude up to 5% of the workforce, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, our pay ratio may not be comparable to the ratio reported by other companies, as other companies have different employee populations, geographic locations, business strategies and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.
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Executive Compensation Tables (continued)

Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, the following table provides information about the relationship between executive “Compensation Actually Paid” (as defined by SEC rules) and certain financial performance measures.
Our Compensation Committee believes in linking executive pay to Company performance and heavily weights variable compensation to reward achievements against pre-established, quantifiable financial performance objectives and individual strategic performance objectives. With the majority of executive pay delivered as variable incentive compensation and in the form of equity-based awards that track our stock price performance over time, the value ultimately realized by our executives is directly tied to shareholder value creation. Please see the Compensation Discussion & Analysis section of this Proxy Statement for more information regarding the decisions made by our Compensation Committee regarding CEO and NEO pay for performance alignment, and the compensation actually received by our NEOs, which differs from the amounts in the table set forth below.
“Compensation Actually Paid”, calculated in accordance with SEC rules, requires several adjustments to the values of our vested and unvested equity awards based on year-end stock price, various accounting valuation assumptions and projected performance payout factors. As a result, the amounts in the table below do not reflect the actual amount of compensation earned or paid to our NEOs, and the Compensation Committee did not consider these amounts when making its incentive compensation decisions.
					Value of Initial Fixed $100 Investment Based On:
Year (a)	Summary Compensation Table Total for CEO (1) ($) (b)	“Compensation Actually Paid” to CEO (2) ($) (c)	Average Summary Compensation Table Total for Non-CEO NEOs (1) ($) (d)	Average “Compensation Actually Paid” to Non-CEO NEOs (2) ($) (e)	Total Shareholder Return (3) ($) (f)	Peer Group Total Shareholder Return (3) ($) (g)	Net Income (in Millions) (4) ($) (h)	Non-GAAP ICP Adjusted Diluted Earnings Per Share (5) ($) (i)
2023	$19,506,412	$31,021,988	$5,628,458	$9,139,695	$133	$131	$2,893	$14.06
2022	$28,637,507	$(9,225,719)	$11,341,452	$3,426,362	$72	$76	$3,522	$12.36
2021	$16,143,770	$45,607,587	$5,083,397	$11,305,553	$145	$128	$3,263	$13.43
2020	$15,077,269	$31,868,869	$4,792,308	$7,574,701	$121	$121	$2,534	$11.78

(1)
Compensation for our CEO, Douglas L. Peterson, reflects the amounts reported in the “Summary Compensation Table” for the respective years. Average compensation for non-CEO NEOs is based on the compensation of the following NEOs: (i) in 2023 and 2022, Ewout L. Steenbergen, Martina Cheung, Adam Kansler and Daniel E. Draper, (ii) in 2021, Ewout L. Steenbergen, John L. Berisford, Martina Cheung and Saugata Saha and (iii) in 2020, Ewout L. Steenbergen, John L. Berisford, Martina Cheung and Daniel E. Draper.

(2)
“Compensation actually paid” for our CEO and average “compensation actually paid” for our non-CEO NEOs in each fiscal year reflects the respective Summary Compensation Table total amounts as set forth in columns (b) and (d) of the table above, respectively, adjusted as set forth in the table below, as determined in accordance with SEC rules. Per recent SEC guidance, we have updated our methodology starting with fiscal year 2023 for measuring the value of the PSUs that vest during a fiscal year to be based on the vesting date instead of the date the Compensation Committee certifies the performance for such PSUs. For information regarding the decisions made by our Compensation Committee in regards to the CEO’s and other NEOs’ compensation for fiscal year 2023, see pages 65 through 70 of this Proxy Statement.

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Executive Compensation Tables (continued)

	CEO 2023	Non-CEO NEOs 2023
Summary Compensation Table Total	$19,506,412	$5,628,458
Less Stock Award Value Reported in Summary Compensation Table for the Covered Year	$(13,799,664)	$(2,699,707)
Plus Year-End Fair Value of Outstanding Unvested Awards Granted in the Covered Year	$18,357,200	$3,591,516
Change in Fair Value of Outstanding Unvested Awards from Prior Years	$1,841,115	$1,633,292
Plus Fair Value as of the Vesting Date of Vested Awards Granted in the Covered Year	$1,781,463	$348,341
Change in Fair Value of Awards from Prior Years that Vested in the Covered Year	$2,750,185	$569,923
Less Fair Value of Awards Forfeited during the Covered Year	$—	$—
Plus Fair Value of Incremental Dividends or Earnings Paid on Stock Awards	$585,277	$68,527
Less Aggregate Change in Actuarial Present Value of Accumulated Benefit Under Pension Plans	$—	$(655)
Plus Aggregate Service Cost and Prior Service Cost for Pension Plans	$—	$—
“Compensation Actually Paid”	$31,021,988	$9,139,695
Fair values of equity awards set forth in the table above are computed in accordance with FASB ASC Topic 718 as of the end of the respective fiscal year, other than fair values of equity awards that vest in the covered year, which are valued as of the applicable vesting date.
The aggregate change in actuarial present value of accumulated benefit under pension plans reflects the amount reported for the covered year in the Summary Compensation Table. Service cost is calculated as the actuarial present value of benefits under all pension plans attributable to services rendered during the covered fiscal year. Prior service cost is calculated as the entire cost of benefits granted (or credit for benefits reduced) in a plan amendment (or initiation) during the covered fiscal year that are attributable by the benefit formula to services rendered in periods prior to the applicable amendment.
(3)
TSR is cumulative for the measurement periods beginning on December 31, 2019 and ending on December 31 of each of 2023 (the “2020-2023 Measurement Period”), 2022 (the “2020-2022 Measurement Period”), 2021 (the “2020-2021 Measurement Period”) and 2020 (the “2020 Measurement Period”), respectively, calculated in accordance with Item 201(e) of Regulation S-K. The peer group for purposes of this table is (i) with respect to the 2020-2021 Measurement Period and the 2020 Measurement Period, respectively, the same as our peer group as set forth in the Company’s Annual Reports on Form 10-K for the years ended December 31, 2020 and 2021, and (ii) with respect to the 2020-2022 Measurement Period, (x) for the portion of such measurement period ending on December 31, 2021, the same as our peer group as set forth in our Annual Reports on Form 10-K for the years ended December 31, 2020 and 2021, and (y) for the portion of such measurement period beginning on January 1, 2022 and ending on December 31, 2022, the same as our peer group as set forth in our Annual Report on Form 10-K for the year ended December 31, 2022. In 2022, due to the closing of our merger, IHS Markit was removed from the Company’s peer group. With respect to the 2020-2023 Measurement Period, the peer group for purposes of this table is the same as our peer group as set forth in our Annual Report on Form 10-K for the year ended December 31, 2023, which is also the same as the peer group used for the portion of the 2020-2022 Measurement Period beginning on January 1, 2022 and ending on December 31, 2022.

(4)
Reflects “Net Income” in the Company’s Consolidated Statements of Income included in the Company’s Annual Reports on Form 10-K for each of the years ended December 31, 2023, 2022, 2021 and 2020.

(5)
For 2022, non-GAAP ICP Adjusted Diluted EPS is presented on a pro forma basis as if the merger with IHS Markit had closed on January 1, 2021. For 2020, 2021 and 2023, non-GAAP ICP Adjusted Diluted EPS is presented on a stand-alone basis.

Relationship between “Compensation Actually Paid” and Performance
Calculated as required under SEC rules, the following graphs show the relationship between the “Compensation Actually Paid” to our CEO and other NEOs and the performance figures in the tabular disclosure above. We do not use TSR performance relative to a peer group or net income as performance measures for determining payouts under our incentive compensation programs.
       2024 Proxy Statement       109

Executive Compensation Tables (continued)

(1) “Compensation Actually Paid” and TSR
(2) “Compensation Actually Paid” and Net Income
We have selected non-GAAP ICP Adjusted Diluted EPS as the most important performance factor used to determine executive pay, as the sole performance metric for our 3-year long-term PSU awards, which is the largest component of executive pay.
(3) “Compensation Actually Paid” and Non-GAAP ICP Adjusted Diluted EPS
Our Most Important Performance Measures
The following table sets forth an unranked list of the performance measures which we view as the “most important” measures for linking our NEOs’ compensation to short- and long-term Company performance. For more information on how our Compensation Committee uses these metrics to assess the performance of our NEOs and determines executive compensation within our pay-for-performance compensation framework, please see the Compensation Discussion & Analysis section of this Proxy Statement starting on page 50.
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Executive Compensation Tables (continued)

Performance Measure	Considerations
Non-GAAP ICP Adjusted Diluted EPS	Used as the sole metric for our 3-year long-term Performance Share Unit (PSU) Awards, which account for the largest component of executive pay, this metric drives long-term value creation for our shareholders, as it considers capital allocation decisions as well as the importance of continual discipline in operating performance
Non-GAAP ICP Adjusted Revenue Growth	Used to determine 35% of annual short-term incentive pool funding for our NEOs, this metric strengthens the importance of growth and scale to our Company
Non-GAAP ICP Adjusted EBITA Margin	Used to determine 35% of annual short-term incentive pool funding for our NEOs, this metric draws focus on margin expansion driven by revenue growth, cost discipline and productivity
For 2022, adjusted financials are presented on a pro forma basis as if the merger with IHS Markit had closed on January 1, 2021. For pro forma to Non-GAAP pro forma adjusted reconciliations refer to Exhibit 99.2 of the current report on Form 8-K furnished on February 8, 2024. For the years 2020, 2021 and 2023, adjusted financials represent the Company’s stand-alone performance. For a reconciliation of the adjustments to comparable financial measures calculated in accordance with U.S. GAAP, please see Appendix A.
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DIRECTOR COMPENSATION

DIRECTOR COMPENSATION
2023 Director Compensation Table
Directors who are employees of the Company receive no additional compensation for serving on the Board or its Committees. The following table contains information regarding the compensation that the Company paid to the non-employee Directors in 2023.
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	All Other Compensation ($) (2)	Total ($)
Marco Alverà	$130,000	$176,250	$60	$306,310
Jacques Esculier	$120,250 (3)	$176,250	$60	$296,560
Gay Huey Evans	$118,750	$176,250	$11,285	$306,285
William D. Green	$128,500	$176,250	$60	$304,810
Stephanie C. Hill	$113,500	$176,250	$10,060	$299,810
Rebecca Jacoby	$115,000	$176,250	$60	$291,310
Robert P. Kelly	$128,500 (3)	$176,250	$25,060	$329,810
Ian P. Livingston	$120,250	$176,250	$50,060	$346,560
Deborah D. McWhinney	$120,250	$176,250	$50,060	$346,560
Maria R. Morris	$136,500	$176,250	$50,060	$362,810
Richard E. Thornburgh	$269,750	$176,250	$50,060	$496,060
Gregory Washington	$118,750 (4)	$176,250	$50,060	$345,060

(1)
Represents grant date fair value calculated in accordance with FASB ASC Topic 718 for deferred stock credited under the Director Deferred Stock Ownership Plan, as described below. The assumptions used to calculate the grant date fair value of the deferred share credits were in accordance with FASB ASC Topic 718 as disclosed in Footnote 8 to the 2023 Consolidated Financial Statements, which appear in the Company’s Form 10-K filed with the SEC on February 9, 2024. The awards outstanding under this Plan as of December 31, 2023, further described beginning on page 114 of this Proxy Statement, are as follows:

Name	# of Shares
Marco Alverà	3,628
Jacques Esculier	736
Gay Huey Evans	442
William D. Green	13,748
Stephanie C. Hill	3,787
Rebecca Jacoby	6,597
Robert P. Kelly	729
Ian P. Livingston	998
Deborah D. McWhinney	442
Maria R. Morris	4,068
Richard E. Thornburgh	14,319
Gregory Washington	687
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DIRECTOR COMPENSATION (continued)

(2)
Represents life insurance premiums in the amount of $60,000 for all Directors and Company-made contributions under the S&P Global Matching Gift Program as follows:

Name	Company Charitable Match
Gay Huey Evans	$11,225
Stephanie Hill	$10,000
Robert Kelly	$25,000
Ian P. Livingston	$50,000
Deborah D. McWhinney	$50,000
Maria R. Morris	$50,000
Richard E. Thornburgh	$50,000
Gregory Washington	$50,000

(3)
Voluntarily elected to fully defer all of this payment under the Director Deferred Stock Ownership Plan.

(4)
Voluntarily elected to defer all of this payment under the Director Deferred Compensation Plan.

DIRECTOR COMPENSATION AND GOVERNANCE
Overview of Key Best Practices
Our Director compensation program continues to align with long-term shareholder interests, including by the following:
DIRECTOR COMPENSATION PRACTICE		COMPANY POLICY	MORE DETAIL
✔	Emphasis on Equity Compensation	The most significant portion of non-employee Director compensation is the annual equity grant payable as an annual deferred share award.	Pg. 114
✔	Holding Requirement	Our non-employee Directors must hold all equity compensation granted to them in the form of deferred share credits during their tenure until they retire, and shares of the Company’s common stock underlying these awards are not delivered until following a Director’s termination of Board membership.	Pg. 115
✔	Robust Stock Ownership Guidelines	Our Director stock ownership guidelines require Directors to acquire five times (5x) the cash component of the annual Board retainer in Company stock within five years of election to the Board.	Pg. 115
✔	Anti-Hedging and Anti-Pledging Policy	Our anti-hedging and anti-pledging policy prohibits Directors from engaging in hedging and pledging transactions related to Company stock.	Pg. 115
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DIRECTOR COMPENSATION (continued)

Director Compensation Program
The Nominating and Corporate Governance Committee, comprised of independent Directors, periodically reviews the competitiveness of the Company’s non-employee Director compensation based on pay practices among the Company’s Proxy Peer Group, as described on page 63 of this Proxy Statement, and broader general industry practices for similarly sized companies in the S&P 500. The Nominating and Corporate Governance Committee recommends any changes to the Director compensation program in connection with this review to the Board.
Non-Employee Director Compensation Design Changes
During 2023, the Committee engaged Pay Governance LLC, an independent compensation consultant, to review director compensation survey data and advise the Committee on changes, if any, to non-employee Director compensation. Based on the Committee’s review of the competitive market analysis and advice of Pay Governance, which indicated director compensation was well below the 25th percentile of our Proxy Peer Group, the Committee recommended, and the Board approved, the following changes, effective starting October 1, 2023, to deliver more market competitive total pay at median compensation levels:
Compensation Elements	2023
	Effective January 1 - September 30 (Prorated)	Effective October 1 - December 31 (Prorated)
Annual Cash Retainer	$90,000	$100,000
Board Non-Executive Chair Annual Cash Retainer	$150,000	$175,000
Board and Committee Fees	None	None
Annual Committee Chair Cash Retainer
Audit Chair	$15,000	$20,000
Compensation, Nominating and Finance Chair	$15,000	$15,000
Annual Committee Member Cash Retainer
Audit Committee	$15,000	$18,000
Compensation and Nominating Committees	$10,000	$12,000
Finance Committee	$12,000	$12,000
Annual Deferred Share Credit	$160,000	$225,000
In connection with these changes, we are also asking shareholders to approve an Amended and Restated Director Deferred Stock Ownership Plan, permitting us to increase the value of the annual deferred share award to $225,000, while also introducing meaningful, annual limits on any future increases to total Director compensation. We believe these changes to total Director compensation preserve our program’s emphasis on deferred equity compensation, which aligns the interests of our Directors with the financial performance of the Company and promotes long-term shareholder value. See “Item Three — Proposal to approve the Company’s Director Deferred Stock Ownership Plan, as Amended and Restated” beginning on page 116 of this Proxy Statement for more details regarding the proposed plan changes.
The last time the Committee made any changes to the non-employee director compensation program was in 2018, in connection with the last competitive analysis performed by Pay Governance LLC.
Share Compensation
The most significant portion of non-employee Director compensation is the annual equity grant payable as an annual deferred share award. Each non-employee Director received a deferred share credit of $176,250 for Board service in 2023 pursuant to the Director Deferred Stock Ownership Plan. The $176,250 share credit in respect of compensation earned during fiscal year 2023 was credited as 403.88 deferred shares based on the closing price of the Company’s common stock on January 2, 2024 of $436.39. The deferred share credits are payable in shares of the Company’s common stock following a Director’s termination of Board membership.
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DIRECTOR COMPENSATION (continued)

The Director Deferred Stock Ownership Plan also permits Directors to elect to receive all or part of their annual cash compensation in deferred shares of Company common stock in lieu of the cash payments. For 2024, the Company has written agreements with Messrs. Esculier and Kelly and Lord Livingston to receive all of their 2024 cash payments as deferred shares.
Other Director Plans and Other Compensation
In addition, Directors may elect to defer all or part of their annual cash compensation under the Director Deferred Compensation Plan. For 2024, the Company has a written agreement to defer cash payments under this Plan with Mr. Washington. Interest is payable on the deferred cash amount at 120% of the applicable Federal Long-Term Rate, as prescribed by the Internal Revenue Service in December of the year prior to the year in which the Director compensation is credited.
Our non-employee Directors are also reimbursed for tuition and related expenses for continuing director education courses.
Our Directors are eligible to participate in our director charitable matching program with respect to contributions made to the S&P Global PAC. Under the S&P Global PAC program, the Company contributes funds to a charitable organization of the Director’s choice that match the Director’s contribution to the S&P Global PAC, up to a maximum of $5,000 per annum.
Additionally, our Directors may participate in the charitable S&P Global Matching Gift Program, for a corporate matched contribution, generally on a standard dollar-for-dollar basis, up to a maximum participant donation of $25,000 (or the currency equivalent) in the aggregate per year for Directors. During the month of December 2023, the Company elected to double the corporate matched contribution for charitable contributions to a corporate match of up to $50,000 for Directors. This program is generally available to all our employees for a corporate match of up to $5,000 generally and a double corporate match of up to $10,000 during the month of December.
Director Stock Ownership Guidelines
Under the Company’s Non-Employee Director Stock Ownership Guidelines, each non-employee Director is required to own or acquire, within five years of election to the Company’s Board of Directors, shares of common stock of the Company (including deferred share units held under the Director Deferred Stock Ownership Plan) having a market value of at least five times (5x) the annual cash retainer for serving as a Director of the Company at all times during his or her tenure.
Based on the holdings of shares and deferred share units under the Director Deferred Stock Ownership Plan, as of March 7, 2024, each Director was in compliance with the minimum holding requirement under the Company’s Non-Employee Director Stock Ownership Guidelines, except for Mr. Washington, who requires additional time to accumulate sufficient shares to satisfy his ownership requirement due to a limited time in his role on the Board.
The full policy can be viewed and downloaded from the Corporate Governance section of the Company’s Investor Relations website at http://investor.spglobal.com.
No Director Hedging or Pledging
Under the Company’s Insider Trading Policy, Directors are prohibited without exception from pledging Company stock as well as from engaging in hedging transactions related to Company stock. None of our Directors has shares of Company stock subject to a pledge.
For more information, see the description of our Insider Trading Policy on pages 86 to 87 of this Proxy Statement.
       2024 Proxy Statement       115

DIRECTOR COMPENSATION (continued)

Item 3. Proposal to Approve the Company’s Director Deferred Stock Ownership Plan, as Amended and Restated
Introduction
The Board is seeking shareholder approval to amend and restate the S&P Global Inc. Director Deferred Stock Ownership Plan (the “Director Plan”) to modify certain terms of the Director Plan to better align with Company policies and objectives. Specifically, if approved by our shareholders, the Director Plan will be amended primarily as follows:
To impose an overall aggregate annual cap on the value of all compensation granted or paid to any individual for their service as a non-employee director with respect to any fiscal year of the Company, including cash fees paid by the Company and equity-based awards granted to such non-employee director, of $1,000,000, in lieu of the prescribed annual equity award value in the Director Plan previously.
In connection with the proposed amendment and restatement of the Director Plan, our Board and the Committee carefully considered our anticipated future non-employee director compensation needs. Our Board and the Committee determined that it was important to provide some flexibility to make periodic adjustments to non-employee director compensation to align with market practice and our business needs, and to also impose an overall cap on annual compensation that accounts for cash compensation. If the proposed amendment and restatement of the Director Plan is not approved by our shareholders, we may be unable to offer market-based non-employee director compensation, and therefore we will be at a significant competitive disadvantage in attracting, retaining and motivating talented directors who contribute to our success. We also believe that providing the Committee with greater discretion to determine the composition of non-employee director compensation, subject to an overall compensation limit, is in the best interests of our stockholders and is in line with evolving best practices regarding director compensation.
Considerations for Approval of Amended and Restated Director Plan
The amended and restated Director Plan has been designed to build upon the effectiveness of the existing Director Plan and incorporates corporate governance best practices to further align our non-employee director compensation program with the interests of our shareholders. The following is a list of some of the primary factors to be considered by shareholders in connection with approving the amended and restated Director Plan:
•
Governance Best Practices. The amended and restated Director Plan incorporates the following corporate governance best practices that protect the interests of our shareholders.
✔
Individual limits. Non-employee director participants are subject to annual limits on their total compensation.

✔
No evergreen provision. The amended and restated Director Plan does not contain an “evergreen” feature pursuant to which the shares authorized for issuance can be increased automatically without shareholder approval.

✔
Stock ownership guidelines. Non-employee directors serving on our Board are subject to stock ownership guidelines. For additional details regarding our share ownership guidelines, see page 115 of this Proxy Statement.

•
Attract and Retain Talented Directors. Approving the amended and restated Director Plan will enable us to continue to recruit, retain and motivate top talent to serve on our Board and will provide the Company with invaluable guidance necessary to our success.
Overview of Non-Employee Director Compensation
For a summary of current non-employee director compensation and the compensation paid to our non-employee directors in 2023, see the “2023 Director Compensation Table” on page 112 and the “Director Compensation and Governance” section on pages 113 through 115 of this Proxy Statement.
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DIRECTOR COMPENSATION (continued)

Summary of the Amended and Restated Director Plan
The following is a summary of the principal features of the amended and restated Director Plan. This summary does not purport to be complete and is subject to, and qualified in its entirety by, the amended and restated Director Plan. A copy of the amended and restated Director Plan has been filed with the SEC with this Proxy Statement as Appendix B.
Purpose
The purpose of the amended and restated Director Plan is to attract and retain qualified persons to serve as non-employee directors, to enhance the equity interest of non-employee directors in the Company, to align the interests of its non-employee directors and shareholders, and to encourage the highest level of non-employee director performance by providing non-employee directors with a proprietary interest in the Company’s performance and progress, by crediting them annually with shares of common stock.
Participants
All regular, active and non-employee directors will participate in the amended and restated Director Plan. Individuals who were participants in the existing Director Plan immediately prior to its amendment and restatement will continue to participate in the amended and restated Director Plan.
As of December 31, 2023, 12 directors were eligible to participate in the amended and restated Director Plan.
Authorized Shares
Subject to adjustments (as described below), the maximum number of shares of common stock available to be credited under the amended and restated Director Plan is unchanged from the number of shares available for issuance under the existing Director Plan as of immediately prior to the date of the Annual Meeting.
Administration
The amended and restated Director Plan is administered by the Company’s Executive Vice President, Human Resources (the “Plan Administrator”), who has the authority to:
•
establish, amend, suspend, waive and rescind rules and regulations of the amended and restated Director Plan; and
•
make any other determination and take any other action that he or she deems necessary or desirable to administer the amended and restated Director Plan.
The decisions of the Plan Administrator are subject to the review of the Committee, which also has the authority to amend, interpret and enforce all appropriate rules and regulations of the amended and restated Director Plan and decide or resolve any questions that may arise in connection with the amended and restated Director Plan, including the interpretation of the amended and restated Director Plan.
Annual Compensation Limit
Under the amended and restated Director Plan, the aggregate value of all compensation granted or paid to any individual for their service as a non-employee director with respect to any fiscal year of the Company, including cash fees paid by the Company and equity-based awards granted to such non-employee director, will not exceed $1,000,000.
Awards and Elections
The Plan Administrator maintains a deferred stock account for each participant to keep track of the total number of shares of common stock credited to each participant. The Committee will determine the appropriate value of stock awards to be granted to each non-employee director, pro-rated for the period during the year that he or she was a participant (as applicable, the “Stock Amount”). The participant may also, by irrevocable election, defer all or part of his or her cash compensation for services as a director in exchange for shares of
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DIRECTOR COMPENSATION (continued)

common stock (the “Election Amount”). The sum of the participant’s Stock Amount and Election Amount is increased on an annual basis by the number of shares equal in value to dividends that would otherwise be distributed to the participant if he or she holds the shares credited in his or her deferred stock account.
Shares in a participant’s deferred stock account are distributed to the participant whenever he or she ceases to be a director for any reason, either in a lump sum or, if the participant has made an election previously, in equal annual installments over a period of up to five years.
If shares of the Company’s common stock are converted into another kind or form of property, including cash, a participant’s incidents of ownership and other entitlements with respect to the shares in his or her deferred stock account will continue to the converted property.
Adjustments
In the event that the Committee determines that, as a result of any dividend or other distribution (other than any ordinary dividend or distribution), merger, reorganization, consolidation, separation, rights offering, recapitalization, stock split, split-up, spin-off, combination, repurchase or exchange of shares of the Company’s common stock or other securities, or other corporate transaction or event, or change in corporate structure affecting the common stock, including any equity restructuring, an adjustment is appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the amended and restated Director Plan, the Board will adjust equitably, so as to ensure no undue enrichment or harm, the number of shares subject to the amended and restated Director Plan and the number of shares held in each participant’s deferred stock account.
Change-in-Control
In the event of a change-in-control in the Company, the Company will immediately pay each participant, in a lump sum, consideration received in the change-in-control for each share of the Company’s common stock multiplied by the number of shares held in the participant’s deferred stock account immediately before the change-in-control. In addition, the amended and restated Director Plan will be terminated with respect to each participant’s deferred stock account.
A change-in-control generally means (i) the acquisition of 20% or more of the Company’s common stock or combined voting power of voting securities; (ii) a change in the composition of the Board such that the incumbent directors cease to constitute a majority of the Board; (iii) a reorganization, merger or consolidation or a disposition of all or substantially all of the Company’s assets; or (iv) a complete liquidation or dissolution of the Company.
Amendments and Termination
The Board or the Committee may amend the amended and restated Director Plan from time to time without the approval of shareholders, except to the extent required by applicable stock exchange rules. The Board or the Committee may also terminate the amended and restated Director Plan at any time. Absent express written consent from an affected participant, no amendment or termination of the amended and restated Director Plan may adversely affect the interest of any participant in shares previously credited to his or her deferred stock account.
Term
The amended and restated Director Plan will be effective on the date of shareholder approval, and will remain effective until the earlier of May 9, 2029, the plan’s termination by the Board or the exhaustion of the maximum number of shares available to be credited under the terms of the amended and restated Director Plan.
U.S. Federal Income Tax Consequences
A participant will not realize taxable income at the time that shares are credited to the participant’s deferred stock account under the amended and restated Director Plan. A participant will recognize ordinary income equal to the fair market value of the shares that are credited to the participant’s deferred stock account at the
118       2024 Proxy Statement

DIRECTOR COMPENSATION (continued)

time that such shares are distributed to the participant. Upon a subsequent sale or exchange of the shares, any gain or loss recognized in the sale or exchange is treated as a capital gain or loss (short-term or long-term depending on the applicable holding period).
New Plan Benefits
The Company intends to increase the annual deferred share award for 2024 to $225,000 (as further described under “Non-Employee Director Compensation Design Changes” above), and the new plan benefits table below sets forth the quantum of such projected awards for 2024.
Name and Position	Director Plan (amended and restated)
	Dollar Value ($) (1)	Number of Units (2)
Non-Executive Director Group	2,700,000	6,187.13

(1)
The dollar value is based on a $225,000 deferred share credit being made to each of our 12 non-employee directors.

(2)
The number of units listed in this column is equal to the number of deferred shares that would be credited to our 12 non-employee directors assuming such shares were credited based on the closing price of the Company’s common stock on January 2, 2024 of $436.39. The number of deferred shares that would be credited would be based on the closing price of the Company’s common stock on January 2, 2025, but that price is not known at this time.

Equity Compensation Plan Information
Set forth below is information with respect to securities authorized for issuance under equity compensation plans:
The following table details information about our equity compensation plans as of December 31, 2023:
Plan category	Equity Compensation Plans’ Information
	(a)	(b)	(c)
	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	1,421,496 (1)	$77.25 (2)	18,816,023 (3)(4)
Equity compensation plans not approved by security holders	—	$—	—
Total	1,421,496	$77.25	18,816,023

(1)
Includes shares to be issued upon exercise of outstanding options, restricted stock units, performance stock units and director deferred phantom stock units under our equity compensation plans. The number of performance stock unit awards is based on the target number of units granted.

(2)
Restricted stock units, performance stock units and director deferred phantom stock units do not have an exercise price and are delivered without any payment or consideration other than service.

(3)
Included in this number are 483,834 shares reserved for issuance under the Director Deferred Stock Ownership Plan. The remaining 18,332,189 shares are reserved for issuance under the 2019 Stock Incentive Plan (the “2019 Plan”) for performance stock, restricted stock, other stock-based awards, stock options and stock appreciation rights.

(4)
Under the terms of the 2019 Plan, shares subject to an award or shares paid in settlement of a dividend equivalent reduce the number of shares available under the 2019 Plan by one share for each such share granted or paid.

       2024 Proxy Statement       119

DIRECTOR COMPENSATION (continued)

The 2019 Plan is also governed by certain share recapture provisions. Only shares underlying awards granted under the 2019 Plan that are forfeited, expired, cancelled, terminated, settled in cash or property other than shares, or otherwise not distributable, are added back to the shares available for issuance. Shares withheld to satisfy the exercise price of an award or to satisfy any required tax withholding obligations, or that are repurchased by the Company with option proceeds are not added back to the shares available for issuance.
Information on the number of shares of our common stock beneficially owned by each director and named executive officer, by all directors and executive officers as a group and on each beneficial owner of more than 5% of our common stock is contained under the caption “Ownership of Company Stock” below.
Approval and Related Matters
The affirmative vote of the holders of a majority of the votes cast is required to approve the amended and restated Director Plan.
The following resolution will be offered by the Board at the Annual Meeting:
RESOLVED: That the amended and restated S&P Global Inc. Director Deferred Stock Ownership Plan (attached hereto as Appendix B) is hereby affirmed, confirmed and approved.
The Board of Directors’ Recommendation
Your Board recommends that you vote FOR this proposal. Unless you specify otherwise, the Board intends the accompanying proxy to be voted for this proposal.
Your Board of Directors recommends that you vote FOR the approval of the Director Deferred Stock Ownership Plan, as Amended and Restated.
120       2024 Proxy Statement

OWNERSHIP OF COMPANY STOCK

OWNERSHIP OF COMPANY STOCK
A beneficial owner of stock is a person who has voting power, meaning the power to control voting decisions, or investment power, meaning the power to cause the sale of the stock.
Company Stock Ownership of Management (1)(2)
The following table shows the number of shares of the Company’s common stock beneficially owned on March 7, 2024 by each of our Directors and Director nominees; the Chief Executive Officer and the other four named executive officers in the Summary Compensation Table; and all individuals who served as Directors or executive officers at March 7, 2024, as a group.
Name of Beneficial Owner	Sole Voting Power and Sole Investment Power (#)	Shared Voting Power and Shared Investment Power (#)	Right to Acquire Shares within 60 Days by Exercise of Options (#)	Total Number of Shares Beneficially Owned (#)	Percent of Common Stock (%) (1)	Director Deferred Stock Ownership Plan (#) (3)
Marco Alverà	400		—	400	(4)	4,065
Martina L. Cheung	13,325		—	13,325	(4)
Daniel E. Draper	4,358		—	4,358	(4)
Jacques Esculier	1,273		—	1,273	(4)	1,427
Gay Huey Evans	490		—	490	(4)	853
William D. Green	1,000		—	1,000	(4)	14,269
Stephanie C. Hill	400		—	400	(4)	4,225
Rebecca Jacoby	400		—	400	(4)	7,058
Adam Kansler	51,134		—	51,134	(4)
Robert P. Kelly	31,673		—	31,673	(4)	1,440
Ian P. Livingston	—		—	—	(4)	1,413
Deborah D. McWhinney	10,736		—	10,736	(4)	853
Maria R. Morris	400		—	400	(4)	4,509
Douglas L. Peterson	167,913			167,913	(4)
Ewout L. Steenbergen	6,760		—	6,760	(4)
Richard E. Thornburgh	1,300	3,300 (5)	—	4,600	(4)	14,845
Gregory Washington	—		—	—	(4)	1,100

All Directors and executive officers of the Company as a group (a total of 24, including those named above) (6)	345,338	3,300	—	348,638	0.1%	56,057

(1)
The number of shares of common stock outstanding on March 7, 2024 was 320,254,701, including 7,157,285 outstanding common shares held by the Markit Group Holdings Limited Employee Benefit Trust. The percent of common stock is based on such number of shares and is rounded off to the nearest one-tenth of one percent, determined in accordance with the beneficial ownership rules under Rule 13d-3 under the Securities Exchange Act of 1934.

(2)
None of the shares included in the above table constitutes Directors’ qualifying shares.

(3)
This amount represents the number of shares of the Company’s common stock that has been credited to a bookkeeping account maintained for each non-employee Director of the Company under the Director Deferred Stock Ownership Plan. This Plan is further described beginning on page 114 of this Proxy Statement.

(4)
Less than 1%.

       2024 Proxy Statement       121

OWNERSHIP OF COMPANY STOCK (continued)

(5)
With respect to the shares reported in the table above for Mr. Richard E. Thornburgh, Mr. Thornburgh has shared voting and investment power as a co-trustee over 3,300 shares held in the Thornburgh Family Foundation. Mr. Thornburgh disclaims any beneficial interest in the shares in this charitable foundation.

(6)
Spouses and children of some members of this group may own other shares in which the members of this group disclaim any beneficial interest and which are not included in the above table.

Company Stock Ownership of Certain Beneficial Owners
The following table shows information as to any person known to the Company to be the beneficial owner of more than 5% of the Company’s common stock on the date indicated below.
Name and Address of Beneficial Owner	Sole or Shared Voting Power (#)	Sole or Shared Dispositive Power (#)	Total Number of Shares Beneficially Owned (#)	Percent of Common Stock (%) (1)
The Vanguard Group 100 Vanguard Blvd. Malvern, Pennsylvania 19355 (2)	407,386	28,795,643	28,795,643	9.09%
BlackRock, Inc. 50 Hudson Yards New York, New York 10001 (3)	21,706,580	24,233,211	24,233,211	7.60%

(1)
The percent of common stock is based on information reported in SEC filings as noted in footnotes (2) through (3) below.

(2)
On February 13, 2024, The Vanguard Group (“Vanguard”) filed an amended Schedule 13G with the SEC disclosing its beneficial ownership of the Company’s common stock. Vanguard has certified in its amended Schedule 13G filing that the Company’s common stock was acquired and is held in the ordinary course of business, and was not acquired and is not held for the purpose of changing or influencing control of the Company. The amended Schedule 13G does not identify any shares with respect to which there is a right to acquire beneficial ownership.

(3)
On January 26, 2024, BlackRock, Inc. (“BlackRock”) filed an amended Schedule 13G with the SEC disclosing its beneficial ownership of the Company’s common stock. BlackRock has certified in its amended Schedule 13G filing that the Company’s common stock was acquired and is held in the ordinary course of business, and was not acquired and is not held for the purpose of changing or influencing control of the Company. The amended Schedule 13G does not identify any shares with respect to which there is a right to acquire beneficial ownership.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors, executive officers, and holders of more than 10% of our common stock, to file initial reports of ownership and reports of changes in ownership with the SEC. As a matter of practice, S&P Global assists our executive officers and directors in preparing initial ownership reports and reporting ownership changes, and typically files those reports on their behalf. Based solely on our review of the forms filed with the SEC and written representations from our directors and executive officers, we believe that all of the required reports under Section 16(a) for our directors and executive officers during the 2023 fiscal year were correctly filed on a timely basis, except for the following forms, which were filed late or required amendment due to administrative errors: (i) an amended Form 3 was filed to correct the initial holdings reported for Edouard Tavernier following the closing of the merger with IHS Markit; (ii) a late Form 4 was filed to report a charitable gift by Douglas Peterson; (iii) a late Form 4 was filed on behalf of Adam Kansler in connection with a Company-initiated transfer of shares from an external blind trust; and (iv) a late Form 4 was filed on behalf of Christopher Craig in connection with an unreported sale from 2019, shortly after the reporting person became a Section 16 officer, and an off-cycle Restricted Stock Unit (RSU) award vesting.
122       2024 Proxy Statement

Item 4. Proposal to Ratify the Appointment of the Company’s
Independent Registered Public Accounting Firm
The Board, after receiving a favorable recommendation from the Audit Committee, has again selected Ernst & Young LLP to serve as the independent Auditor of the Company and its subsidiaries for 2024. Although not required to do so, the Board is submitting the appointment of this firm for ratification by the Company’s shareholders for their views. Ernst & Young LLP has advised the Company that it has no direct, nor any material indirect, financial interest in the Company or any of its subsidiaries. Although ratification is not required by our By-Laws or otherwise, the Board is submitting the appointment of Ernst & Young LLP to our shareholders for ratification as a matter of good corporate practice. If shareholders fail to ratify the appointment, the Committee will reconsider whether or not to retain Ernst & Young LLP. The Board and the Audit Committee may change the appointment at any time if they determine that a change would be in the best interests of the Company and its shareholders.
The following resolution will be offered by the Board of Directors at the Annual Meeting:
RESOLVED: That the appointment by the Board of Directors of Ernst & Young LLP to serve as the independent Auditor of the Company and its subsidiaries for 2024 be, and hereby is, ratified and approved.
Your Board of Directors recommends that you vote FOR the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2024.
Unless you specify otherwise, the Board intends the accompanying proxy to be voted for this proposal.
       2024 Proxy Statement       123

AUDIT COMMITTEE MATTERS

AUDIT COMMITTEE MATTERS
The Audit Committee (the “Committee”) has sole authority and responsibility for the appointment of, compensation, retention and oversight of the work of the independent public accounting firm engaged for the purpose of preparing or issuing the audit report or performing the audit for the Company. Additional information regarding the Committee’s obligations can be found on page 44.
The Board and the Audit Committee, have selected Ernst & Young LLP (“EY”) to serve as the independent auditor of the Company and its subsidiaries for 2024. This recommendation follows completion of a competitive and comprehensive request for proposal (“RFP”) process completed during 2023 and further discussed below, under the heading “Annual Evaluation of the Independent Auditor”. A representative of EY is expected to be present at the Annual Meeting with the opportunity to make a statement if the representative desires to do so, and such representative will be available to respond to appropriate questions.
Shareholders are being asked to ratify the appointment of EY as the Independent Auditor for the Company and its subsidiaries for 2024. Please see page 123 of this Proxy Statement for voting information. Although ratification is not required by our By-Laws or otherwise, the Board and the Audit Committee are submitting the appointment of EY to our shareholders for ratification as a matter of good corporate practice. If shareholders fail to ratify the appointment, the Committee will reconsider whether or not to retain EY. Notwithstanding ratification of EY’s appointment by shareholders, the Audit Committee may change the appointment at any time if they determine that a change would be in the best interests of the Company and its shareholders.
Annual Evaluation of the Independent Auditor
In executing its responsibilities with regard to the performance evaluation of the independent auditor, the Committee considers, various factors including the following:
•
global reach relative to the Company’s business;
•
how effectively it demonstrated its independent judgment, and objectivity throughout its audit;
•
the quality and clarity of its communications with the Audit Committee;
•
external data relating to audit quality and performance, including recent Public Company Accounting Oversight Board reports of EY and its peer firms;
•
familiarity with our operations and businesses, accounting policies and practices and internal controls over financial reporting;
•
management’s perception of expertise and past performance;
•
the performance of the lead audit partner;
•
appropriateness of fees; and
•
tenure as our independent auditor.
EY has served as the Company’s independent auditors since 1969. In considering the tenure of EY as our independent auditor, the Committee considers the benefits of tenure in light of the robust controls in place to safeguard independence.
The Committee has been focused on ensuring strong governance with regard to maintaining the independence of the Company’s external auditors, both in fact and appearance. As part of that ongoing focus, the Committee regularly reviews best practices and standards for independence controls and continually evaluates ways to strengthen such controls. For instance, the Committee reviews Public Company Accounting Oversight Board reports of EY’s peers and annual private sessions with key members of management to review EY’s performance and the independent control structure. The framework below provides an overview of considerations the Committee weighs with regard to the annual appointment of the independent auditor.
124       2024 Proxy Statement

AUDIT COMMITTEE MATTERS (continued)

Benefits of Tenure	Independence Controls
Enhanced Audit Quality – EY has gained institutional knowledge and expertise regarding our global operations and business, accounting policies and practices, and intern control over financial reporting. Their institutional knowledge and experience is balanced by the fresh perspective delivered by changes in the audit team resulting from mandatory audit partner rotation. **Continuity Mitigates Disruption Risk** –Bringing on a new auditor, without reasonable cause, would require management to devote significant resources and time to educating a new auditor to reach a comparable level familiarity with our business and control framework, particularly as EY has audited both the Company and IHS Markit. Such a transition has the potential distract from management's focus on financial reporting and internal controls. **Effective Audit Plans and Efficient Fee Structures** – EY's knowledge of our business and control framework allows it to design effective audit plans that cover key risk areas while capturing cost efficiencies, resulting in aggregate fees competitive with those of other independent accounting firms.	**Audit Committee Oversight** – the Committee and Chair hold regular private sessions with the independent auditor; the Committee regularly discusses with independent auditor the scope of their audit; the Committee reviews with the independent auditor any problems or difficulties they may have encountered, and any management letter provided by the independent auditors and the Company's response to such letter; the Committee's annual review and evaluation of the lead audit partner's performance; and the Committee's involvement in selection of a new lead auditor and the Chair and Committee's direct involvement in interviewing candidates. **EY's Independence Procedures** – EY on at least an annual basis provides the Committee reports regarding independence; conducts periodic internal reviews of its audit and other work, assesses the adequacy of partners and other staff serving the Company's account, and rotates engagement partners consistent with independence requirements. The lead audit partner's rotation commenced with the 2019 audit and will end following the 2022 audit. **Limits on non-audit services** – the Committee's exclusive authority to pre-approve non-audit services and to determine whether such services are consistent with auditor independence. **Regulatory Framework** – the strong regulatory framework in the United States that requires periodic rotation of audit partners, PCAOB inspections, peer reviews as well as PCAOB and SEC oversight.

Appointment of the Independent Auditor
Over the course of 2023, as a matter of good corporate governance, the Committee undertook a competitive and comprehensive RFP process. The Committee, with the support of the Chief Auditor, solicited proposals from several independent accounting firms, including EY. In reviewing proposals, the Committee reviewed materials from multiple firms, solicited feedback on all firms from management and met with two finalist firms prior to selecting a winner. The Audit Committee evaluated the respondents based on the following criteria: competency & technical audit quality of both the firm and the proposed audit team, firm reputation, industry expertise, global capacity (including integration across geographies and with expert teams in the firm), independence, innovative & technical acumen, ability to work productively and transparently with the Board and management, sustainability and diversity, and appropriateness of fees relative to efficiency and audit quality. At the conclusion of the RFP process, the Audit Committee concluded that, based on the foregoing criteria, selecting EY as the independent auditor is in the best interest of the Company’s shareholders. The Committee, through its annual appointment process, monitors observable measures of these key criteria and maintains a breadth of relationships with other large, alternative firms facilitating viable options in the event the Committee determines it is in the best interests of the Company to make a change.
The Committee determines annually whether the independent auditor should be reappointed for another year. Considering its annual evaluation of the independent auditor and the independence controls referenced above, the Committee believes that the continued retention of EY to serve as the Company’s Independent Auditor is in the best interests of the Company and its shareholders and recommend that shareholders ratify the appointment of EY as the Company’s Independent Auditor for 2024. The Board and the Audit Committee may change the appointment at any time if they determine that a change would be in the best interests of the Company and its shareholders.
       2024 Proxy Statement       125

AUDIT COMMITTEE MATTERS (continued)

Fees to the Independent Auditor
During the years ended December 31, 2023 and December 31, 2022, Ernst & Young LLP audited the consolidated financial statements of the Company and its subsidiaries. The aggregate fees that Ernst & Young LLP billed the Company for these years for professional services rendered were as follows:
Services Rendered	Year Ended 12/31/23	Year Ended 12/31/22
Audit Fees	$13,030,000	$15,115,000
Audit-Related Fees	$4,701,000	$3,748,000
Tax Compliance Fees	$1,795,000	$2,318,000
All Other Fees	$2,000	2,000
•
Audit fees included fees for professional services rendered for the audits of the consolidated financial statements of the Company, audits of the effectiveness of the Company’s internal control over financial reporting, reviews of the quarterly consolidated financial statements, statutory audits, securities registration statements and accounting consultations on matters related to the annual audits or interim reviews.
•
Audit-related fees generally included fees for benefit plans or other special-purpose audits, and other attest services related to the Company’s regulatory environment.
•
Tax fees generally included fees for tax compliance and related advice.
•
All other fees generally include fees for advisory services related to accounting principles, rules and regulations.
Pre-Approval Policies and Procedures
The policies and procedures contained in the Audit Committee Charter (which can be viewed and downloaded from the Corporate Governance section of the Company’s Investor Relations website at http://investor.spglobal.com) provide that:
✔
pre-approval is required for any retention of the independent auditor for audit or non-audit services;

✔
the Committee retains sole authority to pre-approve the fees for non-audit services;

✔
the Committee has delegated to the Committee Chair the authority to pre-approve audit services only; and

✔
pre-approval decisions by the Chair are reported to the full Committee at its next meeting.

Audit Committee Report
The Audit Committee (the “Committee”) reviews the Company’s financial reporting process on behalf of the Board. All of the members of the Committee are independent Directors as defined in the rules of the New York Stock Exchange. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The Board has adopted a written Charter for the Audit Committee.
In this context, the Committee has met and held discussions with management and the Company’s Independent Auditor, Ernst & Young LLP (“EY”). Management represented to the Committee that it is responsible for the financial reporting process, including the system of internal controls, for the preparation of the Company’s consolidated financial statements in accordance with generally accepted accounting principles and for the report on the Company’s internal controls over financial reporting. The Committee has reviewed and discussed the consolidated financial statements with management and EY, which review included a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Committee also discussed with EY the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”)
126       2024 Proxy Statement

AUDIT COMMITTEE MATTERS (continued)

and the SEC. The Committee also discussed with management the process used to support the certifications required by the Sarbanes-Oxley Act of 2002 and to support management’s annual report on the Company’s internal controls over financial reporting. The Committee discussed with EY the integrated audit results as required by the PCAOB, rules of the SEC, and other applicable regulations.
In addition, the Committee has received the written disclosures and the letter from EY required by applicable requirements of the PCAOB regarding EY’s communications with the Committee concerning independence, and has discussed with EY the firm’s independence.
The Committee is directly responsible for the appointment, compensation, retention and oversight of the work of EY for the purposes of preparing or issuing the audit report or performing the audit of the Company. The Committee has also considered whether the provision of services by EY not related to the audit of the financial statements is compatible with maintaining EY’s independence. The Committee pre-approves all fees for services provided by EY in accordance with the pre-approval policies and procedures described above.
The Committee evaluates EY’s performance, taking into consideration the following factors, including: management’s perception of expertise and past performance, external data relating to competency & technical audit quality, independence, appropriateness of fees, global capacity (including integration across geographies and with expert teams in the firm), tenure as our independent auditor and familiarity with our operations and businesses, accounting policies and practices and system of internal controls tenure as our independent auditor and familiarity with our operations and businesses, accounting policies and practices and system of internal controls. The Committee annually reviews and evaluates the performance of EY’s lead audit partner, ensures the audit partner rotation as required by law and, through the Committee Chair as representative of the Committee, reviews and considers the appointment of the lead audit partner.
The Committee discussed with EY the overall scope and plans for its respective audits. The Committee met with the internal auditors and EY, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.
In reliance on the reviews and discussions referred to above, the Committee recommended to the Board that the audited financial statements be included in the Company’s Form 10-K for the year ended December 31, 2023, as filed with the SEC. The Committee and the Board believe that the continued retention of EY to serve as the Company’s Independent Auditor is in the best interests of the Company and its shareholders and have recommended that shareholders ratify the appointment of EY as the Company’s Independent Auditor for 2024.
Maria R. Morris (Chair)
Jacques Esculier
Gay Huey Evans
Ian P. Livingston
Deborah D. McWhinney
Gregory Washington
       2024 Proxy Statement       127

Item 5. Other Matters
The Board knows of no other matters which may properly be brought before the Annual Meeting. However, if other matters should properly come before the Annual Meeting, it is the intention of those named in the solicited proxy to vote such proxy in accordance with their best judgment.
By Order of the Board of Directors.
TAPTESH (TASHA) K. MATHARU
Deputy General Counsel &
Corporate Secretary

New York, New York
March 19, 2024
128       2024 Proxy Statement

2024 ANNUAL MEETING INFORMATION

2024 ANNUAL MEETING INFORMATION
Why did I receive this Proxy Statement?
The Board of Directors of S&P Global Inc. is soliciting proxies for the 2024 Annual Meeting of Shareholders (the “Annual Meeting”) to be held virtually, via the Internet at https://meetnow.global/MM7UHQT, on Wednesday, May 1, 2024, at 8:30 a.m. (EDT) and at any postponement or adjournment of the Annual Meeting. When the Company asks for your proxy, we must provide you with a Proxy Statement that contains certain information specified by law. This Proxy Statement summarizes the information you need in order to vote at the Annual Meeting.
What will I vote on?
The following items:
1.
election of 12 Directors;

2.
approval, on an advisory basis, of the executive compensation program for the Company’s named executive officers, as described in this Proxy Statement;

3.
approval of the Company’s Director Deferred Stock Ownership Plan, as Amended and Restated;

4.
ratification of the appointment of Ernst & Young LLP as the Company’s independent auditor for 2024;

5.
other matters that may properly be brought before the Annual Meeting.

Will there be any other items of business on the agenda?
We do not expect any other items of business at the Annual Meeting other than as disclosed in this Proxy Statement. Nonetheless, if any other matters come before the meeting, your proxy will give discretionary authority to the persons named on the proxy to vote on any other matters that may be properly brought before the Annual Meeting. These persons will use their best judgment in voting your proxy.
Who may vote?
Shareholders as of the close of business on the record date, which is March 11, 2024, may vote at the Annual Meeting.
How many votes do I have?
You have one vote for each share of common stock you held on the record date.
What does it mean to be a “registered shareholder”?
If, as of the close of business on the record date, your shares were registered directly in your name with our transfer agent, Computershare, you are a registered shareholder. As the shareholder of record, you have the right to vote at the Annual Meeting via the S&P Global Annual Meeting website. You may also vote by Internet, telephone or mail, as described in the notice and below under the heading “How do I vote?” The Company is incorporated in New York and, in accordance with New York law, a list of the Company’s common shareholders of record as of the record date will be available for inspection at the Annual Meeting via the virtual Annual Meeting website upon request.
What does it mean to beneficially own shares in “street name”?
If, as of the close of business on the record date, your shares were not held directly in your name but rather were held in an account at a brokerage firm, bank or similar intermediary organization, then you are the beneficial holder of shares held in “street name.” The intermediary is considered to be the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct the intermediary how to vote the shares held in your account.
       2024 Proxy Statement       129

2024 ANNUAL MEETING INFORMATION (continued)

How do I vote my shares of Company common stock?
If you are a shareholder of record, you can vote in the following ways:
•
By Internet. Follow the Internet voting instructions included on the Notice or proxy card you received.
•
By Telephone. Follow the telephone voting instructions included on the proxy card you received.
•
By Mail. If you received a printed copy of the proxy materials from us by mail, you may vote by mail by marking, dating and signing your proxy card in accordance with the instructions on it and returning it by mail in the pre-addressed reply envelope provided with the proxy materials. The proxy card must be received prior to the Annual Meeting. You may also vote by Internet or telephone.
•
At the virtual Annual Meeting. Go to https://meetnow.global/MM7UHQT and join as a “shareholder” (requires 15-digit control number)
Your voting instructions must be received prior to the start of the Annual Meeting at 8:30 a.m. (EDT) on May 1, 2024 if you are not voting at the meeting. Even if you plan to virtually attend the Annual Meeting, we urge you to vote in advance so that your vote will be counted in the event you later decide not to attend the virtual Annual Meeting. If you choose to attend the virtual Annual Meeting and vote your shares online during the meeting, you will need the 15-digit control number included on your proxy card.
If you are a beneficial owner, you can vote in the following ways:
•
As the beneficial owner, you have the right to direct your broker on how to vote the shares in your account. Your broker should give you instructions for voting your shares by Internet, telephone or mail.
•
If you wish to vote at the virtual-only Annual Meeting, you must obtain a valid legal proxy from your broker and submit it to Computershare in exchange for a 15-digit control number. Please see additional instructions in this Annual Meeting Information section under “Where can I obtain my 15-digit control number?”.
How do I vote my shares in the Company’s Employee Stock Purchase Plan?
If you participate in the Company’s Employee Stock Purchase Plan and Dividend Reinvestment Plan, you were sent proxy materials and voting instructions on behalf of the Company from Computershare, the Company’s transfer agent. Any proxy you give will govern the voting of any shares you hold in this Plan. Computershare must receive your instructions by 5:00 p.m. (EDT) on April 29, 2024 in order to communicate your instructions to the Plan’s Administrator, who will vote your shares. Any Plan shares for which we do not receive instructions from the employee will not be voted. Plan shares cannot be voted during the Annual Meeting.
How do I vote my shares in the Company’s 401(k) Savings and Profit Sharing Plans?
If you received this Proxy Statement because you are an employee of the Company who participates in the Company’s 401(k) Savings and Profit Sharing Plan and you have shares of common stock of the Company allocated to your account under the Plan, you may vote your shares held in the Plan as of March 11, 2024 by mail, by telephone, or via the Internet. Instructions are provided on the proxy card or email you received from Computershare. Computershare must receive your instructions by 5:00 p.m. (EDT) on April 29, 2024 in order to communicate your instructions to the Plans’ Trustee, who will vote your shares. Any Plan shares for which we do not receive instructions from the employee will be voted by the Trustee in the same proportion as the shares for which we have received instructions. Plan shares cannot be voted during the virtual Annual Meeting.
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2024 ANNUAL MEETING INFORMATION (continued)

Can I revoke or change my vote?
Yes. If you are a shareholder of record, you have the right to revoke your proxy at any time before the Annual Meeting by sending a signed notice to the Corporate Secretary, c/o Office of the General Counsel, S&P Global Inc., 55 Water Street, New York, New York 10041-0003 or by sending an e-mail to the Corporate Secretary at corporate.secretary@spglobal.com. Please include the 15-digit control number included on your proxy materials.
If you want to change your vote before the Annual Meeting, you must deliver a later dated proxy by telephone, via the Internet or by mail. You may also change your proxy by attending the virtual Annual Meeting and voting during the meeting (as described above).
If you are a beneficial owner, please refer to the information forwarded by your broker for procedures on revoking or changing your proxy.
How will my shares be voted if I do not give specific voting instructions when I deliver my proxy?
Registered Shareholders
If you are a registered shareholder of record and you return a signed proxy card without indicating your vote for some or all of the matters, your shares will be voted as follows for any matter you did not vote on:
•
“FOR” each of the 12 nominees to the Board;
•
“FOR” approval, on an advisory basis, of the executive compensation program for the Company’s named executive officers;
•
“FOR” approval of the Company’s Director Deferred Stock Ownership Plan, as Amended and Restated; and
•
“FOR” the ratification of the appointment of Ernst & Young LLP as the Company’s independent auditor for 2024.
Beneficial Owners
As noted above, as the beneficial owner of shares held in street name, your broker is required to vote your shares in accordance with your instructions. If you do not give instructions, one of two things can happen depending on whether the proposal is considered “routine” or “non-routine” under the rules of the New York Stock Exchange (the “NYSE”):
•
If the proposal is considered “routine” under the rules of the NYSE, the broker may vote your shares in its discretion.
•
If the proposal is considered “non-routine” under the rules of the NYSE, the broker may not vote your shares without your instructions. When a broker refrains from voting your shares because the broker has not received your instructions, it is called a “broker non-vote.”
Item 4 in this Proxy Statement (ratification of the appointment of Ernst & Young LLP as the Company’s independent auditor for 2024) will be considered routine under the rules of the NYSE and the broker may vote your shares for this Item in its discretion. All other proposals are considered non-routine. As such, the broker is not entitled to vote your shares on the other Items unless the broker has received instructions from you.
How do I attend the virtual Annual Meeting?
The Annual Meeting will begin promptly at 8:30 a.m. (EDT) on May 1, 2024. Please log in fifteen minutes prior to the start of the meeting to ensure you can hear streaming audio.
The virtual-only meeting will consist of a live audio webcast with features designed to ensure that shareholders will have the same rights and opportunities to participate as they would have at an in-person meeting. Shareholders may attend, vote, and submit questions from any location via the Internet as further described below.
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2024 ANNUAL MEETING INFORMATION (continued)

To access the meeting online, go to https://meetnow.global/MM7UHQT, which is hosted by the Company’s transfer agent, Computershare. Participants will have two login options to attend the Annual Meeting:
•
Join as a “Shareholder” (requires control number): Shareholders are required to enter a unique 15-digit control number. This option enables shareholder-only features, including the ability to vote and submit written questions during the Annual Meeting.
•
Join as a “Guest”: Guests can access the Annual Meeting webcast in “listen-only” mode but cannot vote or submit questions during the meeting. Guests are required to enter their full name and e-mail address; a control number is not required.
Where can I locate or obtain my 15-digit control number?
•
Registered shareholders and ESPP and 401(k) participants were each sent a unique 15-digit control number in the proxy materials distributed by Computershare. The control number is required to vote and submit questions online during the Annual Meeting. This control number was either located in a circled area on a proxy card or Notice or identified as a control number in an email with the proxy materials.
•
Beneficial owners who wish to vote or submit questions at the Annual Meeting will need to take the following steps and register in advance to obtain a 15-digit control number from Computershare.
•
Request a valid legal proxy from your bank, broker or other intermediary for shares held in “street name” as soon as possible.
•
Submit proof of the legal proxy to Computershare at legalproxy@computershare.com no later than 5:00 p.m. (EDT) on April 26, 2024. Please include “Legal Proxy” in the subject line, attach the legal proxy and provide your name and email address in the body of the email.
•
You will receive a reply email from Computershare with your unique 15-digit control number required to vote and submit questions online during the Annual Meeting.
How do I submit shareholder questions?
Shareholder of record may submit questions before or during the Annual Meeting. All questions should comply with the meeting’s posted Rules of Conduct.
•
Before: To submit questions before the Annual Meeting, please email your question(s) to the Corporate Secretary at corporate.secretary@spglobal.com no later than April 30, 2024. Please include “Annual Meeting Question” in the subject line and provide your name and proof of stock ownership or 15-digit control number.
•
During: To submit questions during the Annual Meeting, please log into the meeting as a “shareholder” using your 15-digit control number (as described above) and follow the instructions on the virtual meeting website.
Does the meeting have Rules of Conduct?
Yes, to facilitate the virtual meeting format, the Company has prepared rules and procedures for participating in the Annual Meeting and submitting questions set forth in the Annual Meeting Rules of Conduct. These Rules of Conduct will be made available prior to the Annual Meeting at www.spglobal.com/proxy and will also be available on the virtual meeting website during the meeting.
All questions should comply with the posted Rules of Conduct for the Annual Meeting. The Company will answer as many shareholder-submitted questions that comply with the Rules of Conduct as time permits. Substantially similar questions may be summarized and grouped together to provide a single response and avoid repetition.
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2024 ANNUAL MEETING INFORMATION (continued)

What are the requirements to conduct business at the Annual Meeting?
In order to conduct business at the Annual Meeting, we must have a quorum. This means at least a majority of the outstanding shares entitled to vote must be present in person or represented by proxy at the Annual Meeting. You are part of the quorum if you have voted by proxy. As of the record date, 320,256,847 shares of Company common stock were outstanding and eligible to vote, including 7,157,285 outstanding common shares held by the Markit Group Holdings Limited Employee Benefit Trust (“EBT”). The trustee of the EBT may not vote any common shares held by the EBT unless we direct otherwise. We intend to direct the trustee of the EBT to vote the common shares held by the EBT on each proposal at the Annual Meeting in accordance with the percentages voted by other holders of common shares on such proposal.
Are abstentions and broker non-votes part of the quorum?
Yes. Abstentions and broker non-votes count as “shares present” at the Annual Meeting for purposes of determining a quorum.
What are the costs of soliciting these proxies and who will pay them?
The Company will pay all costs of soliciting these proxies. In addition, some of our officers and employees may solicit proxies by telephone or in person without additional compensation. We will reimburse brokers for the expenses they incur in forwarding the proxy materials to you. The Company has also retained Georgeson LLC to assist us with the solicitation of proxies for a fee not to exceed $22,750, plus reimbursement for out-of-pocket expenses.
How many votes are required for the approval of each Item?
•
Item One – A nominee will be elected as a Director if he or she receives a majority of the votes cast at the Annual Meeting. A majority of votes cast means that the number of shares voted “for” a Director’s selection exceeds the number of votes cast “against” that Director’s election. If an incumbent Director who has been nominated for re-election fails to receive a majority of the votes cast in an uncontested election, New York law provides that the Director continues to serve as a Director in a hold-over capacity. The Company’s By-Laws provide that, in such circumstances, the Director is required to promptly tender his or her resignation to the Board of Directors. The Board’s Nominating and Corporate Governance Committee is then required to make a recommendation to the Board as to whether to accept or reject the tendered resignation. The Board will act on the tendered resignation and will publicly disclose its decision and rationale within 90 days following certification of the election results. If a Director’s resignation is accepted by the Board, the Board may fill the vacancy or decrease the size of the Board. Abstentions and broker non-votes, if any, will not be counted either for or against the election of a Director nominee.
•
Item Two – The affirmative vote of the holders of a majority of the votes cast is required to approve, on an advisory non-binding basis, the executive compensation program for the Company’s named executive officers, as described in this Proxy Statement. Abstentions and broker non-votes, if any, will not be counted either for or against this proposal.
•
Item Three – The affirmative vote of the holders of a majority of the votes cast is required to approve the Company’s Director Deferred Stock Ownership Plan, as Amended and Restated. Abstentions, if any, will be counted against this proposal, and broker non-votes, if any, will not be counted either for or against this proposal.
•
Item Four – The affirmative vote of the holders of a majority of the votes cast is required to ratify the appointment of Ernst & Young LLP as the Company’s independent auditor for 2024. Abstentions and broker non-votes, if any, will not be counted either for or against this proposal. As noted above, Item 4 will be considered routine under the rules of the NYSE and brokers may vote the shares of beneficial owners for this Item in their discretion.
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2024 ANNUAL MEETING INFORMATION (continued)

Who will count the vote?
Votes at the Annual Meeting will be counted by one or more independent inspectors of election appointed by the Board.
How do I submit a shareholder proposal for the 2025 Annual Meeting?
There are three different deadlines for submitting different forms of shareholder proposals. First, if a shareholder wishes to have a proposal considered for inclusion in next year’s Proxy Statement, he or she must submit the proposal in writing so that we receive it by November 19, 2024. Proposals should be addressed to the Corporate Secretary, c/o Office of the General Counsel, S&P Global Inc., 55 Water Street, New York, New York 10041-0003 or by sending an e-mail to the Corporate Secretary at corporate.secretary@spglobal.com. If you submit a proposal, it must comply with applicable laws, including Rule 14a-8 of the Securities Exchange Act of 1934 (the “Exchange Act”), to be included in next year’s Proxy Statement.
The Company’s By-Laws permit a shareholder, or group of up to 20 shareholders, owning continuously for at least three years shares of common stock representing an aggregate of at least 3% of the Company’s outstanding shares, to nominate and include in next year’s Proxy Statement director nominees constituting up to two individuals or 20% of the Company’s Board of Directors, whichever is greater, provided that the shareholder(s) and nominee(s) satisfy the requirements in the Company’s By-Laws. Notice of proxy access director nominees must be received no earlier than October 20, 2024, and no later than November 19, 2024.
In addition, the Company’s By-Laws provide that any shareholder wishing to nominate a candidate for Director or to propose any other business at the Annual Meeting, but not intending to have such nomination or business included in next year’s Proxy Statement, must give the Company written notice no earlier than January 1, 2025 and no later than January 31, 2025. This notice must comply with applicable laws and the Company’s By-Laws. In addition to complying with the advance notice provisions of the Company’s By-Laws, to nominate a candidate for Director, a shareholder must give timely notice that complies with the additional requirements of Rule 14a-19 of the Exchange Act, and which must be received by no later than March 2, 2025. Copies of the By-Laws are available to shareholders free of charge on request to the Corporate Secretary, c/o Office of the General Counsel, S&P Global Inc., 55 Water Street, New York, New York 10041-0003 or by sending an e-mail to the Corporate Secretary at corporate.secretary@spglobal.com. You may also download the By-Laws from the Corporate Governance section of the Company’s Investor Relations website at http://investor.spglobal.com.
May I view future proxy materials online instead of receiving them by mail?
Yes. Shareholders may provide their consent to electronic delivery of Proxy Statements and Annual Reports instead of receiving them by postal mail. If you elect this feature, you will receive an e-mail notice, which will include the web address for viewing the materials online. The e-mail notice will also include instructions so you can vote your proxy online or by telephone. If you have more than one shareholder account, you may receive separate e-mails for each account. Costs normally associated with electronic delivery, such as charges from your Internet service provider, as well as any costs incurred in printing documents, will be your responsibility. During the 2024 proxy voting period, the Internet voting systems will automatically provide shareholders the option to consent to electronic delivery of future years’ materials.
During the year, shareholders may provide their consent to electronic delivery by going to the appropriate website:
•
Shareholders of record go to www.computershare.com/investor
•
Beneficial owners go to https://enroll.icsdelivery.com/spgi
•
Owners of shares through one of the Company’s 401(k) Savings and Profit Sharing Plans go to www.netbenefits.com
134       2024 Proxy Statement

2024 ANNUAL MEETING INFORMATION (continued)

What are the benefits of electronic delivery?
Electronic delivery benefits the environment and saves the Company money by reducing printing and mailing costs. It will also make it convenient for you to view your proxy materials and vote your shares online. If you have shares in more than one account, it is also an easy way to eliminate receiving duplicate copies of proxy materials.
What are the costs of electronic delivery?
The Company charges nothing for electronic delivery. You may, of course, incur expenses associated with Internet access, such as charges from your Internet service provider.
How do I opt-out of electronic delivery?
At any time, shareholders may revoke their consent to electronic delivery and resume postal mail delivery of the Proxy Statement and Annual Report by going to the appropriate website:
•
Shareholders of record go to www.computershare.com/investor
•
Beneficial owners go to https://enroll.icsdelivery.com/spgi
•
Owners of shares through one of the Company’s 401(k) Savings and Profit Sharing Plans go to www.netbenefits.com
What is “householding”?
We have adopted “householding,” a procedure under which beneficial owners who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our Annual Report and Proxy Statement unless one or more of these shareholders notifies us that they wish to continue receiving individual copies. This procedure reduces duplicate mailings and thus reduces our printing costs and postage fees. Shareholders who participate in householding will continue to receive separate proxy cards. Householding does not affect dividend check mailings.
If, at any time, you no longer wish to participate in householding and would prefer to receive a separate set of proxy materials, or if you are receiving multiple sets of proxy materials and would like to receive only one, please notify your broker, bank or other nominee if you are a beneficial owner, or the Company’s transfer agent if you are a registered shareholder. Registered shareholders, to notify Computershare go to https://www-us.computershare.com/investor/, or send an email to web.queries@computershare.com, or call (888) 201-5538.
How do I request a paper or e-mail copy of the Proxy Statement or Annual Report at no charge?
If you are a registered shareholder or a participant in the 401(k) or ESPP plan and are requesting printed proxy materials including a printed proxy card, please submit your request to Computershare by April 23, 2024 to facilitate timely delivery of the documents to you prior to the Annual Meeting. To make a request, go to www.investorvote.com/spgi, or call (866) 641-4276, or send an email to investorvote@computershare.com with “Proxy Materials S&P Global Inc.” in the subject line. Include your full name and address, plus the 15-digit control number included in the electronic version sent to you. If you simply wish to receive a paper or e-mail copy of the 2023 Annual Report or this Proxy Statement without a proxy card, please call S&P Global toll-free at (866) 436-8502, or send an e-mail to investor.relations@spglobal.com, or write to: Investor Relations, S&P Global Inc., 55 Water Street, New York, New York 10041-0003.
Where can I find the voting results?
We expect to announce preliminary voting results at the Annual Meeting. We will also publish voting results in a Form 8-K, which we will file with the SEC on or before May 7, 2024. To view this Form 8-K online, log on to the Company’s Investor Relations website at http://investor.spglobal.com, and click on the SEC Filings link.
       2024 Proxy Statement       135

2024 ANNUAL MEETING INFORMATION (continued)

Can shareholders and other interested parties communicate directly with our Board? If so, how?
Yes. You may communicate directly with any Director or Committee (including our Independent Chairman or the non-management Directors as a group) by writing to the Corporate Secretary, c/o Office of the General Counsel, S&P Global Inc., 55 Water Street, New York, New York 10041-0003, or by sending an e-mail to the Corporate Secretary at corporate.secretary@spglobal.com. The Corporate Secretary will then forward all questions or comments directly to our Board or a specific Director, as the case may be, unless such questions or comments are considered, in the reasonable judgment of the Corporate Secretary to be inappropriate for submission to the intended recipient(s).
136       2024 Proxy Statement

APPENDIX A

APPENDIX A
Reconciliation of Non-GAAP Financial Information
The following tables reconcile non-GAAP financial information included in this Proxy Statement to the most directly comparable measures presented in accordance with generally accepted accounting principles (“GAAP”) in the U.S. and reported in our consolidated financial statements filed with the Securities and Exchange Commission. The non-GAAP financial information included in this Proxy Statement has been provided in order to show investors how our Compensation Committee views the Company’s performance as it relates to the compensation program for our executive officers. This non-GAAP financial information may be different from similar measures used by other companies.
       2024 Proxy Statement       137

APPENDIX A (continued)

Year ended December 31, 2023*	Revenue	EBITA	Diluted Earnings per Share**	EBITA Margin (Operating Profit Margin)
SPGI	(dollars in millions, except per share data)
As reported	$12,497	$4,020	$8.23	32.2%
Non-GAAP Adjustments:
Market Intelligence adjustments, including merger related costs, acquisition related costs, employee severance charges, gain on disposition, asset impairment and asset write-off		168	0.53
Ratings adjustments, including employee severance charges and asset impairment		11	0.03
Commodity Insights adjustments, including employee severance charges, merger related costs and acquisition-related costs		62	0.19
Mobility adjustments, including employee severance charges, merger related costs and acquisition-related costs		15	0.05
Indices adjustments, including merger related costs, employee severance charges and gain on disposition		5	0.02
Corporate adjustments, including merger related costs, acquisition related costs, employee severance charges, loss on disposition, lease impairments, disposition-related costs and asset impairment		354	1.11
Deal-related amortization		1,097	3.44
Other expenses (pension-related charge)			0.07
Interest expense adjustments, including premium amortization benefit			(0.08)
Provision for income taxes			(0.99)
Non-GAAP adjustment subtotal	0	1,712	4.37
Adjusted	$12,497	$5,732	$12.60	45.9%
Further Non-GAAP ICP Adjustments:
Foreign exchange	(1)	14
Unspent investment funds		(12)
Acquisitions	(40)	(3)
Divestitures	71	21
Gross to net adjustments	6
Adjustment for plan tax rate			(0.24)
Adjustment for dilution related to with IHS Markit and divestitures of CUSIP and LCD			1.43
Adjustment for divestiture of Engineering Solutions			0.13
Suspension of Russia operations relief			0.14
Further Non-GAAP ICP Adjustment subtotal	36	20	1.46
ICP Adjusted	$12,533	$5,752	$14.06	45.9%

*
Note: Totals may not sum due to rounding

**
Note: Diluted weighted average shares outstanding of 318.9 million was used to calculate adjusted diluted earnings per share

138       2024 Proxy Statement

APPENDIX A (continued)

Year ended December 31, 2023*	Revenue	EBITA	EBITA Margin (Operating Profit Margin)
Market Intelligence	(dollars in millions)
As reported	$4,376	$714	16.3%
Non-GAAP Adjustments:
Acquisition related costs		69
Employee severance charges		90
Merger related costs		49
Gain on disposition		(46)
Asset impairment		5
Asset write-off		1
Deal-related amortization		561
Non-GAAP adjustment subtotal	0	729
Adjusted	$4,376	$1,443	33.0%
Further Non-GAAP ICP Adjustments:
Foreign exchange	(1)	11
Unspent investment funds		(7)
Acquisitions	(14)	5
Reallocation of costs and reclassification of assets between divisions	9	2
Short-term incentive overperformance		11
Further Non-GAAP ICP Adjustment subtotal	(6)	23
ICP Adjusted	$4,370	$1,466	33.5%

*
Note: Totals may not sum due to rounding

       2024 Proxy Statement       139

APPENDIX A (continued)

Year ended December 31, 2023*	Revenue	EBITA	EBITA Margin (Operating Profit Margin)
Ratings	(dollars in millions)
As reported	$3,332	$1,864	55.9%
Non-GAAP Adjustments:
Employee severance charges		10
Asset impairment		1
Deal related amortization		8
Non-GAAP adjustment subtotal	0	19
Adjusted	$3,332	$1,882	56.5%
Further Non-GAAP ICP Adjustments:
Foreign exchange	(1)	2
Unspent investment funds		(3)
Short-term incentive overperformance		13
Further Non-GAAP ICP Adjustment subtotal	(1)	12
ICP Adjusted	$3,331	$1,895	56.9%

*
Note: Totals may not sum due to rounding

140       2024 Proxy Statement

APPENDIX A (continued)

Year ended December 31, 2023*	Revenue	EBITA	EBITA Margin (Operating Profit Margin)
Indices	(dollars in millions)
As reported	$1,403	$925	66.0%
Non-GAAP Adjustments:
Employee severance charges		5
Merger related costs		4
Gain on disposition		(4)
Deal related amortization		36
Non-GAAP adjustment subtotal	0	42
Adjusted	$1,403	$967	68.9%
Further Non-GAAP ICP Adjustments:
Foreign exchange	1
Unspent investment funds		(4)
Short-term incentive overperformance		2
Further Non-GAAP ICP Adjustment subtotal	1	(2)
ICP Adjusted	$1,403	$964	68.7%

*
Note: Totals may not sum due to rounding

       2024 Proxy Statement       141

APPENDIX B

APPENDIX B
S&P Global Inc.
DIRECTOR DEFERRED STOCK OWNERSHIP PLAN
(Amended and restated effective as of  [•], 2024)
ARTICLE I
PURPOSE
The purpose of the Plan is to enable the Company to provide Directors with equity compensation and the opportunity to defer compensation in the form of Company equity, thereby attracting and retaining qualified persons to serve as Directors, enhancing the equity interest of Directors in the Company, solidifying the common interests of its Directors and stockholders, and encouraging the highest level of Director performance. The Plan is intended to comply with the requirements of Section 409A of the Code.
ARTICLE II
DEFINITIONS
The following words and phrases as used herein shall have the following meanings:
SECTION 2.01 “Applicable Delivery Period” means a period of up to five years, as more fully described in Section 7.01 of the Plan.
SECTION 2.02 “Beneficiary” means the person, persons or entity designated by the Participant to receive any shares of Common Stock deliverable in accordance with Section 7.01 of the Plan. Any Participant’s Beneficiary designation shall be made in a written instrument filed with the Company and shall become effective only when received, accepted and acknowledged in writing by the Company.
SECTION 2.03 “Board” means the Board of Directors of the Company.
SECTION 2.04 “Change in Control” means the first to occur of any of the following events:
i.
An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of Common Stock (the “Outstanding Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); excluding, however, the following: (1) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company; (2) any acquisition by the Company; (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company; or (4) any acquisition pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this Section 2.04; or

ii.
A change in the composition of the Board such that the Directors who, as of the Effective Date, constitute the Board (such Board shall be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this Section 2.04, that any individual who becomes a Director subsequent to the Effective Date, whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of those Directors who were members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such Director were a member of the Incumbent Board; but, provided, further, that any such individual whose initial assumption of office occurs as a

142       2024 Proxy Statement

APPENDIX B (continued)

result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board;
iii.
Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (“Corporate Transaction”); excluding, however, such a Corporate Transaction pursuant to which (A) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 50% of, respectively, the outstanding shares of common stock, and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Common Stock and Outstanding Voting Securities, as the case may be, (B) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such Corporate Transaction) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed prior to the Corporate Transaction, and (C) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

iv.
The approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

SECTION 2.05 “Change in Control Consideration” means, with respect to each share of Common Stock credited to a Deferred Stock Account, the actual amount of any cash, plus the value of any securities and other noncash consideration, per share of Common Stock paid in connection with a Change in Control. To the extent that such consideration consists all or in part of securities or other noncash consideration, the value of such securities or other noncash consideration shall be determined by the Committee in good faith.
SECTION 2.06 “Claimant” has the meaning set forth in Section 10.01 of the Plan.
SECTION 2.07 “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules, regulations and guidance thereunder. Any reference to a provision in the Code shall include any successor provision thereto.
SECTION 2.08 “Committee” means the Nominating and Corporate Governance Committee of the Board.
SECTION 2.09 “Common Stock” means the common stock, $1.00 par value per share, of the Company.
SECTION 2.10 “Company” means S&P Global Inc., a corporation organized under the laws of the State of New York, or any successor corporation.
SECTION 2.11 “Deferral Election” means an election pursuant to Article VI of the Plan.
SECTION 2.12 “Deferred Stock Account” means a bookkeeping account maintained by the Company for a Participant representing the Participant’s interest in the shares of Common Stock credited to such account pursuant to Section 5.01 of the Plan.
SECTION 2.13 “Delivery Date” has the meaning set forth in Section 7.01 of the Plan.
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APPENDIX B (continued)

SECTION 2.14 “Director” means an individual who is a regular, active member of the Board, who is not a full-time or part-time officer or employee of the Company and is eligible to receive compensation as a non-employee director.
SECTION 2.15 “Dividend Equivalent” for a given dividend or distribution means a number of shares of Common Stock having a Value, as of the date such Dividend Equivalent is credited to a Deferred Stock Account, equal to the amount of cash, plus the fair market value on the date of distribution of any property, that is distributed with respect to one share of Common Stock pursuant to such dividend or distribution, such fair market value to be determined by the Committee in good faith.
SECTION 2.16 “Effective Date” has the meaning set forth in Section 13.06 of the Plan.
SECTION 2.17 “Election Amount” means for each Participant who has made a Deferral Election pursuant to Article VI of the Plan, with respect to each Plan Year, (i) the percentage that is set forth in the Deferral Election, multiplied by (ii) the total cash compensation receivable from the Company during the Plan Year by the Participant in his or her capacity as a Director, including without limitation, retainers, fees for serving as committee members, fees for serving as chairman of a committee, Board meeting fees and committee meeting fees.
SECTION 2.18 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules, regulations and guidance thereunder. Any reference to a provision in the Exchange Act shall include any successor provision thereto.
SECTION 2.19 “Extension Notice” has the meaning set forth in Section 10.01 of the Plan.
SECTION 2.20 “Fraction” with respect to a person who was a Participant during part, but not all, of a calendar year, means the amount obtained by dividing (i) the number of calendar months during such calendar year that such person was a Participant by (ii) 12; provided that for purposes of the foregoing a partial calendar month shall be treated as a whole month.
SECTION 2.21 “Installment Delivery Election” means the written election by a Participant, on such form as may be prescribed by the Committee, to receive delivery of shares of Common Stock in the Participant’s Deferred Stock Account in installments over the Applicable Delivery Period.
SECTION 2.22 “Participant” means each individual who participates in the Plan, as provided in Section 4.01 of the Plan.
SECTION 2.23 “Plan” means S&P Global Inc. Director Deferred Stock Ownership Plan, as amended from time to time.
SECTION 2.24 “Plan Administrator” has the meaning set forth in Section 3.01 of the Plan.
SECTION 2.25 “Plan Year” means the calendar year; provided that with respect to a Director who ceases to be a Participant during a calendar year, the last Plan Year shall begin on the first day of such calendar year and end on the day such Director ceases to be a Participant.
SECTION 2.26 “Stock Amount” has the meaning set forth in Section 5.02 of the Plan.
SECTION 2.27 “Value” of a share of Common Stock as of the last day of a given Plan Year shall mean the closing price of a share of Common Stock on the New York Stock Exchange (or, if the Common Stock is not listed on such exchange, any other national securities exchange on which the Common Stock is listed) on the first business day following the last day of each Plan Year. If the Common Stock is not traded on any national securities exchange, the Value of the Common Stock shall be determined by the Committee in good faith.
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APPENDIX B (continued)

ARTICLE III
ADMINISTRATION
SECTION 3.01 Administration. The Plan shall be administered by the Executive Vice President, Human Resources of the Company (the “Plan Administrator”), who shall have full authority to construe and interpret the Plan and any instrument or agreement relating to, or deferral made under, the Plan, to establish, amend, suspend, waive and rescind rules and regulations relating to the Plan, and to take all such actions and make all such determinations in connection with the Plan as he or she may deem necessary or desirable. Subject to Article X of the Plan, decisions of the Plan Administrator shall be reviewable by the Committee. Subject to Articles X and XII of the Plan, the Committee shall also have the full authority to make, amend, interpret, and enforce all appropriate rules and regulations for the administration of the Plan and decide or resolve any and all questions, including interpretations of the Plan, as may arise in connection with the Plan.
SECTION 3.02 Binding Effect of Decisions. Subject to Article X of the Plan, the decision or action of the Plan Administrator or Committee in respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final, conclusive and binding upon all persons having any interest in the Plan.
SECTION 3.03 Indemnification. To the fullest extent permitted by law, the Plan Administrator, the Committee and the Board (and each member thereof), and any employee of the Company to whom fiduciary responsibilities have been delegated shall be indemnified by the Company against any claims, and the expenses of defending against such claims, resulting from any action or conduct relating to the administration of the Plan, except claims arising from gross negligence, willful neglect or willful misconduct.
ARTICLE IV
PARTICIPATION
SECTION 4.01 Eligible Participants. Any individual who was a Participant in the Plan immediately prior to the effective date of this amendment and restatement shall continue to be a Participant on such date, subject to the terms and provisions of the Plan, and each other individual who becomes a Director thereafter during the term of the Plan, shall be a Participant in the Plan, in each case during such period as such individual remains a Director and is not an employee of the Company or any of its subsidiaries.
ARTICLE V
COMPENSATION AND DEFERRED ACCOUNTS
SECTION 5.01 Accounts. The Company shall maintain a Deferred Stock Account for each Participant, which shall be credited with shares of Common Stock as set forth in Section 5.03 of the Plan.
SECTION 5.02 Stock Amount; Director Compensation Limit. As part of the compensation payable to each Participant for service on the Board in respect of a Plan Year, each Participant shall be credited with an annual equity grant in the form of deferred Common Stock with an aggregate Value to be determined by the Committee (the “Stock Amount”), subject to adjustment for a person who was a Participant during part, but not all, of a calendar year as provided herein; and, provided, further, that the Stock Amount, together with any cash compensation payable to a Participant for service on the Board or any committee thereof in respect of a Plan Year, shall not exceed $1,000,000.
SECTION 5.03 Credit of Shares of Common Stock. (a) On the first business day following the last day of each Plan Year, the Deferred Stock Account of each Director who was a Participant at any time during such Plan Year shall be credited with (i) a number of shares of Common Stock having a Value equal to the sum of (A) the Stock Amount multiplied by the applicable Fraction and (B) the Election Amount, if any; plus (ii) a number of shares of Common Stock equal to (A) the number of shares of Common Stock credited as of that date pursuant to clause (i) multiplied by (B) the Dividend Equivalent for each dividend paid or other distribution made with respect to the Common Stock, the record date for which occurred during such Plan Year and at a time when such Participant was a Participant.
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APPENDIX B (continued)

(b) In addition, on the first business day following the last day of each Plan Year, each Deferred Stock Account that has not, as of such date, delivered the shares of Common Stock thereunder in full pursuant to Section 7.01 of the Plan shall be credited with a number of shares of Common Stock equal to (i) the number of shares of Common Stock in such Deferred Stock Account as of such date (before taking into account any amounts that are credited as of such date pursuant to Section 5.02 of the Plan) multiplied by (ii) the Dividend Equivalent for each dividend paid or other distribution made with respect to the Common Stock, the record date for which occurred during such Plan Year and at a time when such Participant was a Participant.
ARTICLE VI
DEFERRALS AND ELECTIONS
SECTION 6.01 Initial Election. Each new Participant in the Plan may make an irrevocable Deferral Election to defer payment of all or part of the total cash compensation for services as a Director to be earned during the Plan Year in which the Director becomes a Participant in the Plan and to have the Participant’s Deferred Stock Account credited with shares of Common Stock equal in Value to such deferred compensation. In order to make a Deferral Election pursuant to this Section 6.01, the Participant must deliver to the Company a written notice of the Deferral Election setting forth the percentage of the Participant’s total cash compensation to be deferred. This notice must be delivered within 30 days of the date on which the Participant becomes a Director and shall be effective with respect to compensation earned after the date of delivery thereof. The Participant shall be permitted to make an irrevocable Installment Delivery Election at the time of the Deferral Election.
SECTION 6.02 Annual Elections. A Participant may make a Deferral Election on an annual basis to defer payment of all or part of the total cash compensation for services as a Director to be earned during the next succeeding Plan Year and to have the Participant’s Deferred Stock Account credited with shares of Common Stock equal in Value to such deferred compensation. In order to make a Deferral Election pursuant to this Section 6.02, the Participant must deliver to the Company a written notice of the Deferral Election setting forth the percentage of the Participant’s total cash compensation to be deferred. This notice must be delivered no later than, and such Deferral Election shall become irrevocable on, the last business day prior to the commencement of the Plan Year to which the Deferral Election relates. Any such written notice of the Deferral Election pursuant to this Section 6.02 shall remain in effect for subsequent Plan Years unless such Participant delivers a written notice setting forth a different Deferral Election which shall be applied to future Plan Years until further written notice is received by the Company pursuant to this Section 6.02. The Participant shall be permitted to make an Installment Delivery Election at the time of the Deferral Election. Such Installment Delivery Election shall become irrevocable on the last business day prior to the commencement of the Plan Year to which the Installment Delivery Election relates.
ARTICLE VII
DISTRIBUTIONS
SECTION 7.01 Delivery of Shares of Common Stock. The shares of Common Stock in a Participant’s Deferred Stock Account as of the date the Participant ceases to be a Director for any reason (the “Delivery Date”) shall be delivered or begin to be delivered in accordance with this Section 7.01 on or as soon as practicable, but in no event more than 60 days after the Delivery Date. Such shares of Common Stock shall be delivered at one time; provided that if the number of shares of Common Stock so credited includes a fractional share, such number shall be rounded up to the nearest whole number of shares; and provided, further, that if the Director has in effect a valid Installment Delivery Election pursuant to Article VI of the Plan, then the applicable portion of such shares of Common Stock shall be delivered in equal yearly installments over the Applicable Delivery Period, with the first such installment being delivered on the first anniversary of the Delivery Date; provided that if in order to equalize such installments, fractional shares of Common Stock would have to be delivered, such installments shall be adjusted by rounding up to the nearest whole share. If any such shares of Common Stock are to be delivered after the Director has become legally incompetent, they shall be delivered to the Director’s legal guardian. If any such shares of Common Stock are to be delivered after the Director has died, they shall be delivered to the Director’s Beneficiary; provided that if the Director dies with a valid Installment Delivery
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APPENDIX B (continued)

Election in effect, the Committee shall deliver all remaining undelivered shares of Common Stock to the Director’s Beneficiary as soon as practicable. Reference to a Director in the Plan shall be deemed to refer to the Director’s legal guardian or the Beneficiary, where appropriate.
SECTION 7.02 Voting and Other Rights. Shares of Common Stock delivered to a Participant pursuant to Section 7.01 of the Plan shall be issued in the name of the Participant, and the Participant shall be entitled to all rights of a shareholder with respect to Common Stock for all such shares of Common Stock issued in his or her name, including the right to vote the shares of Common Stock, and the Participant shall receive all dividends and other distributions paid or made with respect thereto.
SECTION 7.03 General Restrictions. Notwithstanding any other provision of the Plan or agreements made pursuant thereto, the Company shall not be required to issue or deliver any shares of Common Stock under the Plan prior to fulfillment of all of the following conditions:
i.
Listing or approval for listing upon official notice of issuance of such shares on the New York Stock Exchange, or such other securities exchange as may at the time be a market for the Common Stock;

ii.
Any registration or other qualification of such shares of Common Stock under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and

iii.
Obtaining any other consent, approval, or permit from any state or federal governmental agency which the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.

ARTICLE VIII
SHARES AVAILABLE
SECTION 8.01 Shares Available. Subject to Article IX of the Plan, the maximum number of shares of Common Stock reserved and available for issuance under the Plan shall equal the number of shares of Common Stock reserved and available for issuance under the Plan immediately prior to the Effective Date. Shares of Common Stock issuable under the Plan may be taken from authorized but unissued or treasury shares of the Company or purchased on the open market.
ARTICLE IX
EFFECT OF CORPORATE TRANSACTIONS
SECTION 9.01 Change in Capital Structure. In the event that, as a result of any dividend or other distribution (other than an ordinary dividend or distribution), merger, reorganization, consolidation, separation, rights offering, recapitalization, stock split, split-up, spin-off, combination, repurchase or exchange of shares of Common Stock or other securities of the Company, or other corporate transaction or event, or change in corporate structure affecting the Common Stock, including any equity restructuring within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718-Stock Compensation (formerly Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment), and the applicable guidance and interpretations thereunder, or any successor thereto, an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, subject to applicable law, adjust equitably so as to ensure no undue enrichment or harm, (including, without limitation, by payment in cash) any of the number and kind of shares or other property subject to the Plan and the number and kind of shares or other property held in the Deferred Stock Accounts, and any other relevant provisions of the Plan by the Committee, whose determination shall be binding and conclusive on all persons.
SECTION 9.02 Change in Control. Without limiting the generality of the foregoing, and notwithstanding any other provision of the Plan, in the event of a Change in Control, the following shall occur on the date of such Change in Control (the “Change in Control Date”): (i) the last day of the then-current Plan Year shall be deemed
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APPENDIX B (continued)

to occur on the Change in Control Date and such Plan Year shall be the last Plan Year under the Plan; (ii) the Deferred Stock Accounts shall be credited with shares of Common Stock pursuant to Section 5.02 of the Plan, as if, for this purpose, the Participants ceased to be Participants on the Change in Control Date; (iii) the Company shall immediately pay to each Participant in a lump sum the Change in Control Consideration multiplied by the number of shares of Common Stock held in the Participant’s Deferred Stock Account immediately before such Change in Control; and (iv) the Plan shall be terminated with respect to each Participant’s Deferred Stock Account.
SECTION 9.03 Share Conversion. If the shares of Common Stock credited to the Deferred Stock Accounts are converted pursuant to this Article IX into another kind or form of property (including cash), references in the Plan to Common Stock shall be deemed, where appropriate, to refer to such other kind or form of property, with such other modifications as may be required for the Plan to operate in accordance with its purposes. Without limiting the generality of the foregoing, references to delivery of certificates for shares of Common Stock shall be deemed to refer to delivery of cash and the incidents of ownership of any other property held in the Deferred Stock Accounts.
ARTICLE X
CLAIMS PROCEDURE
SECTION 10.01 Claims. In the event any person or his or her authorized representative (a “Claimant”) disputes the amount of, or his or her entitlement to, any benefits under the Plan or their method of payment, such Claimant shall file a claim in writing with, and on the form prescribed by, the Plan Administrator for the benefits to which he or she believes he or she is entitled, setting forth the reason for his or her claim. The Claimant shall have the opportunity to submit written comments, documents, records and other information relating to the claim and shall be provided, upon request and free of charge, reasonable access to and copies of all documents, records or other information relevant to the claim. The Plan Administrator shall consider the claim and within 90 days of receipt of such claim, unless special circumstances exist which require an extension of the time needed to process such claim, the Plan Administrator shall inform the Claimant of its decision with respect to the claim. In the event of special circumstances, the response period can be extended for an additional 90 days, as long as the Claimant receives written notice advising of the special circumstances and the date by which the Plan Administrator expects to make a determination (the “Extension Notice”) before the end of the initial 90-day response period indicating the reasons for the extension and the date by which a decision is expected to be made.
SECTION 10.02 Appeal of Denial. A Claimant whose claim is denied by the Plan Administrator and who wishes to appeal such denial must request a review of the Plan Administrator’s decision by filing a written request with the Committee for such review within 60 days after such claim is denied. Such written request for review shall contain all relevant comments, documents, records and additional information that the Claimant wishes the Committee to consider, without regard to whether such information was submitted or considered in the initial review of the claim by the Plan Administrator. In connection with that review, the Claimant may submit such written comments as may be appropriate. Written notice of the decision on review shall be furnished to the Claimant within 60 days after receipt by the Committee of a request for review. In the event of special circumstances which require an extension of the time needed for processing, the response period can be extended for an additional 60 days, as long as the Claimant receives an Extension Notice. The Claimant shall be notified no later than five days after a decision is made with respect to the appeal.
SECTION 10.03 Statute of Limitations. A Claimant wishing to seek judicial review of an adverse benefit determination under the Plan, whether in whole or in part, must file any suit or legal action within three years of the date the final decision on the adverse benefit determination on review is issued or should have been issued under Section 10.02 of the Plan or lose any rights to bring such an action. If any such judicial proceeding is undertaken, the evidence presented shall be strictly limited to the evidence timely presented to the Plan Administrator. Notwithstanding anything in the Plan to the contrary, a Claimant must exhaust all administrative remedies available to such Claimant under the Plan before such Claimant may seek judicial review.
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APPENDIX B (continued)

ARTICLE XI
BENEFICIARY DESIGNATION
SECTION 11.01 Beneficiary Designation. Each Participant shall have the right, at any time, to designate any person, persons, entity or entities as his or her Beneficiary or Beneficiaries (both primary as well as contingent) to whom shares of Common Stock shall be delivered in accordance with Section 7.01 of the Plan from the Participant’s Deferred Stock Account in the event of such Participant’s death prior to complete distribution to the Participant of the shares of Common Stock due to him or her under the Plan.
SECTION 11.02 Amendments. Any Beneficiary designation may be changed by a Participant by the written filing of such change on a form prescribed by the Company. The new Beneficiary designation form shall cancel all Beneficiary designations previously filed.
SECTION 11.03 No Beneficiary Designation. If a Participant fails to designate a Beneficiary as provided above, or if all designated Beneficiaries predecease the Participant, then any amounts to be paid to the Participant’s Beneficiary shall be paid to the Participant’s estate.
SECTION 11.04 Effect of Payment. The delivery of shares of Common Stock under this Article XI due to a Participant to a Beneficiary under the Plan shall completely discharge the Company’s obligations in respect of the Participant under the Plan.
ARTICLE XII
AMENDMENT AND TERMINATION OF PLAN
SECTION 12.01 Amendment. The Board or the Committee may from time to time make such amendments to the Plan as it may deem proper and in the best interest of the Company without further approval of the Company’s stockholders, except to the extent required by the Rules of the New York Stock Exchange (or rules of any other exchange or quotation system on which the Company’s securities are then listed).
SECTION 12.02 Company’s Right to Terminate. The Board or the Committee may terminate the Plan at any time and, in connection with any such termination, may deliver to each Participant the shares of Common Stock credited to his or her Deferred Stock Account, subject to and in accordance with the requirements of Section 1.409A-3(j)(4)(ix) of the Code (or any successor provision thereto). Notwithstanding any other provision of the Plan to the contrary, neither the Board nor the Committee shall be authorized to exercise any discretion with respect to the selection of persons to receive credits of shares of Common Stock under the Plan or concerning the amount or timing of such credits under the Plan, and, subject to Section 12.03 of the Plan, no amendment or termination of the Plan shall adversely affect the interest of any Participant in shares previously credited to such Participant’s Deferred Stock Account without that Participant’s express written consent.
SECTION 12.03 Section 409A. With respect to deferrals subject to Section 409A of the Code, the Plan and any related election forms or agreements are intended to comply with the requirements of Section 409A of the Code, and the provisions of the Plan and any related election forms or agreements shall be interpreted in a manner that satisfies the requirements of Section 409A of the Code, and the Plan shall be operated accordingly. If any provision of the Plan or any term or condition of any related election forms or agreements would otherwise frustrate or conflict with this intent, the provision, term or condition shall be interpreted and deemed amended so as to avoid this conflict. Notwithstanding anything in the Plan to the contrary, if the Committee considers a Participant to be a “specified employee” under Section 409A of the Code at the time of such Participant’s “separation from service” (as defined in Section 409A of the Code), and any amount hereunder is “deferred compensation” subject to Section 409A of the Code, any distribution of such amount that otherwise would be made to such Participant with respect to a deferral as a result of such “separation from service” shall not be made until the date that is six months after such “separation from service,” except to the extent that earlier distribution would not result in such Participant’s incurring interest or additional tax under Section 409A of the Code. If a deferral includes a “series of installment payments” (within the meaning of Section 1.409A-2(b)(2)(iii) of the Treasury Regulations), a Participant’s right to such series of installment
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APPENDIX B (continued)

payments shall be treated as a right to a series of separate payments and not as a right to a single payment, and if a deferral includes “dividend equivalents” (within the meaning of Section 1.409A-3(e) of the Treasury Regulations), a Participant’s right to such dividend equivalents shall be treated separately from the right to other amounts under the deferral. Notwithstanding the foregoing, the tax treatment of the benefits provided under the Plan or any related election forms or agreements is not warranted or guaranteed, and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by a Participant on account of non-compliance with Section 409A of the Code.
ARTICLE XIII
MISCELLANEOUS
SECTION 13.01 Unsecured General Creditor. Participants and their Beneficiaries shall have no legal or equitable rights, interest or claims in any property or assets of the Company. The assets of the Company shall not be held under any trust for the benefit of Participants or their Beneficiaries or held in any way as collateral security for the fulfilling of the obligations of the Company under the Plan. Any and all of the Company’s assets shall be, and remain, the general, unpledged, unrestricted assets of the Company. The Company’s obligation under the Plan shall be merely that of an unfunded and unsecured promise of the Company to pay money in the future.
SECTION 13.02 Nonassignability. Each Participant’s rights under the Plan shall be nontransferable except by will or by the laws of descent and distribution. Subject to the foregoing, neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be nonassignable and non- transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant’s or any other person’s bankruptcy or insolvency.
SECTION 13.03 Rights and Obligations. Nothing in the Plan shall be deemed to create any obligation on the part of the Board to nominate any Director for reelection by the Company’s shareholders or to limit the rights of the shareholders to remove any Director. No Director or other person shall have any claim to be entitled to make a deferral under the Plan, and there is no obligation for uniformity of treatment of Directors or Beneficiaries under the Plan. The terms and conditions of deferrals under the Plan need not be the same with respect to each Director.
SECTION 13.04 Binding Effect. The Plan shall be binding upon and shall inure to the benefit of the Participant or his or her Beneficiary, his or her heirs and legal representatives, and the Company.
SECTION 13.05 Withholding. The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock pursuant to the Plan, that a Participant make arrangements satisfactory to the Committee for the withholding of any taxes required by law to be withheld with respect to the issuance or delivery of such shares of Common Stock, including without limitation, by the withholding of shares of Common Stock that would otherwise be so issued or delivered, by withholding from any other payment due to the Participant, or by a cash payment to the Company by the Participant.
SECTION 13.06 Effective Date and Term. The Plan was initially effective as of July 1, 1996 and was subsequently amended and restated on January 1, 2017 and May 9, 2019. Subject to the approval of shareholders at the Company’s 2024 Annual Meeting of Shareholders, this amendment and restatement is effective as of the date of the Company’s 2024 Annual Meeting of Shareholders (the “Effective Date”). The Plan shall remain in effect until the earlier of (i) May 9, 2029, (ii) its termination by action of the Board, (iii) its termination as set forth in Section 12.02 of the Plan, or (iv) when no shares of Common Stock remain available under the Plan.
SECTION 13.07 Severability. In the event that any provision or portion of the Plan or any related election forms or agreements shall be determined to be invalid, illegal or unenforceable for any reason in any jurisdiction, or as to any person or deferral, or would disqualify the Plan or any deferral under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot
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APPENDIX B (continued)

be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or any related election forms or agreements, such provision shall be stricken, and the remaining provisions and portions of the Plan or any related election forms or agreements shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.
SECTION 13.08 Governing Law. The Plan shall be construed under the laws of the State of New York, to the extent not preempted by federal law.
SECTION 13.09 Headings. The section headings used in this document are for ease of reference only and shall not be controlling with respect to the application and interpretation of the Plan.
SECTION 13.10 Rules of Construction. Any words herein used in the masculine shall be read and construed in the feminine where they would so apply. Words in the singular shall be read and construed as though used in the plural in all cases where they would so apply. All references to sections are, unless otherwise indicated, to sections of the Plan. The Plan is intended to comply with the requirements of Section 409A of the Code and shall be interpreted and construed consistent with such intent.
SECTION 13.11 Data Protection. By participating in the Plan, the Director hereby acknowledges the collection, use, disclosure and processing of personal information provided by the Director to the Company or any of its subsidiaries, trustee or third-party service provider, for all purposes relating to the operation and/or administration of the Plan. These include, but are not limited to:
i.
the performance of the Plan;

ii.
administering and maintaining Director records;

iii.
providing information to the Company or any of its subsidiaries, trustees of any employee benefit trust, registrars, brokers, third-party service providers or third-party administrators of the Plan;

iv.
providing information to future purchasers or merger partners of the Company or any of its subsidiaries, or the business in which the Director works; and

v.
transferring information about the Director to any country or territory that may not provide the same level of protection for the information as the Director’s home country.

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spglobal.com

1 P C F 01 - Marco Alverà 04 - William D. Green 07 - Robert P. Kelly 02 - Jacques Esculier 05 - Stephanie C. Hill 08 - Ian P. Livingston 03 - Gay Huey Evans 06 - Rebecca Jacoby 09 - Maria R. Morris For Against Abstain For Against Abstain For Against Abstain 10 - Douglas L. Peterson 11 - Richard E. Thornburgh 12 - Gregory Washington S and P Global Inc. Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 03YJWE + + Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q 2024 Annual Meeting Proxy Card A The Board of Directors recommend a vote FOR each Director Nominee listed below and FOR Proposals 2, 3 and 4. 1. Election of Directors: 4. Ratify the appointment of Ernst & Young LLP as the Company’s independent auditor for 2024; 5. Consider any other business, if properly raised. For Against Abstain 2. Approve, on an advisory basis, the executive compensation program for the Company’s named executive officers, as described in the Proxy Statement; For Against Abstain 3. Approve the Company’s Director Deferred Stock Ownership Plan, as Amended and Restated; You may vote online or by phone instead of mailing this card. Online Go to www.investorvote.com/spgi or scan the QR code — login details are located in the shaded bar below. Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/spgi Phone Call toll free 1-800-652-VOTE (8683) within the USA, U.S. territories and Canada Your vote matters – here’s how to vote

RETAIN THIS PROXY CARD TO ATTEND THE VIRTUAL ANNUAL MEETING ONLINE S&P Global Inc. Annual Meeting of Shareholders at 8:30 a.m. EDT on Wednesday, May 1, 2024 S&P Global’s Annual Meeting of Shareholders will be held in a virtual-only format. To attend, go online to https://meetnow.global/MM7UHQT At the website, choose the option to enter the virtual meeting as a “Shareholder” and provide the 15-digit number printed in the circled area located on the reverse side of this proxy card. Shareholders who enter as such can vote* their proxy during the meeting and ask questions. A “guest” option will also be made available for listen-only access. Please vote in advance of the virtual Annual Meeting even if you plan to attend. See reverse side for instructions to vote online, by telephone, or by mail. * 401(k) and ESPP plan participants must vote by 5:00 p.m. (EDT) on April 29, 2024. Plan shares cannot be voted during the Annual Meeting. The Notice and Proxy Statement for the Meeting of Shareholders are available online at www.spglobal.com/proxy Notice of Annual Meeting of Shareholders Proxy Solicited by Board of Directors for Annual Meeting — May 1, 2024 The undersigned appoints Taptesh (Tasha) K. Matharu and Steven J. Kemps, and each of them, as proxies with full power of substitution, to vote the shares of stock of S&P Global Inc. (the “Company”), which the undersigned is entitled to vote, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement, subject to any directions indicated on the reverse side of this card, at the Annual Meeting of Shareholders of the Company to be held at 8:30 a.m. (EDT), on May 1, 2024, or any adjournments or postponements thereof. If you sign and return this card without indicating how to vote upon all subjects that may properly come before the meeting including the matters described in the proxy statement, subject to any directions indicated on the reverse side of this card, the shares represented by your proxy will be voted as recommended by the Company’s Board of Directors. Note to 401(k) Participants. Plan participants must vote by 5:00 p.m. (EDT) on April 29, 2024. Computershare, the Company’s transfer agent, will communicate your instructions to the Trustee, who will then vote all the shares of common stock of S&P Global Inc. which are credited to the undersigned’s account as of March 11, 2024. Under the Plan, you are a “named fiduciary” for the purpose of voting shares in your account and your proportionate share of the Undirected Shares. This means that you have ultimate authority to control the manner in which the shares are voted. By submitting voting instructions by telephone, Internet, or by signing and returning this voting instruction card, you direct the Trustee to vote these shares, in person or by proxy, as designated herein, at the Annual Meeting of Shareholders. (See reverse side for voting instructions) Note to ESPP Participants. Plan participants must vote by 5:00 p.m. (EDT) on April 29, 2024. Any proxy you give will govern the voting of any shares you hold in this Plan. Any Plan shares for which we do not receive instructions from the employee will not be voted. (See reverse side for voting instructions) (Items to be voted appear on reverse side) S&P Global Inc. IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. C Non-Voting Items + + Change of Address — Please print new address below. Comments — Please print your comments below.